     As filed with the Securities and Exchange Commission on February 29, 1996

                                                              File No. 811-7824

     =========================================================================


                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                  ------------------


                                      FORM N-1A

                                REGISTRATION STATEMENT

                                        UNDER

                          THE INVESTMENT COMPANY ACT OF 1940

                                   AMENDMENT NO. 4


                                INCOME MANAGERS TRUST
                                ---------------------

               (Exact Name of the Registrant as Specified in Charter)


                                  605 Third Avenue
                            New York, New York 10158-0180
                       (Address of Principal Executive Offices)

         Registrant's Telephone Number, Including Area Code:  (212) 476-8800

                             Theresa A. Havell, President
                                Income Managers Trust
                             605 Third Avenue, 2nd Floor
                            New York, New York 10158-0180

                               Arthur C. Delibert, Esq.
                             Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, N.W.
                                      2nd Floor
                             Washington, DC  20036-1800
                     (Names and Addresses of Agents for Service)





     ===========================================================================

                                  EXPLANATORY NOTE


              This  Registration  Statement is  being  filed  by  the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). However, beneficial interests in the series of the Regis-trant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                       Part A


              Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

     Item 4.  GENERAL DESCRIPTION OF REGISTRANT.
     ------------------------------------------

              Income Managers Trust ("Trust") is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated as of December 1, 1992.

              Beneficial interests in the Trust are divided into seven separate subtrusts or "series," each having a distinct investment objective and distinct investment policies and limitations: Neuberger&Berman GOVERNMENT MONEY Portfolio, Neuberger&Berman CASH RESERVES Portfolio, Neuberger&Berman ULTRA SHORT Bond Portfolio, Neuberger&Berman LIMITED MATURITY Bond Portfolio, Neuberger&Berman MUNICIPAL MONEY Portfolio, Neuberger&Berman MUNICIPAL SECURITIES Portfolio, and Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio (each a "Portfolio"). Two series, Neuberger&Berman PROFESSIONAL INVESTORS GROWTH Portfolio and Neuberger&Berman PROFESSIONAL INVESTORS MONEY Portfolio, were dissolved in 1994; Neuberger&Berman GOVERNMENT INCOME Portfolio was dissolved in 1996. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

              Beneficial  interests  in  the  Portfolios  are issued  solely  in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

              Neuberger&Berman   Management    Incorporated   ("N&B Management")
     serves   as    the   investment   manager   and    Neuberger&Berman,   L.P.
     ("Neuberger&Berman") serves as the sub-adviser of each Portfolio.

                                INVESTMENT OBJECTIVES

              The investment objective of each Portfolio is not fundamental. Although any investment objective thus may be changed by the trustees of the Trust ("Trustees") without investor approval, each Portfolio intends to notify its investors before implementing any material change in any investment objective. There can be no assurance that any Portfolio will achieve its investment objective.

              Neuberger&Berman GOVERNMENT MONEY Portfolio seeks maximum safety and liquidity with the highest available current income. The Portfolio seeks to achieve this investment objective through investments in U.S. Treasury obligations and other money market instruments backed by the full faith and credit of the United States. The dollar-weighted average maturity of the Portfolio's investments shall not exceed 90 days.

              Neuberger&Berman CASH RESERVES Portfolio seeks the highest current income consistent with safety and liquidity. The Portfolio seeks to achieve this investment objective through investment in high-quality money market instruments of government and non-government issuers. The dollar-weighted average maturity of the Portfolio's investments shall not exceed 90 days.

              Neuberger&Berman ULTRA SHORT Bond Portfolio seeks higher total return than is available from money market funds, with minimal risk to principal and liquidity. The Portfolio seeks to achieve this investment objective through investments in high-quality money market instruments and short-term debt securities of government and non-government issuers. The dollar-weighted average duration of the Portfolio's investments shall not exceed two years.

              Neuberger&Berman  LIMITED   MATURITY  Bond   Portfolio  seeks  the
     highest current income consistent with low risk to principal and liquidity; and secondarily, total return. The Portfolio seeks to achieve this investment objective through investments in short- to intermediate-term debt securities, primarily investment grade. The Portfolio may invest up to 10% of its net assets in fixed income securities that are rated below Baa or BBB, but no lower than B. The dollar-weighted average duration of the Portfolio's investments shall not exceed four years. The Portfolio's dollar-weighted average maturity may range up to five years.

              Neuberger&Berman MUNICIPAL MONEY Portfolio seeks maximum current income exempt from federal income tax ("tax-exempt income") consistent with safety and liquidity. The Portfolio seeks to achieve this investment objective through investments in high- quality, short-term tax-exempt municipal securities. The dollar-weighted average maturity of the Portfolio's investments shall not exceed 90 days.

              Neuberger&Berman MUNICIPAL SECURITIES Portfolio seeks high current tax-exempt income with low risk to principal, limited price fluctuation, and liquidity; and secondarily, total return. The Portfolio seeks to achieve this investment objective through investments in municipal securities rated A or better. The dollar-weighted average duration of the Portfolio's investments shall not exceed 10 years.

              Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio seeks a high level of current income exempt from federal income tax and New York State and New York City personal income taxes, consistent with preservation of capital. The Portfolio seeks to achieve this investment objective by investing at least 65% of its total assets in New York Municipal Securities (as defined below) having the highest ratings

     (Aaa/AAA) at the time of purchase, whose interest and principal payments are guaranteed by private insurance companies. The remainder may be invested in uninsured New York Municipal Securities of investment grade and certain other instruments. The dollar-weighted average duration of the Portfolio's investments shall not exceed 10 years.

                                 INVESTMENT PROGRAMS

              The Portfolios' investment policies and limitations are not fundamental unless otherwise specified in this Registration Statement. Although non-fundamental policies or limitations may be changed by the Trustees without investor approval, each Portfolio intends to notify its investors before implementing any material change to such policies or limitations. Fundamental policies and limitations may not be changed without approval of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio.

              Additional  investment  techniques,   features,  and  restrictions
     concerning the Portfolios' investment programs are described in Part B.

              The value of fixed income securities is likely to rise in times of falling market interest rates and fall in times of rising interest rates. Investments in shorter-term income securities normally are less affected by interest rate changes than are investments in longer-term securities. The value of income securities is also affected by changes in the creditworthiness of the issuer.

              Neuberger&Berman GOVERNMENT MONEY Portfolio and Neuberger&Berman CASH RESERVES Portfolio each invests in a portfolio of debt instruments with remaining maturities of 397 days or less and maintains a dollar-weighted average portfolio maturity of not more than 90 days. Each Port-folio uses the amortized cost method of valuation to enable investment companies that invest in the Portfolios to maintain a stable $1.00 share price. Of course, there is no guarantee that any such investment company will be able to maintain a $1.00 share price.

              Neuberger&Berman GOVERNMENT MONEY Portfolio, as a fundamental policy, may invest only in U.S. Treasury obligations and other securities backed by the full faith and credit of the United States. Currently, the Portfolio invests only in U.S. Treasury obligations. As a fundamental policy, the Portfolio may not invest in repurchase agreements.

              Neuberger&Berman CASH RESERVES Portfolio invests in high- quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers, including governments and their agencies and instrumentalities, banks and other financial institutions, and corporations, and may invest in repurchase agreements with respect to these instruments. The Portfolio may invest 25% or more of its total assets in U.S. Government and Agency Securities or in certificates of deposit or bankers' acceptances issued by domestic branches of U.S. banks.

              Neuberger&Berman ULTRA SHORT Bond Portfolio and Neuberger&Berman LIMITED MATURITY Bond Portfolio each invests in a diversified portfolio of fixed and variable rate debt securities and seeks to increase income and preserve or enhance total return by actively managing average portfolio duration in light of market conditions and trends.

              Neuberger&Berman ULTRA SHORT Bond Portfolio invests in a diversified portfolio of U.S Government and Agency Securities and high-quality debt securities issued by financial institutions, corporations, and others. The Portfolio's dollar-weighted average duration will not exceed two years. Securities in which the Portfolio may invest include mortgage-backed and asset-backed securities, money market instruments, repurchase agreements with respect to U.S. Government and Agency Securities, and U.S. dollar-denominated securities of foreign issuers. The Portfolio may also purchase and sell options, futures contracts and options on futures contracts. The Portfolio may invest 25% or more of its total assets in U.S. Government and Agency Securities or in certificates of deposit or bankers' acceptances issued by domestic branches of U.S. banks.

              Neuberger&Berman  LIMITED MATURITY  Bond  Portfolio invests  in  a diversified portfolio consisting primarily of short- to intermediate-term U.S. Government and Agency Securities and primarily investment grade debt securities issued by financial institutions, corporations, and others. The dollar-weighted average duration of the Portfolio will not exceed four years. The Portfolio's dollar-weighted average maturity may range up to five years. Securities in which the Portfolio may invest include mortgage-backed and asset-backed securities, repurchase agreements with respect to U.S. Government and Agency Securities, and foreign investments. The Portfolio may invest up to 10% of its net assets in fixed income securities that are rated below investment grade but rated B or higher by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's ("S&P") (or, if unrated, determined by N&B Management to be of comparable quality). For information on the risks associated with investments in securities rated below investment grade, see "Ratings of Securities." The Portfolio may purchase and sell covered call and put options, interest-rate futures contracts, and options on those futures contracts and may lend portfolio securities. The Portfolio may invest up to 5% of its net assets in municipal securities when N&B Management believes such securities may outperform other available issues.

              Neuberger&Berman MUNICIPAL MONEY Portfolio and Neuberger&Berman MUNICIPAL SECURITIES Portfolio each normally invests only in municipal obligations with fixed and variable interest rates. Each Portfolio may invest in municipal securities issued to finance private activities, the interest on which is a tax-preference item for purposes of the federal alternative minimum tax. In addition, when, in N&B Management's opinion, market conditions warrant a defensive posture, each Portfolio may temporarily invest part of its assets in short-term, high-quality taxable securities.

              Neuberger&Berman MUNICIPAL MONEY Portfolio invests in high-quality municipal obligations with remaining maturities of 397 days or less and maintains a dollar-weighted average portfolio maturity of not more than 90 days. The Portfolio uses the amortized cost method of valuation to enable investment companies that invest in the Portfolio to maintain a stable $1.00 share price. Of course, there is no guarantee that any such investment company will be able to maintain a $1.00 share price.

              Neuberger&Berman MUNICIPAL SECURITIES Portfolio invests in securities rated A or better by S&P or Moody's (or, if unrated by either of these agencies, deemed by N&B Management to be of comparable quality). As a fundamental policy, the Portfolio invests at least 80% of its total assets in municipal obligations. The Portfolio's dollar-weighted average duration will not exceed ten years. The Portfolio seeks to increase income and preserve or enhance total return by actively managing the average portfolio duration in light of market conditions and trends. The Portfolio also may seek to hedge all or a part of its portfolio against changes in securities prices resulting from changes in interest rates by buying or selling interest-rate futures contracts and options on those contracts.

              Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio invests in municipal obligations issued by the State of New York, its authorities, multi-state authorities, municipalities, counties, and any other political subdivisions and in municipal obligations issued by territories or possessions of the United States, such as the Virgin Islands, Guam, and Puerto Rico, the interest income from which is exempt, in the opinion of counsel for the issuer, from federal income tax and New York State and New York City personal income taxes ("New York Municipal Securities"). At least 65% of the Portfolio's total assets normally will be invested in the highest-rated New York Municipal Securities which are insured as to the timely payment of principal and interest by municipal bond insurance ("Municipal Bond Insurance"). Municipal Bond Insurance provides an unconditional and irrevocable guarantee that the insured bond's principal and interest will be paid when due. The insurance is purchased from a private, non-governmental insurance company. The insurance does not guarantee the market value of the municipal bonds or the value of the interests in the Portfolio. The insured bonds purchased by the Portfolio must at the time of purchase have the highest credit rating available from a nationally recognized statistical rating organization ("NRSRO"). For such insured bonds to receive the highest credit rating, at least one NRSRO must rate the claims-paying ability or financial strength of the insurance company in the highest category (within which there may be gradations). There is, of course, no guarantee that the claims-paying ability or financial strength of the insurers will continue to receive the highest credit ratings, or that the insurers will be able to pay all claims when due.

              The insured municipal bonds purchased by Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio will carry Municipal Bond Insurance obtained to improve the bond's credit rating. Once purchased, Municipal

     Bond Insurance cannot be canceled by the insurer, and the protection it affords continues as long as the bonds are outstanding and the insurer remains solvent. The Municipal Bond Insurance covering the municipal securities purchased by the Portfolio will be either new issue insurance ("New Issue Insurance") or secondary insurance ("Secondary Insurance"). New Issue Insurance is purchased by the respective issuers of the municipal securities at the time of the original issuance of those securities. Secondary Insurance may be purchased by the broker, another investor or the Portfolio after the municipal security is originally issued. Generally, the Portfolio expects that municipal securities it purchases will carry insurance obtained by another party.

              Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio may purchase bonds insured by AMBAC Indemnity Corporation, Municipal Bond Investors Assurance Corporation or Financial Guaranty Insurance Company (known as AMBAC, MBIA Corp. and FGIC, respectively), or any other insurance company that has received the highest credit rating. The Portfolio may invest more than 25% of its assets in bonds insured by the same insurance company. Further information regarding Municipal Bond Insurance and insurance companies is included in Part B.

              Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio's remaining assets normally will be invested in New York Municipal Securities that are not so insured and are rated investment grade or better and in other investments described herein. The Portfolio may invest up to 100% of its assets in New York Municipal Securities and certain other municipal securities issued to finance private activities whose interest is a tax-preference item for purposes of the federal alternative minimum tax.

              During seasonal variations or other shortages in the supply of suitable New York Municipal Securities, Neuberger & Berman New York Insured Intermediate Portfolio may purchase uninsured New York Municipal Securities; municipal securities the interest income on which is exempt from federal income tax, but not New York State and New York City personal income taxes; or taxable U.S. Government and Agency Securities. However, as a fundamental policy, the Portfolio normally invests at least 80% of its total assets in municipal obligations.

              Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio's dollar-weighted average duration will not exceed ten years. The Portfolio seeks to increase income and preserve or enhance total return by actively managing average portfolio duration in light of market conditions and trends. The Portfolio also may seek to hedge all or a part of its portfolio against changes in securities prices by buying or selling interest-rate futures contracts and options. Although the Portfolio is "non-diversified" for federal securities law purposes, it will limit its investments to meet federal tax requirements so that, as of the last day of each quarter of its taxable year, not more than 25% of its total assets are invested in the securities of a single issuer and, with respect to at least 50% of its total assets, not more than 5% of those assets are invested in the securities of a single issuer (other than, in each case,

     U.S. Government and Agency Securities). The Portfolio may not invest 25% or more of its total assets in revenue bonds related to a single industry but may invest 25% or more of its total assets in securities that depend on revenue from similar types of projects, e.g., transportation, electric utilities, housing, or health care. Developments affecting a single issuer or industry, or securities financing particular types of projects, could thus have a significant effect on the Portfolio.

              Because NEUBERGER&BERMAN NEW YORK INSURED INTERMEDIATE Portfolio invests primarily in New York Municipal Securities, the yield and share price of investment companies that invest in the Portfolio are sensitive to political and economic developments within the State of New York
     ("State") and to the financial condition of the State, its public authorities, and political subdivisions, particularly the City of New York ("City"). Both the State and the City have experienced significant financial difficulties related to poor economic performance, and no assurance can be given that the State or the City will not experience future fiscal instabilities. Further information regarding the financial condition of the State and the City may be found in Part B.

              New York Municipal Securities include general obligations of Puerto Rico and its political subdivisions and public corporations. The economy of Puerto Rico is closely linked with that of the United States and will depend on several factors, including the condition of the U.S. economy, the exchange rate for U.S. dollars, the price stability of oil imports, and interest rates.

     Short-Term Trading; Portfolio Turnover
     --------------------------------------

              Although  none of  the  Portfolios purchases  securities  with the intention of profiting  from short-term  trading, each  Portfolio may  sell portfolio securities prior to maturity when N&B Management believes that such action is advisable. The portfolio turnover rates for the year ended October 31, 1995 of Neuberger&Berman ULTRA SHORT Bond, Neuberger&Berman LIMITED MATURITY Bond, Neuberger&Berman MUNICIPAL SECURITIES and Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolios were 148%, 88%, 66% and 17%, respectively. Turnover rates in excess of 100% generally result in higher transaction costs (which are borne directly by the Portfolio) and a possible increase in short-term capital gains or losses.

     Borrowings
     ----------

              Each Portfolio has a fundamental policy that it may not borrow money, except that it may (1) borrow money from banks for temporary or emergency purposes and not for leveraging or investment and (2) except for Neuberger&Berman GOVERNMENT MONEY Portfolio, enter into reverse repurchase agreements for any purpose, so long as the aggregate amount of borrowings and reverse repurchase agreements does not exceed one-third of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). None of the Portfolios expects to borrow money.

     As a non-fundamental policy, none of the Portfolios may purchase portfolio securities if its outstanding borrowings, including reverse repurchase agreements, exceed 5% of its total assets. Dollar rolls are treated as reverse repurchase agreements.

     Other Investments
     -----------------

              For temporary defensive purposes, each Portfolio may invest up to 100% of its total assets in cash or cash equivalents, commercial paper (except for Neuberger&Berman GOVERNMENT MONEY Portfolio), U.S. Government and Agency Securities and certain other money market instruments, as well as (except for Neuberger&Berman GOVERNMENT MONEY Portfolio) repurchase agreements on U.S. Government and Agency Securities, the interest on which may be subject to federal and state income taxes, and may adopt shorter weighted average maturities or durations than normal.

     Ratings of Securities
     ---------------------

              HIGH-QUALITY DEBT SECURITIES. High-quality debt securities are securities that have received a rating from at least one NRSRO, such as S&P or Moody's, in one of the two highest rating categories (the highest category in the case of commercial paper) or, if not rated by any NRSRO, such as U.S. Government and Agency Securities, have been determined by N&B Management to be of comparable quality. If two or more NRSROs have rated a security, at least two of them must rate it as high quality if the security is to be eligible for purchase by Neuberger&Berman GOVERNMENT MONEY Portfolio, Neuberger&Berman CASH RESERVES Portfolio, or Neuberger&Berman MUNICIPAL MONEY Portfolio.

              INVESTMENT GRADE DEBT SECURITIES. Investment grade debt securities are securities that have received a rating from at least one NRSRO in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by N&B Management to be of comparable quality. Moody's deems securities rated in its fourth highest category (Baa) to have speculative characteristics; a change in economic factors could lead to a weakened capacity of the issuer to repay.

              LOWER-RATED DEBT SECURITIES. Neuberger&Berman LIMITED MATURITY Bond Portfolio may invest up to 10% of its assets in fixed income securities that are rated below investment grade, i.e., rated below Baa by Moody's or BBB by S&P, but at least B (or, if unrated, determined by N&B Management to be of comparable quality). Securities rated below investment grade are described as "speculative" by both Moody's and S&P. Securities rated B are judged to be predominantly speculative with respect to their capacity to pay interest and repay principal in accordance with the terms of the obligations. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuer of such securities to make principal and interest payments than is the case for higher grade debt securities. An economic downturn affecting the issuer may result in

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     an increased incidence of default.   The market for  lower-rated securities
     may  be thinner  and less  active than  for  higher-rated securities.   N&B
     Management seeks to reduce the risks associated with investing in such securities by limiting the Portfolio's holdings in them and by extensively analyzing the potential benefits of such an investment in relation to the associated risks.

              If the  quality of securities  held by any  Portfolio (other  than
     Neuberger&Berman GOVERNMENT MONEY Portfolio, Neuberger&Berman CASH RESERVES Portfolio, Neuberger&Berman MUNICIPAL MONEY Portfolio, or Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio) deteriorates so that the securities would no longer satisfy that Portfolio's standards, the Portfolio will engage in an orderly disposition of the downgraded securities to the extent necessary to ensure that the Portfolio's holdings of such securities do not exceed 5% of its net assets. Neuberger&Berman GOVERNMENT MONEY Portfolio, Neuberger&Berman CASH RESERVES Portfolio and Neuberger&Berman MUNICIPAL MONEY Portfolio, in accordance with Rule 2a-7 under the 1940 Act, will consider disposing of the securities. Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio will seek to dispose of the securities as soon as is reasonably practicable. Further information regarding the ratings assigned to securities purchased by the Portfolios and their meaning is included in Part B.

     Duration
     --------

              Duration is a measure of the sensitivity of debt securities to changes in market interest rates, based on the entire cash flow associated with the securities, including payments occurring before the final repayment of principal. For all Portfolios except Neuberger&Berman Government Money Portfolio, Neuberger&Berman Cash Reserves Portfolio, and Neuberger&Berman MUNICIPAL MONEY Portfolio, N&B Management utilizes duration as a tool in portfolio selection instead of the more traditional measure known as "term to maturity." "Term to maturity" measures only the time until a debt security provides its final payment, taking no account of the pattern of the security's payments prior to maturity. Duration incorporates a bond's yield, coupon interest payments, final maturity and call features into one measure. Duration therefore provides a more accurate measurement of a bond's likely price change in response to a given change in market interest rates. The longer the duration, the greater the bond's price movement will be as interest rates change. For any fixed income security with interest payments occurring prior to the payment of principal, duration is always less than maturity.

              Futures, options and options on futures have durations which are generally related to the duration of the securities underlying them. Holding long futures or call option positions will lengthen a Portfolio's duration by approximately the same amount as would holding an equivalent amount of the underlying securities. Short futures or put options have durations roughly equal to the negative duration of the securities that underlie these positions, and have the effect of reducing portfolio

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     duration by  approximately the same  amount as would  selling an equivalent amount of the underlying securities.

              There are some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. For example, floating and variable rate securities often have final maturities of ten or more years; however, their interest rate exposure corresponds to the frequency of the coupon reset. Another example where the interest rate exposure is not properly captured by duration is the case of mortgage-backed securities. The stated final maturity of such securities is generally 30 years, but current prepayment rates are critical in determining the securities' interest rate exposure. In these and other similar situations, N&B Management, where permitted, will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure.

     Description of Investments
     --------------------------

              In addition to the securities referred to in "Investment Programs" herein, each Portfolio (except as noted) may make the following investments, among others, individually or in combination, although it may not necessarily buy all of the types of securities or use all of the investment techniques that are described. For additional information on the following investments or other types of investments which the Portfolios may make, see Part B.

              Certain investment techniques, such as futures and options, securities loans, and repurchase agreements, may produce taxable income and capital gains or losses if used by Neuberger&Berman MUNICIPAL MONEY Portfolio, Neuberger&Berman MUNICIPAL SECURITIES Portfolio, or Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio.

              U.S. GOVERNMENT AND AGENCY SECURITIES (ALL PORTFOLIOS). U.S. Government securities are obligations of the U.S. Treasury backed by the full faith and credit of the United States. U.S. Government Agency Securities are issued or guaranteed by U.S. Government agencies or instrumentalities; by other U.S. Government-sponsored enterprises, such as the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), Student Loan Marketing Association, and Tennessee Valley Authority; and by various federally chartered or sponsored banks. Some U.S. Government Agency Securities are supported by the full faith and credit of the United States, while others may be supported by the issuer's ability to borrow from the U.S. Treasury, subject to the Treasury's discretion in certain cases, or only by the credit of the issuer. U.S. Government Agency Securities include U.S. Government mortgage-backed securities. The market prices of U.S. Government securities are not guaranteed by the Government and generally fluctuate with changing interest rates.

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              VARIABLE  AND  FLOATING  RATE  SECURITIES  (ALL PORTFOLIOS  EXCEPT
     NEUBERGER&BERMAN GOVERNMENT MONEY PORTFOLIO). Variable and floating rate securities have interest rate adjustment formulas that may help to
     stabilize their  market value.   Many of these  instruments carry a  demand
     feature which  permits a  Portfolio to sell  them during a  determined time
     period  at par value  plus accrued interest.   The demand  feature is often
     backed  by  a credit  instrument,  such as  a  letter of  credit,  or by  a
     creditworthy insurer.   A Portfolio  may rely on  the credit  instrument or
     the creditworthiness of the insurer in purchasing a variable or floating rate security. For purposes of determining its dollar-weighted average maturity, each Portfolio calculates the remaining maturity of variable and floating rate instruments as provided in Rule 2a-7 under the 1940 Act.

              REPURCHASE AGREEMENTS/SECURITIES LOANS (ALL PORTFOLIOS EXCEPT NEUBERGER&BERMAN GOVERNMENT MONEY PORTFOLIO). In a repurchase agreement, a Portfolio buys a security from a Federal Reserve member bank or a securities dealer and simultaneously agrees to sell it back at a higher price, at a specified date, usually less than a week later. The underlying securities must fall within the Portfolio's investment policies and limitations (but not limitations as to maturity or duration). The Portfolios also may lend portfolio securities to banks, brokerage firms or institutional investors to earn income. Costs, delays, or losses could result if the selling party to a repurchase agreement or the borrower of portfolio securities becomes bankrupt or otherwise defaults. N&B Management monitors the creditworthiness of sellers and borrowers.

              ILLIQUID SECURITIES (ALL PORTFOLIOS EXCEPT NEUBERGER&BERMAN GOVERNMENT MONEY PORTFOLIO). Each Portfolio may invest up to 10% of its net assets in illiquid securities, which are securities that cannot be expected to be sold within seven days at approximately the price at which they are valued. Due to the absence of an active trading market, a Port-folio may experience difficulty in valuing or disposing of illiquid securities. N&B Management determines the liquidity of the Portfolios' securities, under general supervision of the Trustees. Securities that are freely tradeable in their country of origin or in their principal market are not considered illiquid even if they are not registered for sale in the U.S.

              RESTRICTED AND RULE 144A SECURITIES (ALL PORTFOLIOS EXCEPT NEUBERGER&BERMAN GOVERNMENT MONEY PORTFOLIO). Each Portfolio may invest in restricted securities and Rule 144A securities. Restricted securities cannot be sold to the public without registration under the 1933 Act. Unless registered for sale, these securities can be sold only in privately negotiated transactions or pursuant to an exemption from registration.
     Restricted securities are generally considered illiquid. Rule 144A securities, although not registered, may be resold to qualified insti-tutional buyers in accordance with Rule 144A under the 1933 Act. Unregistered securities may also be sold abroad pursuant to Regulation S under the 1933 Act. N&B Management, acting pursuant to guidelines established by the Trustees, may determine that some restricted securities are liquid.

              REVERSE REPURCHASE AGREEMENTS (ALL PORTFOLIOS EXCEPT NEUBER-GER&BERMAN GOVERNMENT MONEY PORTFOLIO) AND DOLLAR ROLLS (NEUBERGER&BERMAN ULTRA SHORT BOND AND NEUBERGER&BERMAN LIMITED MATURITY BOND PORTFOLIOS). In a reverse repurchase agreement, a Portfolio sells securities to a bank or securities dealer and simultaneously agrees to repurchase the same securities at an agreed upon price on a specific date. During the period before the repurchase, the Portfolio continues to receive principal and interest payments on the securities. A Portfolio will maintain a segregated account consisting of cash or high-grade, liquid debt obligations to cover its obligations under reverse repurchase agreements. Dollar rolls are similar to reverse repurchase agreements. In a dollar roll, a Portfolio sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the period before the repurchase, the Portfolio forgoes principal and interest payments on the securities. The Portfolio is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop"), as well as by the interest earned on the cash proceeds of the initial sale. Reverse repurchase agreements and dollar rolls may increase the fluctuation in the market value of a Portfolio's assets and are a form of leverage. N&B Management monitors the creditworthiness of parties to reverse repurchase agreements and dollar rolls.

              WHEN-ISSUED TRANSACTIONS (ALL  PORTFOLIOS EXCEPT  NEUBERGER&BERMAN
     GOVERNMENT MONEY AND NEUBERGER&BERMAN CASH RESERVES PORTFOLIOS). In a when-issued transaction, a Portfolio commits to purchase securities at a future date (generally within three months) in order to secure an advantageous price and yield at the time of the commitment and pays for the securities when they are delivered. If the seller fails to complete the sale, a Portfolio may lose the opportunity to obtain a favorable price and yield. When-issued securities may decline or increase in value during the period from the Portfolio's investment commitment to the settlement of the purchase, which may magnify fluctuation in a Portfolio's net asset
     value    ("NAV").       Neuberger&Berman    MUNICIPAL    MONEY    Portfolio
     Neuberger&Berman MUNICIPAL SECURITIES Portfolio, and Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio each may not invest more than 10% of its total assets in when-issued securities.

              MORTGAGE-BACKED SECURITIES (NEUBERGER&BERMAN CASH RESERVES, NEUBERGER&BERMAN ULTRA SHORT BOND, AND NEUBERGER&BERMAN LIMITED MATURITY BOND PORTFOLIOS). Mortgage-backed securities represent interests in, or are secured by and payable from, pools of mortgage loans, including collateralized mortgage obligations. These securities include U.S. Government mortgage-backed securities, which are issued or guaranteed by a U.S. Government agency or instrumentality (though not necessarily backed by the full faith and credit of the United States), such as GNMA, FNMA, and FHLMC certificates. Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans. These issuers include savings associations, mortgage bankers, commercial banks, investment bankers, and special purpose entities. Private mortgage-backed securities may be supported by U.S. Government mortgage-backed securities or some form of non-governmental credit enhancement. Mortgage-backed securities may have either fixed or adjustable interest rates. Tax or regulatory changes may adversely affect the mortgage securities market. In addition, changes in the market's perception of the issuer may affect the value of mortgage-backed securities. The rate of return on mortgage-backed securities may be affected by prepayments of principal on the underlying loans, which generally increase as market interest rates decline; as a result, when interest rates decline, holders of these securities normally do not benefit from appreciation in market value to the same extent as holders of other non-callable debt securities. N&B Management determines the effective life of mortgage-backed securities based upon industry practice and current market conditions. If N&B
     Management's determination is not borne out in practice, it could positively or negatively affect the value of the Portfolio when market interest rates change. Increasing market interest rates generally extend the effective maturities of mortgage-backed securities.

              ASSET-BACKED SECURITIES (NEUBERGER&BERMAN CASH RESERVES, NEUBERGER&BERMAN ULTRA SHORT BOND, NEUBERGER&BERMAN LIMITED MATURITY BOND AND NEUBERGER&BERMAN NEW YORK INSURED INTERMEDIATE PORTFOLIOS). Asset-backed securities represent interests in, or are secured by and payable from, pools of assets, such as consumer loans, CARS ("Certificates for Automobile Receivables "), credit card receivables securities, and installment loan contracts. Although these securities may be supported by letters of credit or other credit enhancements, payment of interest and principal ultimately depends upon individuals paying the underlying loans, which may be affected adversely by general downturns in the economy. The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments on asset-backed securities is greater than in the case of mortgage-backed securities.

              Neuberger&Berman  NEW  YORK  INSURED  INTERMEDIATE  Portfolio  may
     purchase units of beneficial interest in pools of purchase contracts, financing leases, and sales agreements entered into by municipalities. These municipal obligations may be created when a municipality enters into an installment purchase contract or lease with a vendor and may be secured by the assets purchased or leased by the municipality. However, except in very limited circumstances, there will be no recourse against the vendor if the municipality stops making payments. Pools may also hold other types of investments. The market for tax-exempt asset-backed securities is still relatively new. Certain of these obligations are likely to involve unscheduled prepayments of principal. In purchasing such securities, the Portfolio typically relies on an opinion from the issuer's counsel that interest on the asset-backed securities is exempt from income taxes.

              FOREIGN     INVESTMENTS    (NEUBERGER&BERMAN     CASH    RESERVES,
     NEUBERGER&BERMAN ULTRA SHORT BOND, AND NEUBERGER&BERMAN LIMITED MATURITY BOND PORTFOLIOS). The Portfolios may invest in U.S. dollar-denominated foreign securities. Foreign securities may be affected by political or economic developments in foreign countries, the investment significance of which may be difficult to discern. Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. In addition, foreign markets may be less liquid or more volatile than U.S. markets and may offer less protection to investors. It may be difficult to invoke legal process abroad. Neuberger&Berman LIMITED MATURITY Bond Portfolio may also invest in foreign securities denominated in or indexed to foreign currencies. Such securities may be affected by special risks, such as governmental regulation of foreign exchange transactions and the fluctuation of foreign currencies relative to the U.S. dollar, which could result in losses irrespective of the performance of the underlying investment. N&B Management considers these factors in making investments for the Portfolios. Neuberger&Berman LIMITED MATURITY Bond Portfolio may enter into forward foreign currency contracts or futures contracts (agreements to exchange one currency for another at a specified price at a future date) and related options to manage currency risks and to facilitate transactions in foreign securities. Although these contracts can protect the Portfolio from adverse exchange rate changes, they involve a risk of loss if N&B Management fails to predict foreign currency values correctly; see the discussion of Hedging Instruments, below.

              PUT AND CALL OPTIONS, FUTURES CONTRACTS, AND OPTIONS ON FUTURES CONTRACTS (NEUBERGER&BERMAN ULTRA SHORT BOND, NEUBERGER&BERMAN LIMITED MATURITY BOND, NEUBERGER&BERMAN MUNICIPAL SECURITIES, AND NEUBERGER&BERMAN NEW YORK INSURED INTERMEDIATE PORTFOLIOS). Each Portfolio may try to reduce the risk of securities price changes (hedge) or manage portfolio duration by (1) entering into interest-rate futures contracts traded on futures exchanges and (2) purchasing and writing options on futures con-tracts. Neuberger&Berman LIMITED MATURITY Bond Portfolio also may write covered call options and purchase put options on debt securities in its portfolio or on foreign currencies for hedging purposes or for the purpose of producing income. Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio also may purchase and sell call options and put options on debt securities in its portfolio for hedging purposes or for the purpose of producing income. Neuberger&Berman LIMITED MATURITY Bond and Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolios each will write a call option on a security or currency only if it holds that security or currency or has the right to obtain the security or currency at no additional cost. These investment practices involve certain risks, including price volatility and a high degree of leverage. The Portfolios may engage in transactions in futures contracts and related options only as permitted by regulations of the Commodity Futures Trading Commission.

              The  primary  risks  in   using  put  and  call  options,  futures
     contracts, options on futures contracts, forward foreign currency contracts or options on foreign currencies ("Hedging Instruments") are (1) imperfect correlation or no correlation between changes in market value of the securities or currency held by a Portfolio and the prices of Hedging Instruments; (2) possible lack of a liquid secondary market for Hedging Instruments and the resulting inability to close out Hedging Instruments when desired; (3) the fact that the skills needed to use Hedging Instruments are different from those needed to select a Portfolio's securities; and (4) the fact that, although use of these instruments for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments. When a Portfolio uses Hedging Instruments, the Portfolio will place cash or high-grade, liquid debt securities in a segregated account to the extent required by SEC staff policy. Another risk of Hedging Instruments is the possible inability of a Portfolio to purchase or sell a security at a time that would otherwise be favorable for it to do so, or the possible need for a Portfolio to sell a security at a disadvantageous time, due to its need to maintain "cover" or to segregate securities in connection with its use of these instruments. Futures, options, and forward contracts are considered "derivatives." Losses that may arise from certain futures transactions are potentially unlimited.

              MUNICIPAL OBLIGATIONS (NEUBERGER&BERMAN MUNICIPAL MONEY, NEUBERGER&BERMAN MUNICIPAL SECURITIES, AND NEUBERGER&BERMAN NEW YORK INSURED INTERMEDIATE, NEUBERGER&BERMAN CASH RESERVES AND NEUBERGER&BERMAN LIMITED MATURITY BOND PORTFOLIOS). Municipal obligations are issued by or on behalf of states, the District of Columbia, and U.S. territories and possessions and their political subdivisions, agencies, and instrumentalities. The interest on municipal obligations is generally exempt from federal income tax. Municipal obligations include "general obligation" securities, which are backed by the full taxing power of a municipality, and "revenue" securities, which are backed by the income from a specific project, facility, or tax. Municipal obligations also include industrial development and other private activity bonds -- the interest on which may be a tax-preference item for purposes of the federal alternative minimum tax -- which are issued by or on behalf of public authorities and are not backed by the credit of any governmental or public authority. "Anticipation notes" are issued by municipalities in expectation of future proceeds from the issuance of bonds, or from taxes or other revenues, and are payable from those bond proceeds, taxes, or revenues. Municipal obligations also include tax-exempt commercial paper, which is issued by municipalities to help finance short-term capital or operating requirements. Current efforts to restructure the federal budget and the relationship between the federal government and state and local governments may adversely impact the financing of some issuers of municipal securities. Some states and localities are experiencing substantial deficits and may find it difficult for political or economic reasons to increase taxes. Efforts are underway that may result in a "flat tax" or other restructuring of the federal income tax system. These developments could reduce the value of all municipal securities, or the securities of particular issuers. Neuberger&Berman CASH RESERVES Portfolio may invest in taxable municipal obligations that otherwise meet its criteria for quality and maturity.

              ZERO COUPON SECURITIES (ALL PORTFOLIOS). Zero coupon securities do not pay interest currently; instead, they are sold at a deep discount from their face value and are redeemed at face value when they mature. Because zero coupon securities do not pay current income, their prices can be very volatile when interest rates change. In calculating their daily income, the Portfolios accrue a portion of the difference between a zero coupon security's purchase price and its face value.

              SWAP AGREEMENTS (NEUBERGER&BERMAN NEW YORK INSURED INTERMEDIATE AND NEUBERGER&BERMAN MUNICIPAL SECURITIES PORTFOLIOS). To help enhance the value of their investments or manage their exposure to different types of investments, the Portfolios may enter into interest rate, currency, and mortgage swap agreements and may purchase and sell interest rate "caps," "floors," and "collars."

              In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specified amount ("notional principal amount") in return for payments equal to a fixed interest rate on the same amount for a specified period. If a swap agreement provides for payment in different currencies, the parties may also agree to exchange the notional principal amount. Mortgage swap agreements are similar to interest rate swap agreements, except the notional principal amount is tied to a reference pool of mortgages.

              In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. For example, the purchaser of an interest rate cap has the right to receive payments to the extent a specified interest rate exceeds an agreed level; the purchaser of an interest rate floor has the right to receive payments to the extent a specified interest rate falls below an agreed level. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed range.

              Swap agreements, including caps and floors, may involve leverage and may be highly volatile; depending on how they are used, they may have a considerable impact on a Portfolio's performance. The risks of swap agreements depend upon the other party's creditworthiness and ability to perform, as well as a Portfolio's ability to terminate its swap agreements or reduce its exposure through offsetting transactions. Swap agreements may be illiquid. The swap market is relatively new and is largely unregulated. Swap agreements are considered "derivatives."


              RESIDUAL INTEREST BONDS (NEUBERGER&BERMAN MUNICIPAL SECURITIES AND NEUBERGER&BERMAN NEW YORK INSURED INTERMEDIATE PORTFOLIOS). The Portfolios may purchase one component of a municipal security that is structured in two parts: a variable rate security and a residual interest bond. The interest rate for the variable rate security is determined by an index or an auction process held approximately every 35 days, while the residual interest bond holder receives the balance of the income less an auction fee. These instruments are also known as inverse floaters because the income received on the residual interest bond is inversely related to the market rates. The market prices of residual interest bonds are highly sensitive to changes in market rates and may decrease significantly when market rates increase.

              MUNICIPAL LEASE OBLIGATIONS (NEUBERGER&BERMAN MUNICIPAL SECURITIES AND NEUBERGER&BERMAN NEW YORK INSURED INTERMEDIATE PORTFOLIOS). These obligations are issued by a state or local government or authority to acquire land and a wide variety of equipment and facilities. The obligations typically are not fully backed by the municipality's credit. If funds are not appropriated for the following year's lease payments, the lease may terminate, with the possibility of default on the lease obligations and significant loss to the Portfolio. The Portfolios may also purchase certificates of participation in municipal lease obligations or installment sales contracts, which entitle the holder to a proportionate interest in lease-purchase payments made.

              RESOURCE  RECOVERY   BONDS  (NEUBERGER&BERMAN   MUNICIPAL   MONEY,
     NEUBERGER&BERMAN MUNICIPAL SECURITIES AND NEUBERGER&BERMAN NEW YORK INSURED INTERMEDIATE PORTFOLIOS). Resource recovery bonds are a type of revenue bond issued to build facilities such as solid waste incinerators or waste-to-energy plants. Typically, a private corporation will be involved on a temporary basis during the construction of the facility, and the revenue stream will be secured by fees or rents paid by municipalities for use of the facilities. The credit and quality of resource recovery bonds may be affected by the viability of the project itself, tax incentives for the project, and changing environmental regulations or interpretations thereof.

              TENDER OPTION BONDS (NEUBERGER&BERMAN MUNICIPAL SECURITIES AND NEUBERGER&BERMAN NEW YORK INSURED INTERMEDIATE PORTFOLIOS). Tender option bonds are created by coupling an intermediate-term or long-term, fixed rate tax-exempt bond with a tender agreement that gives the holder the option to tender the bond at its face value. A sponsor, such as a bank, broker-dealer or other financial institution, in return for providing the tender option, receives periodic fees equal to the difference between the bond's fixed coupon rate and the rate that would cause the bond, with the tender option, to trade at par value. A sponsor may terminate the tender option if, for example, the issuer of the bond defaults on interest payments or the bond's rating falls below investment grade. The tax treatment of tender option bonds is unclear, and the Portfolios will not invest in any such bonds unless N&B Management has assurances that the interest thereon will be tax-exempt.


     Item 5.  Management of the Fund.
     -------------------------------

              TRUSTEES AND OFFICERS. The Trustees have oversight responsi-bility for the operations of each Portfolio. Part B contains general background information about each Trustee and officer of the Trust. The Trustees and officers of the Trust who are officers and/or directors of N&B Management and/or partners of Neuberger&Berman serve without compensation from the Portfolios. The Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940
     Act) of the Trust, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest between the Trust and any institution investing therein, including, if necessary, creating a separate board of trustees of the Trust.

     Investment Manager and Sub-Adviser
     ----------------------------------

              N&B Management, 605 Third Avenue, 2nd Floor, New York, New York 10158-0180, serves as the investment manager of each Portfolio.
     N&B Management  and   its  predecessor  firms   have  specialized  in   the
     management of no-load mutual funds since 1950. In addition to serving the seven Portfolios, N&B Management currently serves as investment manager of other mutual funds. Neuberger&Berman, 605 Third Avenue, New York, New York 10158-3698, which acts as sub-adviser for the Portfolios and other mutual funds managed by N&B Management, also serves as investment adviser of three other investment companies. The mutual funds managed by N&B Management and Neuberger&Berman had aggregate net assets of approximately $11.9 billion as of December 31, 1995.

              As sub-adviser, Neuberger&Berman furnishes N&B Management with investment recommendations and research without added cost to the Portfolios. Neuberger&Berman is a member firm of the New York Stock Exchange ("NYSE") and other principal exchanges and may act as the
     Portfolios' principal broker to the extent that a broker is used in the purchase and sale of portfolio securities and the sale of covered call options. Neuberger&Berman and its affiliates, including N&B Management, manage securities accounts that had approximately $38.7 billion of assets as of December 31, 1995. All of the voting stock of N&B Management is owned by individuals who are general partners of Neuberger&Berman.

              Theresa A. Havell, the President and a Trustee of the Trust, is a general partner of Neuberger&Berman and a director and Vice President of N&B Management. Ms. Havell is the Manager of the Fixed Income Group of Neuberger&Berman, which she established in 1984. The Fixed Income Group manages fixed income accounts that had approximately $11.1 billion of assets as of December 31, 1995. Ms. Havell has had overall responsibility for the activities of the Fixed Income Group since 1984.

              The following members of the Fixed Income Group are, along with Theresa Havell, primarily responsible for the day-to-day management of the listed Portfolios:

              Neuberger&Berman GOVERNMENT MONEY, CASH RESERVES, and ULTRA SHORT BOND Portfolios - Josephine P. Mahaney. Ms. Mahaney, who has been a Senior Portfolio Manager in the Fixed Income Group since 1984 and a Vice President of N&B Management since November 1994, has been primarily responsible for Neuberger&Berman GOVERNMENT MONEY Portfolio and Neuberger&Berman CASH RESERVES Portfolio since January 1993, and Neuberger&Berman ULTRA SHORT Bond Portfolio since July 1993. She was an Assistant Vice President of N&B Management from 1986 to 1994.

              Neuberger&Berman  LIMITED MATURITY  Bond  Portfolio  -  Thomas  G.
     Wolfe.    Mr. Wolfe  has  been primarily  responsible  for Neuberger&Berman

     LIMITED MATURITY Bond Portfolio since October 1, 1995. Mr. Wolfe has been a Senior Portfolio Manager in the Fixed Income Group since July 1993, Director of Fixed Income Credit Research since July 1993 and a Vice
     President of N&B Management since October 1995. From November 1987 to June 1993, he was Vice President in the Corporate Finance Department of Standard & Poor's.

              Neuberger&Berman MUNICIPAL MONEY, Neuberger&Berman MUNICIPAL SECURITIES, and Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolios - Clara Del Villar. Ms. Del Villar, who has been a Senior Portfolio Manager in the Fixed Income Group since December 1991 and a Vice President of N&B Management since November 1994, has been primarily responsible for Neuberger&Berman MUNICIPAL MONEY Portfolio since August 1993, Neuberger&Berman MUNICIPAL SECURITIES Trust since December 1, 1991, and Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio since October 1, 1994. From April 1991 to December 1991 she worked for a charitable organization; from January 1990 to April 1991 she was a consultant for a commodities trading adviser.

              The partners and employees of Neuberger&Berman and officers and employees of N&B Management, together with their families, have invested over $100 million of their own money in Neuberger&Berman Funds[SERVICEMARK].

              To mitigate the possibility that a Portfolio will be adversely affected by employees' personal trading, the Trust, N&B Management, and Neuberger&Berman have adopted policies that restrict securities trading in personal accounts of the portfolio managers and others who normally come into possession of information on portfolio transactions.

     Expenses
     --------

              N&B Management provides investment management services to each Portfolio that include, among other things, making and implementing investment decisions and providing facilities and personnel necessary to operate the Portfolio. For investment management services, each Portfolio pays N&B Management a fee at the annual rate of 0.25% of the first $500 million of that Portfolio's average daily net assets, 0.225% of the next $500 million, 0.20% of the next $500 million, 0.175% of the next $500 million, and 0.15% of average daily net assets in excess of $2 billion.

              Each Portfolio bears all expenses of its operations other than those borne by N&B Management as investment manager of the Portfolio. These expenses include, but are not limited to, legal and accounting fees, compensation for Trustees who are not affiliated with N&B Management, and custodial fees for securities.

     Item 6.  Capital Stock and Other Securities.
     -------------------------------------------

              The Trust was organized as a common law trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has seven operating series. The Trust reserves the right to create and issue additional series.

              Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at the NAV of such investment. Each investor in a Portfolio is liable for all obligations of the Portfolio. However, the risk of an investor in a Portfolio incurring financial loss on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

              Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when, in the Trustees' judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more
     Trustees without a meeting by a declaration in writing signed by a specified number of investors.

              Each Portfolio's NAV is determined each day the NYSE is open for trading (a "Business Day"). This determination is made once during each Business Day for each Portfolio, as follows: (1) as of 12:00 noon, Eastern time, in the case of Neuberger&Berman GOVERNMENT MONEY Portfolio, Neuberger&Berman CASH RESERVES Portfolio, and Neuberger&Berman MUNICIPAL MONEY Portfolio; and (2) as of the close of regular trading on the NYSE, usually 4:00 p.m., Eastern time, in the case of each other Portfolio (each a "Valuation Time").

              Each investor in a Portfolio may add to or reduce its investment in the Portfolio. At each Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected.
     Each  investor's  share  of  the  aggregate  beneficial  interests  in  the
     Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

              A Portfolio's net income consists of (1) all accrued interest (including earned discount, both original issue and market discount), dividends, and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in the Portfolio.

              Under the current method of the Portfolios' operations, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio's assets, income, and distributions will continue to be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

              Neuberger&Berman Income Funds ("Income Funds") owns a majority interest in the Trust and each Portfolio thereof. However, Income Funds has undertaken that, with respect to most matters on which the Trust seeks a vote of its interestholders, Income Funds will seek a vote of its shareholders and will vote its interest in the Trust in accordance with their instructions.

              Inquiries  by a  holder of  an interest  in a Portfolio  should be
     directed to  such Portfolio at  the following address:   605 Third  Avenue,
     New York, New York, 10158-0180.

     Item 7.  Purchase of Securities.
     -------------------------------

              Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. The NAV of each Portfolio is determined on each Business Day as of the Valuation Time.

              Neuberger&Berman GOVERNMENT MONEY Portfolio, Neuberger&Berman CASH RESERVES Portfolio, and Neuberger&Berman MUNICIPAL MONEY Portfolio value their securities at their cost at the time of purchase and assume a constant amortization to maturity of any discount or premium.

              Neuberger&Berman ULTRA SHORT Bond Portfolio and Neuberger&Berman LIMITED MATURITY Bond Portfolio value their securities on the basis of bid quotations from independent pricing services or principal market makers or, if quotations are not available, by a method that the Trustees believe accurately reflects fair value. The Portfolios periodically verify valuations provided by the pricing services. Short-term securities with remaining maturities of less than 60 days are valued at cost which, when combined with interest earned, approximates market value.

              Neuberger&Berman MUNICIPAL SECURITIES Portfolio and Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio use an independent pricing service to determine the market value of their portfolio securities and periodically verify the valuations.

              There  is no  minimum  initial  or subsequent  investment  in  any
     Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments in each Portfolio must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

              The Trust's placement agent is N&B Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. N&B Management receives no compensation for serving as the Trust's placement agent.

     Item 8.  Redemption or Repurchase.
     ---------------------------------

              An investor in any Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

              Neuberger&Berman LIMITED MATURITY Bond Portfolio, Neuberger&Berman MUNICIPAL MONEY Portfolio, Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio, and Neuberger&Berman MUNICIPAL SECURITIES Portfolio reserve the right to pay withdrawals in kind. Unless requested by an investor, a Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind. Investments in a Portfolio may not be transferred.

              The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

     Item 9.  Pending Legal Proceedings.
     ----------------------------------

              Not applicable.


     xxx

                                       Part B


     Item 10.  Cover Page.
     ---------------------
              Not applicable.

     Item 11.  Table of Contents.                                        Page
     ---------------------------                                         ----
              General Information and History . . . . . . . . . . . B-1
              Investment Objectives and Policies. . . . . . . . . . B-1
              Management of the Trust . . . . . . . . . . . . . . . B-52
              Control Persons and Principal Holders
                of Securities . . . . . . . . . . . . . . . . . . . B-59
              Investment Advisory and Other Services. . . . . . . . B-59
              Brokerage Allocation and Other Practices  . . . . . . B-65
              Capital Stock and Other Securities  . . . . . . . . . B-67
              Purchase, Redemption and Pricing of
                Securities. . . . . . . . . . . . . . . . . . . . . B-68
              Tax Status. . . . . . . . . . . . . . . . . . . . . . B-68
              Underwriters. . . . . . . . . . . . . . . . . . . . . B-71
              Calculations of Performance Data. . . . . . . . . . . B-72
              Financial Statements. . . . . . . . . . . . . . . . . B-72

     Item 12.  General Information and History.
     -----------------------------------------
              Registrant added the words "Neuberger & Berman" to the names of each series of Registrant on December 22, 1993.

     Item 13.  Investment Objectives and Policies.
     --------------------------------------------
              Part A contains information about the investment objectives and policies of Neuberger & Berman Government Money Portfolio, Neuberger & Berman Cash Reserves Portfolio, Neuberger & Berman Ultra Short Bond Por-tfolio, Neuberger & Berman Limited Maturity Bond Portfolio, Neuberger & Berman Municipal Money Portfolio, Neuberger & Berman Municipal Securities Portfolio, and Neuberger & Berman New York Insured Intermediate Portfolio, (each a "Portfolio" and collectively the "Portfolios"), the active series of Income Managers Trust (the "Trust"). This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the investment policies and portfolio strategies that the Portfolios may utilize, the types of securities and other instru-ments in which the Portfolios may invest, and certain risks attendant to those investments, policies, and strategies.

     Investment Policies and Limitations
     -----------------------------------
              For purposes of the  investment policies and limitations described herein and in Part A, Neuberger & Berman Management Incorporated ("N&B Management") identifies the "issuer" of a municipal obligation that is not a general obligation note or bond by the obligation's characteristics. The most significant of these characteristics is the source of funds for the payment of principal and interest on the obligation. If an obligation is backed by an irrevocable letter of credit or other guarantee, without which the obligation would not qualify for purchase under a Portfolio's quality restrictions, an issuer of the letter of credit or the guarantee is considered an issuer of the obligation. If an obligation meets a Portfolio's quality restrictions without credit support, the Portfolio treats the commercial developer or the industrial user, rather than the governmental entity or the guarantor, as the only issuer of the obligation, even if the obligation is backed by a letter of credit or other guarantee.

              Except for the limitation on borrowing and the limitation on ownership of portfolio securities by officers and trustees, any investment policy or limitation that involves a maximum percentage of securities or assets will not be considered to be violated unless the percentage limitation is exceeded immediately after, and because of, a transaction by a Portfolio. The policies and limitations described in this Part B are non-fundamental unless otherwise stated.

              The   fundamental   investment   policies   and   limitations   of
     Neuberger & Berman Government Money Portfolio are as follows:

              1. Borrowing. The Portfolio may not borrow money, except from banks for temporary or emergency purposes and not for leveraging or investment, in an amount not exceeding 33-1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time borrowings exceed 33-1/3% of the value of the Portfolio's total assets, it will reduce its borrowings within three days (excluding Sundays and holidays) to the extent necessary to comply with the 33-1/3% limitation.

              2. Commodities and Real Estate. The Portfolio may not purchase or sell commodities, commodity contracts, foreign exchange, or real estate, including interests in real estate investment trusts and real estate mortgage loans, except securities issued by the Government National Mortgage Association.

              3. Lending. The Portfolio may not make loans. The acquisition of a portion of an issue of publicly distributed bonds, debentures, notes, and other securities as permitted by the Trust's Declaration of Trust shall not be deemed to be the making of loans.

              4.  Senior  Securities.  The   Portfolio  may  not  issue   senior
     securities, except as permitted under the Investment Company Act of 1940, as amended (the "1940 Act").

              5. Underwriting. The Portfolio may not underwrite securities of other issuers, except to the extent that the Portfolio, in disposing of portfolio securities, may be deemed to be an underwriter within the meaning of the Securities Act of 1933 (the "1933 Act").

              6. Short Sales and Puts, Calls, Straddles, or Spreads. The Portfolio may not effect short sales of securities or write or purchase any puts, calls, straddles, spreads, or any combination thereof.

              The  non-fundamental   investment  policies   and  limitations  of
     Neuberger & Berman Government Money Portfolio are as follows:

              1. Investments in Other Investment Companies. The Portfolio may not purchase securities of other investment companies, except to the extent permitted by the 1940 Act and in the open market at no more than customary brokerage commission rates. This limitation does not apply to securities received or acquired as dividends, through offers of exchange, or as a result of a reorganization, consolidation, or merger.

              2. Borrowing. The Portfolio may not purchase securities if outstanding borrowings exceed 5% of its total assets.

              3. Margin Transactions. The Portfolio may not purchase securities on margin from brokers or other lenders, except that the Portfolio may obtain such short-term credits as are necessary for the clearance of securities transactions.

              4. Industry Concentration. The Portfolio may not purchase any security if, as a result, 25% or more of its total assets (taken at current value) would be invested in the securities of issuers having their principal business activities in the same industry. This limitation does not apply to (i) purchases of securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities ("U.S. Government and Agency Securities") or (ii) investments in certificates of deposit ("CDs") or banker's acceptances issued by domestic branches of U.S. banks.

              The fundamental investment policies and limitations of Neuberger & Berman Cash Reserves Portfolio, Neuberger & Berman Ultra Short Bond Portfolio, and Neuberger & Berman Limited Maturity Bond Portfolio (collectively, with Neuberger & Berman Government Money Portfolio, the "Fixed Income Portfolios") are as follows:

              1. Borrowing. No Portfolio may borrow money, except that a Portfolio may (i) borrow money from banks for temporary or emergency purposes and not for leveraging or investment and (ii) enter into reverse repurchase agreements; provided that (i) and (ii) in combination do not exceed 33-1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time borrowings exceed 33-1/3% of the value of a Portfolio's total assets, that Portfolio will reduce its borrowings within three days (excluding Sundays and holidays) to the extent necessary to comply with the 33-1/3% limitation.

              2.  Commodities.  Neuberger &   Berman   Ultra   Short   Bond  and
     Neuberger & Berman Limited Maturity Bond Portfolios may not purchase physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit a Portfolio from purchasing futures contracts or options (including options on futures contracts, but excluding options or futures contracts on physical commodities) or from investing in securities of any kind. Neuberger & Berman Cash Reserves Portfolio may not purchase commodities or contracts thereon, but this restriction shall not prohibit the Portfolio from purchasing the securities of issuers that own interests in any of the foregoing.

              3. Diversification. No Portfolio may, with respect to 75% of the value of its total assets, purchase the securities of any issuer (other than U.S. Government and Agency Securities) if, as a result,
     (i) more than 5% of the value of the Portfolio's total assets would be invested in the securities of that issuer or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer.

              4. Industry Concentration. No Portfolio may purchase any security if, as a result, 25% or more of its total assets (taken at current value) would be invested in the securities of issuers having their principal business activities in the same industry. This limitation does not apply to (i) purchases of U.S. Government and Agency Securities, or
     (ii) investments  by   Neuberger &  Berman   Cash  Reserves   Portfolio  or
     Neuberger & Berman Ultra Short Bond Portfolio in CDs or banker's acceptances issued by domestic branches of U.S. banks. Mortgage-backed and asset-backed securities are considered to be a single industry.

              5. Lending. No Portfolio may lend any security or make any other loan if, as a result, more than 33-1/3% of its total assets (taken at current value) would be lent to other parties, except, in accordance with its investment objective, policies, and limitations, (i) through the purchase of a portion of an issue of debt securities or (ii) by engaging in repurchase agreements.

              6. Real Estate. No Portfolio may purchase real estate unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit a Portfolio from purchasing securities issued by entities or investment vehicles that own or deal in real estate or interests therein, or instruments secured by real estate or interests therein.

              7. Senior Securities. No Portfolio may issue senior securities, except as permitted under the 1940 Act.

              8. Underwriting. No Portfolio may underwrite securities of other issuers, except to the extent that a Portfolio, in disposing of portfolio securities, may be deemed to be an underwriter within the meaning of the 1933 Act.

              The non-fundamental investment policies and limitations of Neuberger & Berman Cash Reserves Portfolio, Neuberger & Berman Ultra Short Bond Portfolio, and Neuberger & Berman Limited Maturity Bond Portfolio are as follows:

              1. Investments in Any One Issuer. Neuberger & Berman Cash Reserves Portfolio and Neuberger & Berman Ultra Short Bond Portfolio may not purchase the securities of any one issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities) if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of that issuer.

              2. Illiquid Securities. No Portfolio may purchase any security if, as a result, more than 10% of its net assets would be invested in illiquid securities. Illiquid securities include securities that cannot be sold within seven days in the ordinary course of business for approximately the amount at which the Portfolio has valued the securities, such as repurchase agreements maturing in more than seven days.

              3. Unseasoned Issuers. No Portfolio may purchase the securities of any issuer (other than securities issued or guaranteed by domestic or foreign governments or political subdivisions thereof) if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of business enterprises that, including predecessors, have a record of less than three years of continuous operation.

              4.  Ownership    of   Portfolio   Securities   by   Officers   and
     Trustees. No Portfolio may purchase or retain the securities of any issuer if, to the knowledge of N&B Management, those officers and trustees of the Trust and officers and directors of N&B Management who each owns individually more than 1/2 of 1% of the outstanding securities of such issuer, together own more than 5% of such securities.

              5. Investments in Other Investment Companies. No Portfolio may purchase securities of other investment companies, except to the extent permitted by the 1940 Act and in the open market at no more than customary brokerage commission rates. This limitation does not apply to securities received or acquired as dividends, through offers of exchange, or as a result of a reorganization, consolidation, or merger.

              6.  Oil   and   Gas   Programs.  No   Portfolio   may  invest   in
     participations or other direct interests in oil, gas, or other mineral exploration or development programs or leases.

              7. Borrowing. No Portfolio may purchase securities if out-standing borrowings, including any reverse repurchase agreements, exceed 5% of its total assets.

              8. Lending. Except for the purchase of debt securities and engaging in repurchase agreements, no Portfolio may make any loans other than securities loans.

              9. Margin Transactions. No Portfolio may purchase securities on margin from brokers or other lenders except that a Portfolio may obtain such short-term credits as are necessary for the clearance of securities transactions. For Neuberger & Berman Ultra Short Bond Portfolio and Neuberger & Berman Limited Maturity Bond Portfolio, margin payments in connection with transactions in futures contracts and options on futures contracts shall not constitute the purchase of securities on margin and shall not be deemed to violate the foregoing limitation.

              10. Short Sales. No Portfolio may sell securities short, unless it owns, or has the right to obtain without payment of additional consideration, securities equivalent in kind and amount to the securities sold. For Neuberger & Berman Ultra Short Bond Portfolio and Neuberger & Berman Limited Maturity Bond Portfolio, transactions in forward contracts, futures contracts and options shall not constitute selling securities short.

              11. Puts, Calls, Straddles, or Spreads. No Portfolio may invest in puts, calls, straddles, spreads, or any combination thereof, except that each of the Portfolios may (i) purchase securities with rights to put the securities to the seller in accordance with its investment program and
     (ii) purchase call options and write (sell) put options to close out options previously written by the Portfolio, and Neuberger & Berman Limited Maturity Bond Portfolio may write covered call options and purchase put options. The Portfolios do not construe the foregoing limitation to preclude them from purchasing or selling options on futures contracts or from purchasing securities with rights to put the security to the issuer or a guarantor.

              12. Real Estate Limited Partnerships. No Portfolio may invest in real estate limited partnerships.

              The   fundamental   investment   policies   and   limitations   of
     Neuberger &  Berman  Municipal  Money  and   Neuberger &  Berman  Municipal
     Securities Portfolios are as follows:

              1. Borrowing. Neither Portfolio may borrow money, except that a Portfolio may (i) borrow money from banks for temporary or emergency purposes and not for leveraging or investment and (ii) enter into reverse repurchase transactions for any purpose; provided that (i) and (ii) in combination do not exceed 33-1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time borrowings exceed 33-1/3% of the value of a Portfolio's total assets, the Portfolio will reduce its borrowings within three days (excluding Sundays and holidays) to the extent necessary to comply with the 33-1/3% limitation.

              2. Commodities. Neuberger & Berman Municipal Money Portfolio may not purchase commodities or contracts thereon, except that it may purchase the securities of issuers that own interests in any of the foregoing. Neuberger & Berman Municipal Securities Portfolio may not purchase physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit Neuberger & Berman Municipal Securities Portfolio from purchasing futures contracts or options (including options on futures contracts, but excluding options or futures contracts on physical commodities) or from investing in securities of any kind.

              3. Diversification. Neither Portfolio may, with respect to 75% of the value of its total assets, purchase the securities of any issuer (other than U.S. Government and Agency Securities) if, as a result,
     (i) more than 5% of the value of the Portfolio's total assets would be invested in the securities of that issuer or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer.

              4. Industry Concentration. Neither Portfolio may invest 25% or more of its total assets in the securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to (i) U.S. Government and Agency Securities,
     (ii) municipal securities, or (iii) CDs or bankers' acceptances issued by domestic banks.

              5. Lending. Neither Portfolio may lend any securities or make any other loan if, as a result, more than 33-1/3% of its total assets (taken at current value) would be lent to other parties, except, in accordance with its investment objective, policies, and limitations
     (i) through the purchase  of a portion of  an issue of debt  securities and
     (ii) by engaging in repurchase agreements.

              6. Real Estate. Neither Portfolio may purchase real estate unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit a Portfolio from purchasing securities issued by entities or investment vehicles that own or deal in real estate or interests therein, or instruments secured by real estate or interests therein.

              7.  Senior  Securities.  Neither   Portfolio  may   issue   senior
     securities, except as permitted under the 1940 Act.

              8. Underwriting. Neither Portfolio may underwrite securities of other issuers, except to the extent that a Portfolio, in disposing of portfolio securities, may be deemed to be an underwriter within the meaning of the 1933 Act.

              The  non-fundamental   investment  policies  and  limitations   of
     Neuberger & Berman Municipal Money and Neuberger & Berman Municipal Securities Portfolios are as follows:

              1. Geographic Concentration. Neither Portfolio will invest 25% or more of its total assets in securities issued by governmental units located in any one state, territory, or possession of the United States (but this limitation does not apply to project notes backed by the full faith and credit of the United States).

              2. Illiquid Securities. Neither Portfolio may purchase any security if, as a result, more than 10% of its net assets would be invested in illiquid securities. Illiquid securities include securities that cannot be sold within seven days in the ordinary course of business for approximately the amount at which the Portfolio has valued the securities, such as repurchase agreements maturing in more than seven days.

              3. Unseasoned Issuers. Neither Portfolio currently intends to purchase the securities of any issuer (other than securities issued or guaranteed by domestic or foreign governments or political subdivisions thereof) if, as a result, more than 5% of a Portfolio's total assets would be invested in the securities of business enterprises that, including predecessors, have a record of less than three years of continuous operation. This restriction does not apply to asset-backed securities.

              4. Ownership of Portfolio Securities by Officers and Trustees. Neither Portfolio may purchase or retain the securities of any issuer if, to the knowledge of N&B Management, those officers and trustees of the Trust, and officers and directors of N&B Management who each owns individually more than 1/2 of 1% of the outstanding securities of such issuer, together own more than 5% of such securities.

              5. Investments in Other Investment Companies. Neither Portfolio may purchase securities of other investment companies, except to the extent permitted by the 1940 Act and in the open market at no more than customary brokerage commission rates. This limitation does not apply to securities received or acquired as dividends, through offers of exchange, or as a result of a reorganization, consolidation, or merger.

              6.  Oil  and  Gas  Programs.  Neither   Portfolio  may  invest  in
     participations or other direct interests in oil, gas, or other mineral exploration or development programs or leases.

              7.  Borrowing.  Neither  Portfolio  may   purchase  securities  if
     outstanding  borrowings,   including  any  reverse  repurchase  agreements,
     exceed 5% of its total assets.

              8. Lending. Except for the purchase of debt securities and engaging in repurchase agreements, neither Portfolio may make any loans other than securities loans.

              9. Margin Transactions. Neither Portfolio may purchase securities on margin from brokers or other lenders, except that a Portfolio may obtain such short-term credits as are necessary for the clearance of securities transactions. For Neuberger & Berman Municipal Securities Portfolio, margin payments in connection with transactions in futures contracts and options on futures contracts shall not constitute the purchase of securities on margin and shall not be deemed to violate the foregoing limitation.

              10. Short Sales. Neither Portfolio may sell securities short, unless it owns, or has the right to obtain without payment of additional consideration, securities equivalent in kind and amount to the securities sold. For Neuberger & Berman Municipal Securities Portfolio, transactions in futures contracts and options shall not constitute selling securities short.

              11. Puts, Calls, Straddles, or Spreads. Neither Portfolio may invest in puts, calls, straddles, spreads, or any combination thereof, except that a Portfolio may purchase securities with rights to put the securities to the seller in accordance with its investment program, and Neuberger & Berman Municipal Securities Portfolio may purchase options on interest-rate futures contracts. Neuberger & Berman Municipal Securities Portfolio does not construe the foregoing limitation to preclude it from purchasing or selling options on futures contracts, and neither Portfolio construes the limitation to preclude it from purchasing securities with rights to put the security to the issuer or a guarantor.

              12. Real Estate Limited Partnerships. Neither Portfolio may invest in real estate limited partnerships.

              The   fundamental   investment   policies   and   limitations   of
     Neuberger & Berman New York Insured Intermediate Portfolio are as follows:

              1. Borrowing. The Portfolio may not borrow money, except that the Portfolio may (i) borrow money from banks for temporary or emergency purposes and not for leveraging or investment and (ii) enter into reverse repurchase transactions for any purpose; provided that (i) and (ii) in combination do not exceed 33-1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time borrowings exceed 33-1/3% of the value of the Portfolio's total assets, the Portfolio will reduce its borrowings within three days (excluding Sundays and holidays) to the extent necessary to comply with the 33-1/3% limitation.

              2. Commodities. The Portfolio may not purchase physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit the Portfolio from purchasing futures contracts or options (including options on futures contracts, but excluding options or futures contracts on physical commodities) or from investing in securities of any kind.

              3. Industry Concentration. The Portfolio may not purchase any security if, as a result, 25% or more of its total assets (taken at current value) would be invested in the securities of issuers having their principal business activities in the same industry. This limitation does not apply to U.S. Government and Agency Securities. State and local governments, their agencies and instrumentalities, including multi-state agencies, are not considered part of any "industry."

              4. Lending. The Portfolio may not lend any security or make any other loan if, as a result, more than 33-1/3% of its total assets (taken at current value) would be lent to other parties, except, in accordance with its investment objective, policies, and limitations (i) through the purchase of debt securities and (ii) by engaging in repurchase agreements.

              5. Real Estate. The Portfolio may not purchase real estate unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit the Portfolio from purchasing securities issued by entities or investment vehicles that own or deal in real estate or interests therein, or instruments secured by real estate or interests therein.

              6.      Senior Securities.   The  Portfolio may  not issue  senior
     securities, except as permitted under the 1940 Act.

              7. Underwriting. The Portfolio may not engage in the business of underwriting securities of other issuers, except to the extent that the Portfolio, in disposing of portfolio securities, may be deemed to be an underwriter within the meaning of the 1933 Act.

              The  non-fundamental   investment  policies  and  limitations   of
     Neuberger & Berman New York Insured Intermediate Portfolio are as follows:

              1. Diversification. At the close of each quarter of the Portfolio's taxable year, (i) not more than 25% of its total assets may be invested in the securities of a single issuer and (ii) with regard to at least 50% of its total assets, not more than 5% of its total assets will be invested in the securities of a single issuer. These limitations do not apply to U.S. Government and Agency Securities.

              2. Illiquid Securities. The Portfolio may not purchase any security if, as a result, more than 10% of its net assets would be invested in illiquid securities. Illiquid securities include securities that cannot be sold within seven days in the ordinary course of business for approximately the amount at which the Portfolio has valued the securities, such as repurchase agreements maturing in more than seven days.

              3. Unseasoned Issuers. The Portfolio currently does not intend to purchase the securities of any issuer (other than securities issued or guaranteed by domestic or foreign governments or political subdivisions thereof) if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of business enterprises that, including predecessors, have a record of less than three years of continuous operation. This restriction does not apply to asset-backed securities.

              4. Ownership of Portfolio Securities by Officers and Trustees. The Portfolio may not purchase or retain the securities of any issuer if, to the knowledge of N&B Management, those officers and trustees of the Trust, and officers and directors of N&B Management who each owns individually more than 1/2 of 1% of the outstanding securities of such issuer, together own more than 5% of such securities.

              5. Investments in Other Investment Companies. The Portfolio may not purchase securities of other investment companies, except to the extent permitted by the 1940 Act and in the open market at no more than customary brokerage commission rates. This limitation does not apply to securities received or acquired as dividends, through offers of exchange, or as a result of a reorganization, consolidation, or merger.

              6. Oil and Gas Programs. The Portfolio may not invest in participations or other direct interests in oil, gas, or other mineral exploration or development programs or leases.

              7.      Borrowing.  The  Portfolio may not purchase  securities if
     outstanding  borrowings,   including  any  reverse  repurchase  agreements,
     exceed 5% of its total assets.

              8. Lending. Except for the purchase of debt securities and engaging in repurchase agreements, the Portfolio may not make any loans other than securities loans.

              9. Margin Transactions. The Portfolio may not purchase securities on margin from brokers or other lenders, except that the
     Portfolio may obtain such short-term credits as are necessary for the clearance of securities transactions. Margin payments in connection with transactions in futures contracts and options on futures contracts shall not constitute the purchase of securities on margin and shall not be deemed to violate the foregoing limitation.

              10. Short Sales. The Portfolio may not sell securities short, unless it owns, or has the right to obtain without payment of additional consideration, securities equivalent in kind and amount to the securities sold. Transactions in futures contacts and options shall not constitute selling securities short.

              11.   Real  Estate Limited  Partnerships.   The Portfolio  may not
     invest in real estate limited partnerships.

     Rating Agencies; Ratings of Corporate Debt Securities and Commercial Paper (All Fixed Income Portfolios)
     -------------------------------------------------------------------------
              As discussed in Part A, the Portfolios may purchase securities rated by Standard & Poor's ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or any other nationally recognized statistical rating organization ("NRSRO"). The ratings of an NRSRO represent its opinion as to the quality of securities it undertakes to rate. Ratings are not absolute standards of quality; consequently, securities with the same maturity, duration, coupon, and rating may have different yields. Among the NRSROs, the Portfolios rely primarily on ratings assigned by S&P and Moody's, which are described below.

              S&P corporate bond ratings:
              --------------------------
              AAA - Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

              AA - Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

              A - Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

              BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than in higher rated categories.

              BB, B - Bonds rated BB or B are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation. While these bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

              BB - Bonds rated BB have less near-term vulnerability to default than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

              B - Bonds rated B have a greater vulnerability to default but currently have the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

              Plus (+) or Minus (-) - The ratings above may be modified by the addition of a plus or minus sign to show relative standing within major categories.

              Moody's corporate bond ratings:
              ------------------------------
              Aaa - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or exceptionally stable margin, and principal is secure. Although the various protective elements are likely to change, such changes that can be visualized are most unlikely to impair the fundamentally strong position of such issuer.

              Aa - Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as "high-grade bonds." They are rated lower than the best bonds because margins of protection may not be as large as in Aaa-rated securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa-rated securities.

              A  - Bonds rated  A possess  many favorable  investment attributes and are considered to be upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

              Baa - Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

              Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

              B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

              Modifiers - Moody's may apply numerical modifiers 1, 2, and 3 in each generic rating classification described above. The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the company ranks in the lower end of its generic rating category.

              S&P commercial paper ratings:
              ----------------------------
              A-1  - This highest  category indicates that the  degree of safety
     regarding timely payment  is strong.   Those issues  determined to  possess
     extremely strong safety characteristics are denoted with a plus sign (+).

              A-2 - This designation denotes satisfactory capacity for timely payment. However, the relative degree of safety is not as high as for issues designated A-1.

              Moody's commercial paper ratings:
              --------------------------------
              Issuers rated Prime-1 (or related supporting institutions), also known as P-1, have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

              -       Leading market positions in well-established industries.

              -       High rates of return on funds employed.

              -       Conservative  capitalization   structures  with   moderate
                      reliance on debt and ample asset protection.

              - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

              - Well-established access to a range of financial markets and assured sources of alternate liquidity.

              Issuers rated Prime-2 (or related supporting institutions), also known as P-2, have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     Investment Programs of Both Neuberger & Berman Municipal Money Portfolio and Neuberger & Berman Municipal Securities Portfolio.
     -----------------------------------------------------------------------
              Neuberger & Berman Municipal Money Portfolio and Neuberger & Berman Municipal Securities Portfolio invest in municipal obligations which are issued by or on behalf of states (as used herein, including the District of Columbia), territories, and possessions of the United States and their political subdivisions, agencies, and instrumentalities, and which pay interest that is exempt from federal income tax.

              Ordinarily, Neuberger & Berman Municipal Money Portfolio invests only in high-quality municipal obligations with remaining maturities of 397 days or less. Neuberger & Berman Municipal Securities Portfolio, as a fundamental policy, invests at least 80%, and intends to invest substantially all, of its total assets in municipal obligations. Each Portfolio, however, temporarily may invest any part of its total assets in taxable securities to maintain a "defensive" posture when, in N&B Management's opinion, market conditions warrant. See "Additional Investment Information -- Investment in Taxable Securities."

     Investment Program of Neuberger & Berman Municipal Securities Portfolio.
     -----------------------------------------------------------------------
              Neuberger &  Berman  Municipal  Securities  Portfolio  invests  in
     (1) municipal bonds, notes, and instruments receiving any of the three highest ratings assigned by S&P, Moody's, or any other NRSRO, (2) unrated municipal obligations that N&B Management determines are of comparable quality to rated municipal obligations of the same type in which the Portfolio may invest, and (3) municipal obligations backed by the full faith and credit of the United States. During periods of rising or falling interest rates, the Portfolio may seek to hedge all or part of its portfolio against related changes in securities prices by buying or selling interest-rate futures contracts (with bond index futures contracts, "Futures" or "Futures Contracts") and options thereon. See
     "Additional Investment Information -- Futures Contracts and Options Thereon (Neuberger & Berman Municipal Securities Portfolio)."

              The   dollar-weighted   average   duration   of  the   Portfolio's
     investment portfolio will not exceed ten years. Futures, options and options on futures have durations which are generally related to the duration of the securities underlying them. There are some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. For example, variable or floating rate securities often have final maturities of ten or more years; however, their interest rate exposure corresponds to the frequency of the coupon reset. See "Additional Investment Information -- Variable or Floating Rate Securities; Demand and Put Features." In this and other similar situations, N&B Management, where permitted, will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure.

     Investment Program of Neuberger & Berman New York Insured Intermediate Portfolio
     ----------------------------------------------------------------------
              Generally, Neuberger & Berman New York Insured Intermediate Portfolio invests at least 65% of its total assets in (1) municipal obligations issued by the State of New York, its authorities, multi-state authorities, municipalities, counties, and any other political subdivisions (including New York City), or (2) municipal obligations issued by territories or possessions of the U.S., such as the Virgin Islands, Guam, and Puerto Rico, that are exempt from federal income tax and New York State and New York City personal income taxes (collectively, "New York Municipal Securities") and that are insured as to the timely payment of principal and interest by private insurance companies having the highest rating available from S&P, Moody's or any other NRSRO at the time of purchase ("Municipal Bond Insurance"). The Portfolio invests the remainder, up to 35% of its total assets, in (1) uninsured New York Municipal Securities that receive any of the four highest ratings assigned by at least one NRSRO, (2) unrated municipal obligations that N&B Management determines are of comparable quality to the rated municipal obligations of the same type in which the Portfolio may invest and (3) other instruments described in Part A. During seasonal variations or other shortages in the supply of suitable New York Municipal Securities or when, in N&B Management's opinion, market conditions warrant, the Portfolio may invest in municipal securities which are exempt from federal income tax, but not New York State and New York City personal income taxes, or may invest in high-quality taxable U.S. Government obligations. See "Additional Investment Information-Investment in Taxable Securities." However, as a fundamental policy, the Portfolio will, under normal conditions, invest at least 80% of its total assets in municipal obligations. The Portfolio may invest the remaining 20% in non-municipal securities, including U.S. Government and Agency Securities, bank obligations, repurchase agreements, securities loans, commercial paper receiving the highest rating from S&P or Moody's, put and call options, and futures and options on futures.

              For temporary defensive purposes only, the Portfolio may invest up to 100% of its total assets in cash that is not earning interest and in U.S. Government and Agency Securities, the interest on which may be subject to federal income tax, and New York State and New York City personal income taxes. During periods of rising or falling interest rates, the Portfolio also may seek to hedge all or part of its portfolio against related changes in securities prices by buying or selling Futures Contracts and options thereon. See "Additional Investment Information -- Futures Contracts and Options Thereon."

              The  dollar-weighted   average   duration   of   the   Portfolio's
     investment portfolio will not exceed ten years. Futures, options and options on futures have durations which are generally related to the duration of the securities underlying them. There are some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. For example, variable or floating rate securities often have final maturities of ten or more years; however, their interest rate exposure corresponds to the frequency of the coupon reset. See "Additional Investment Information -- Variable or Floating Rate Securities; Demand and Put Features." In this and other similar situations, N&B Management, where permitted, will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure.

              Investment Approach of Neuberger & Berman Municipal Securities Portfolio and Neuberger & Berman New York Insured Intermediate Portfolio. Neuberger & Berman Municipal Securities Portfolio and New York Insured Intermediate Portfolio are managed in accordance with an investment approach developed by their sub-adviser, Neuberger & Berman, L.P. ("Neuberger & Berman"), and currently used by that firm in managing taxable and tax-exempt fixed income portfolios with an aggregate value of approximately $11.1 billion. In the tax-exempt area, the approach is based, in part, on market studies that compared the yield and price volatility of municipal obligations having maturities of five to ten years with the yield and price volatility of long-term municipal bonds -- securities having maturities of thirty years. The studies show that municipal obligations with maturities of five to ten years have generally produced from 80% to 90% of the yield but have been subject to only one-half to two-thirds of the price volatility of 30-year municipal bonds.

     The average duration of each Portfolio is actively managed and may not exceed ten years.

              Municipal Bond Insurance (Neuberger & Berman New York Insured Intermediate Portfolio). Neuberger & Berman New York Insured Intermediate Portfolio will purchase insured bonds only if, at the time of purchase, they have the highest credit rating available from an NRSRO. For an insured bond to receive the highest credit rating, an NRSRO must rate the claims-paying ability or financial strength of the insurance company in the highest category. There is, of course, no guarantee that the insurance company will continue to receive the highest credit rating or that it will be able to meet its obligation to the Portfolio. See Appendix A for a summary of the highest ratings of Municipal Bond Insurance companies by S&P and Moody's.

              The  Municipal  Bond Insurance  covering  the  New  York Municipal
     Securities purchased by the Portfolio may be either new issue insurance ("New Issue Insurance") or secondary insurance ("Secondary Insurance"). New Issue Insurance is purchased by the issuer of the municipal security at the time of the original issuance of such security. Secondary Insurance may be purchased by the selling broker, a prior investor or the Portfolio after the municipal security is issued. Generally, the Portfolio expects to purchase New York Municipal Securities that have been insured by a prior party.

              The Portfolio may purchase bonds insured by AMBAC Indemnity Corporation ("AMBAC"), Municipal Bond Investors Assurance Corporation ("MBIA Corp."), Financial Guaranty Insurance Company ("FGIC"), or any other insurance company that has received the highest credit rating from at least one NRSRO. The Portfolio may invest more than 25% of its assets in bonds insured by the same insurance company. AMBAC, FGIC and MBIA Corp. collectively hold a market share in excess of 90% of the Municipal Bond Insurance market.

              AMBAC is a wholly-owned subsidiary of AMBAC Inc. and is licensed to do insurance business in all 50 states, the District of Columbia, and Puerto Rico. AMBAC is the successor to the business of the oldest Municipal Bond Insurance company, which wrote the first Municipal Bond Insurance policy in 1971. According to its shareholder or other reports, AMBAC is a Wisconsin-domiciled stock insurance corporation with admitted assets of approximately $2,060,000,000 (unaudited) and statutory capital of approximately $1,178,000,000 (unaudited) as of June 30, 1994. Statutory capital consists of AMBAC Indemnity's policyholders' surplus and statutory contingency reserve. AMBAC primarily provides New Issue Insurance.

              MBIA  Corp. is  a  wholly-owned  subsidiary of  MBIA Inc.  and  is licensed to do insurance business in all 50 states, the District of Columbia, Guam, the Northern Mariana Islands, the U.S. Virgin Islands, and Puerto Rico. MBIA Corp. primarily provides New Issue Insurance and Secondary Insurance. It also provides surety bonds for debt service reserve funds. MBIA Corp. also insures other types of obligations, such as asset-backed securities, debt of investor-owned utilities and municipal deposits in approved financial institutions. According to its shareholder or other reports, as of September 30, 1995 MBIA Corp. had admitted assets of $3.7 billion (unaudited), total liabilities of $2.5 billion (unaudited), and total capital and surplus of 1.2 billion (unaudited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities. According to its shareholder or other reports, as of December 31, 1994, MBIA Corp. had admitted assets of $3.4 billion (audited), total liabilities of $2.3 billion (audited), and total capital and surplus of $1.1 billion (audited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities.

              FGIC is a wholly-owned subsidiary of FGIC Corporation, which is a wholly-owned subsidiary of General Electric Capital Corporation. FGIC writes New Issue Insurance and Secondary Insurance on bonds held in unit investment trusts and mutual funds. FGIC also guarantees certain structured debt issues in the taxable market. According to its shareholder or other reports, as of June 30, 1994, the total capital and surplus of FGIC was approximately $850,000,000. Approximately 90% of the business written to date by FGIC has been Municipal Bond Insurance.

     Ratings of Municipal Obligations (Neuberger & Berman Municipal Securities, Neuberger & Berman Municipal Money, and Neuberger & Berman New York Insured Intermediate Portfolios)
     -------------------------------------------------------------------------
              S&P and Moody's commercial paper: See S&P and Moody's commercial paper ratings above.

              S&P and  Moody's municipal  bond  ratings:   See S&P  and  Moody's
     corporate bond ratings above.

              S&P municipal note ratings:
              --------------------------
              SP-1 - This designation denotes very strong or strong capacity  to
     pay  principal   and  interest.     Those  issues   determined  to  possess
     overwhelming safety characteristics are given a plus (+) designation.

              SP-2 - This designation denotes satisfactory capacity to pay principal and interest.

              SP-3 - This designation denotes speculative capacity to pay principal and interest.

              Moody's municipal note ratings:
              ------------------------------
              MIG 1/VMIG 1 - This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support, or demonstrated broad-based access to the market for refinancing.

              MIG 2/VMIG 2 - This designation denotes high quality. Margins of protection are ample, although not so large as in the preceding group.

              MIG 3/VMIG 3 - This designation denotes favorable quality. All security elements are accounted for, but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow, and market access for refinancing is likely to be less well established.

              MIG  4/VMIG  4  -   This  designation  denotes  adequate  quality,
     carrying specific risk but having protection and not distinctly or predominantly speculative.

              The designation VMIG indicates a variable rate demand note.

              S&P commercial paper ratings:
              ----------------------------
              A-1  - This highest  category indicates that the  degree of safety
     regarding timely  payment is strong.   Those issuers  determined to possess
     extremely strong safety characteristics are denoted with a plus sign (+).

              A-2 -  This designation  denotes satisfactory capacity  for timely
     payment.   However,  the relative degree  of safety  is not as  high as for issues designated A-1.

              Moody's commercial paper ratings:
              --------------------------------
              Issuers rated Prime-1 (or related supporting institutions), also known as P-1, have a superior capacity for repayment of short-term promis-sory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

              -       Leading market positions in well-established industries.

              -       High rates of return on funds employed.

              -       Conservative  capitalization   structures  with   moderate
                      reliance on debt and ample asset protection.

              - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

              - Well-established access to a range of financial markets and assured sources of alternate liquidity.

              Issuers rated Prime-2 (or related supporting institutions), also known as P-2, have a strong capacity for repayment of short-term promis-sory obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation.
     Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

              S&P Claims-Paying Ability Ratings of Insurance Companies:
              --------------------------------------------------------
              AAA - Insurers rated AAA offer superior financial security on both an absolute and relative basis. They possess the highest safety and have an overwhelming capacity to meet policyholder obligations.

              Moody's Financial Strength Ratings of Insurance Companies:
              ---------------------------------------------------------
              Aaa  - Insurers  rated Aaa  offer exceptional  financial security.
     While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

     Risks of Fixed Income Securities (All Fixed Income Portfolios and Neuberger & Berman New York Insured Intermediate Portfolio)
     -----------------------------------------------------------------
              Fixed income  securities are subject  to the risk  of an  issuer's inability to meet principal and interest payments on its obligations ("credit risk") and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity ("market risk"). Lower-rated securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. Neuberger&Berman Limited Maturity Bond Portfolio may invest up to 10% of its net assets in fixed income securities that are rated below investment grade, i.e., rated below Baa by Moody's or BBB by S&P, but rated at least B (or, if unrated, determined by N&B Management to be of comparable quality). Securities rated below investment grade are described as "speculative" by both
     Moody's and S&P. Moody's also deems securities rated Baa to have speculative characteristics. Securities rated B are judged to be predominantly speculative with respect to their capacity to pay interest and repay principal in accordance with the terms of the obligations.

              Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuer of such securities to make principal and interest payments than is the case for higher-grade debt securities. An economic downturn affecting the issuer may result in an increased incidence of default. The market for lower-rated securities may be thinner and less active than for higher-rated securities. Pricing of thinly traded securities requires greater judgment than pricing of securities for which market transactions are regularly reported.

              Subsequent to its purchase by a Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced, so that the securities would not be eligible for purchase by that Portfolio. In such a case with respect to the non-money market Portfolios, N&B Management will engage in an orderly disposition of the downgraded securities to the extent necessary to ensure that the Portfolio's holdings of such securities will not exceed 5% of its net assets. With respect to Neuberger & Berman Government Money Portfolio, Neuberger & Berman Cash

     Reserves Portfolio, and Neuberger & Berman Municipal Money Portfolio, N&B Management will consider the need to dispose of such securities in accordance with Rule 2a-7 under the 1940 Act.

                          Additional Investment Information
                       (Fixed Income Portfolios and Neuberger
                  & Berman New York Insured Intermediate Portfolio)

              Some or all of these Portfolios, as indicated below, may make the following investments, among others, although they may not buy all of the types of securities or use all of the investment techniques that are described.

              Repurchase Agreements (All Portfolios except Neuberger & Berman Government Money Portfolio). Repurchase agreements are agreements under which a Portfolio purchases securities from a bank that is a member of the Federal Reserve System or from a securities dealer that agrees to repurchase the securities from the Portfolio at a higher price on a designated future date. Repurchase agreements generally are for a short period of time, usually less than a week. No Portfolio may enter into a repurchase agreement with a maturity of more than seven days if, as a result, more than 10% of the value of its net assets would then be invested in such repurchase agreements and other illiquid securities. A Portfolio may enter into a repurchase agreement only if (1) the underlying securities are of the type (excluding maturity limitations) that the Portfolio's investment policies and limitations would allow it to purchase directly, (2) the market value of the underlying securities, including accrued interest, at all times equals or exceeds the value of the repurchase agreement, and (3) payment for the underlying securities is made only upon satisfactory evidence that the securities are being held for the Portfolio's account by its custodian or a bank acting as the Portfolio's agent.

              Securities Loans (All Portfolios except Neuberger & Berman Government Money Portfolio). In order to realize income, the Portfolios may lend portfolio securities with a value not exceeding 33-1/3% of its total assets to banks, brokerage firms, or institutional investors judged creditworthy by N&B Management. Borrowers are required continuously to secure their obligations to return securities on loan from the Portfolio by depositing collateral in a form determined to be satisfactory by the Trustees. The collateral, which must be marked to market daily, must be equal to at least 100% of the market value of the loaned securities, which will also be marked to market daily. N&B Management believes the risk of loss on these transactions is slight because, if a borrower were to default for any reason, the collateral should satisfy the obligation. However, as with other extensions of secured credit, loans of portfolio securities involve some risk of loss of rights in the collateral should the borrower fail financially.

              Restricted Securities and Rule 144A Securities (All Portfolios except Neuberger & Berman Government Money Portfolio). The Portfolios may invest in restricted securities, which are securities that may not be sold to the public without an effective registration statement under the 1933 Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. In recognition of the increased size and liquidity of the institutional market for unregistered securities and the importance of institutional investors in the formation of capital, the SEC has adopted Rule 144A under the 1933 Act. Rule 144A is designed further to facilitate efficient trad-ing among institutional investors by permitting the sale of certain unregistered securities to qualified institutional buyers. To the extent privately placed securities held by a Portfolio qualify under Rule 144A, and an institutional market develops for those securities, the Portfolio likely will be able to dispose of the securities without registering them under the 1933 Act. To the extent that institutional buyers become, for a time, uninterested in purchasing these securities, investing in Rule 144A securities could increase the level of a Portfolio's illiquidity. N&B - Management, acting under guidelines established by the Trustees, may determine that certain securities qualified for trading under Rule 144A are liquid. Foreign securities that can be freely sold in the markets in which they are principally traded are not considered to be restricted. Regulation S under the 1933 Act permits the sale abroad of securities that are not registered for sale in the United States.

              Where registration is required, a Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell. To the extent privately placed securities, including Rule 144A securities, are illiquid, purchases thereof will be subject to each Portfolio's 10% limit on investments in illiquid securities. Restricted securities for which no market exists are priced at fair value as determined in accordance with procedures approved and periodically reviewed by the Trustees.

              Commercial Paper. (All Portfolios except Neuberger & Berman Government Money Portfolio). Commercial paper is a short-term debt security issued by a corporation, bank, municipality or other issuer for purposes such as financing current operations. Each Portfolio may invest only in commercial paper receiving the highest rating from S&P (A-1) or Moody's (P-1), or deemed by N&B Management to be of equivalent quality.

              Each Portfolio may invest in commercial paper that cannot be resold to the public without an effective registration statement under the 1933 Act. While restricted commercial paper normally is deemed illiquid, N&B Management may in certain cases determine that such paper is liquid, pursuant to guidelines established by the Trustees.

              Reverse Repurchase Agreements (All Fixed Income Portfolios, except Neuberger & Berman Government Money Portfolio). In a reverse repurchase agreement, a Portfolio sells portfolio securities subject to its agreement to repurchase the securities at a later date for a fixed price reflecting a market rate of interest; these agreements are considered borrowings for purposes of the Portfolios' investment policies and limitations concerning borrowings. While a reverse repurchase agreement is outstanding, a Portfolio will maintain with its custodian in a segregated account cash, U.S. Government or Agency Securities, or other liquid, high-grade debt securities, marked to market daily, in an amount at least equal to the Portfolio's obligations under the agreement. There is a risk that the contra-party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Portfolio.

              Banking and Savings Institution Securities (All Fixed Income Portfolios, except Neuberger & Berman Government Money Portfolio). The Portfolios may invest in banking and savings institution obligations, which include CDs, time deposits, bankers' acceptances, and other short-term debt obligations issued by commercial banks and savings institutions. CDs are receipts for funds deposited for a specified period of time at a specified rate of return; time deposits generally are similar to CDs, but are uncertificated. Bankers' acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The CDs, time deposits, and bankers' acceptances in which the Portfolios invest typically are not covered by deposit insurance.

              The Portfolios may invest in securities issued by a commercial bank or savings institution only if (1) the bank or institution has total assets of at least $1,000,000,000, (2) the bank or institution is on N&B Management's approved list, (3) in the case of a U.S. bank or institution, its deposits are insured by the Federal Deposit Insurance Corporation, and (4) in the case of a foreign bank or institution, the securities are, in N&B Management's opinion, of an investment quality comparable with other debt securities that may be purchased by the Portfolio. These limitations do not prohibit investments in securities issued by foreign branches of U.S. banks that meet the foregoing requirements. These Portfolios do not currently intend to invest in any security issued by a foreign savings institution.

              Variable or Floating Rate Securities; Demand and Put Features (All Fixed Income Portfolios except Neuberger & Berman Government Money Portfolio). Variable rate securities provide for automatic adjustment of the interest rate at fixed intervals (e.g., daily, monthly, or semi-annually); floating rate securities provide for automatic adjustment of the interest rate whenever a specified interest rate index changes. The interest rate on variable and floating rate securities (collectively, "Variable Rate Securities") ordinarily is determined by reference to a particular bank's prime rate, the 90-day U.S. Treasury Bill rate, the rate of return on commercial paper or bank CDs, an index of short-term tax-exempt rates, or some other objective measure.

              The  Variable  Rate  Securities  in  which the  Portfolios  invest frequently permit the holder to demand payment of the obligations' principal and accrued interest at any time or at specified intervals not exceeding one year. The demand feature usually is backed by a credit instrument (e.g., a bank letter of credit) from a creditworthy issuer and sometimes by insurance from a creditworthy insurer. Without these credit enhancements, the Variable Rate Securities might not meet the Portfolios' quality standards Accordingly, in purchasing these securities, each Portfolio relies primarily on the creditworthiness of the credit instrument issuer or the insurer. A Portfolio may not invest more than 5% of its total assets in securities backed by credit instruments from any one issuer or by insurance from any one insurer (excluding securities that do not rely on the credit instrument or insurance for their rating, i.e., stand on their own credit).

              A Portfolio can also buy fixed rate securities accompanied by a demand feature or by a put option, which permits the Portfolio to sell the security to the issuer or third party at a specified price. A Portfolio may rely on the creditworthiness of issuers of puts in purchasing these securities.

              In  calculating  its  maturity  or  duration,  each  Portfolio  is permitted to treat certain Variable Rate Securities as maturing on a date prior to the date on which the final repayment of principal is due to be made. In applying such maturity shortening devices, N&B Management considers whether the interest rate reset is expected to cause the security to trade at approximately its par value.

              Mortgage-Backed Securities (All Fixed Income Portfolios, except Neuberger & Berman Government Money Portfolio). Mortgage-backed securi-ties represent direct or indirect participations in, or are secured by and payable from, pools of mortgage loans. They may be issued or guaranteed by a U.S. Government agency or instrumentality (though not necessarily backed by the full faith and credit of the United States), such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), and the Federal Home Loan Mortgage Corpora-tion ("FHLMC"), or may be issued by private issuers.

              Mortgage-backed securities may be issued in the form of collateralized mortgage obligations ("CMOs") or mortgage-backed bonds. CMOs are obligations fully collateralized directly or indirectly by a pool of mortgages; payments of principal and interest on the mortgages are passed through to the holders of the CMOs, although not necessarily on a pro rata basis, on the same schedule as they are received. Mortgage-backed bonds are general obligations of the issuer fully collateralized directly or indirectly by a pool of mortgages. The mortgages serve as collateral for the issuer's payment obligations on the bonds, but interest and principal payments on the mortgages are not passed through either directly (as with mortgage-backed "pass-through" securities issued or guaranteed by U.S. Government agencies or instrumentalities) or on a modified basis (as with CMOs). Accordingly, a change in the rate of prepayments on the pool of mortgages could change the effective maturity of a CMO but not that of a mortgage-backed bond (although, like many bonds, mortgage-backed bonds may be callable by the issuer prior to maturity).

              Governmental,  government-related, and private entities may create mortgage loan pools to back mortgage pass-through and mortgage-collateralized investments. Commercial banks, savings institutions, private mortgage insurance companies, mortgage bankers, and other secondary market issuers, including securities broker-dealers and special purpose entities (which generally are affiliates of the foregoing estab-lished to issue such securities), also create pass-through pools of residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans, as well as the guarantors of the mortgage-backed securities. Pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because of the absence of direct or indirect government or agency guarantees. Various forms of insurance or guarantees, including individual loan, title, pool, and hazard insurance, and letters of credit may support timely payment of interest and principal of non-governmental pools. Governmental entities, private insurers, and the mortgage poolers issue these forms of insurance and guarantees. Such insurance and guarantees, as well as the creditworthiness of the issuers thereof, are considered in determining whether a mortgage-backed security meets a Portfolio's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements.

              A Portfolio may buy mortgage-backed securities without insurance or guarantees, if N&B Management determines that the securities meet the Portfolio's quality standards. A Portfolio may not purchase mortgage-backed securities or any other assets that, in N&B Management's opinion, are illiquid if, as a result, more than 10% of the value of the Portfolio's net assets would be illiquid. N&B Management will, consistent with the Portfolios' investment objective, policies and limitations and quality standards, consider making investments in new types of mortgage-backed securities as such securities are developed and offered to investors.

              Because many mortgages are repaid early, the actual maturity and duration of mortgage-backed securities are typically shorter than their stated final maturity and their duration calculated solely on the basis of the stated life and payment schedule. In calculating its maturity and duration, a Portfolio may apply certain industry conventions regarding the maturity and duration of mortgage-backed instruments.

              Asset-Backed  Securities  (All  Fixed  Income  Portfolios,  except
     Neuberger & Berman Government Money Portfolio). The Portfolios may purchase asset-backed securities, including commercial paper. Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements. These assets are securitized through the use of trusts and special purpose corporations. Credit enhancements, such as various forms of cash collateral accounts or letters of credit, may support payments or distributions of principal and interest on asset-backed securities. Like mortgage-backed securities, asset-backed securities are subject to the risk of prepayment. The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments, however, is greater for asset-backed securities than for mortgage-backed securities.

              Certificates for Automobile Receivables ("CARS ") represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing those contracts. Payments of principal and interest on the underlying contracts are "passed-through" monthly to certificate holders and are guaranteed up to specified amounts by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the Trust. Underlying installment sales contracts are subject to prepayment, which may reduce the overall return to certificate holders. Certificate holders also may experience delays in payment or losses on CARS if the Trust does not realize the full amounts due on underlying installment sales contracts because of unanticipated legal or administrative costs of enforcing the contracts; depreciation, damage, or loss of the vehicles securing the contracts; or other factors.

              Credit card  receivable securities are backed  by receivables from revolving credit card agreements ("Accounts"). Credit balances on Accounts are generally paid down more rapidly than are automobile contracts. Most of the credit card receivable securities issued publicly to date have been pass-through certificates. In order to lengthen their maturity or duration, most such securities provide for a fixed period during which only interest payments on the underlying Accounts are passed through to the security holder; principal payments received on the Accounts are used to fund the transfer of additional credit card charges made on the Accounts to the pool of assets supporting the securities. Usually, the initial fixed period may be shortened if specified events occur signalling a potential deterioration in the quality of the assets backing the security, such as the imposition of a cap on interest rates. An issuer's ability to extend the life of an issue of credit card receivable securities thus depends on the continued generation of principal amounts in the underlying Accounts and the non-occurrence of the specified events. The nondeductibility of consumer interest, as well as competitive and general economic factors, could adversely affect the rate at which new receivables are created in an Account and conveyed to an issuer, thereby shortening the expected weighted average life of the related security and reducing its yield. An acceleration in cardholders' payment rates or any other event that shortens the period during which additional credit card charges on an Account may be transferred to the pool of assets supporting the related security could have a similar effect on its weighted average life and yield.

              Credit cardholders are entitled to the protection of state and federal consumer credit laws. Many of those laws give a holder the right to set off certain amounts against balances owed on the credit card, thereby reducing amounts paid on Accounts. In addition, unlike most other asset-backed securities, Accounts are unsecured obligations of the cardholder.

              When-Issued Transactions (Neuberger & Berman Ultra Short Bond Portfolio, Neuberger & Berman Limited Maturity Bond Portfolio, and Neuberger & Berman New York Insured Intermediate Portfolio). The Portfolios may purchase securities (including mortgage-backed securities such as GNMA, FNMA, and FHLMC certificates) on a when-issued basis, that is, by committing to purchase securities (to secure an advantageous price and yield at the time of the commitment) and complete the purchase by making payment against delivery of the securities at a future date. When a Portfolio purchases securities on a when-issued basis, it will maintain in a segregated account with its custodian, until payment is made, cash, U.S. Government and Agency Securities, or other liquid, high-grade debt securities having an aggregate market value (determined daily) at least equal to the amount of its purchase commitments.

              U.S. Dollar-Denominated Foreign Debt Securities (All Fixed  Income
     Portfolios, except Neuberger & Berman Government Money Portfolio). The Portfolios may invest in U.S. dollar-denominated debt securities issued by foreign issuers (including banks, governments and quasi-governmental organizations) and foreign branches of U.S. banks, including negotiable CDs, bankers' acceptances and commercial paper. These investments are subject to each Portfolio's quality, maturity, and duration standards. While investments in foreign securities are intended to reduce risk by providing further diversification, such investments involve sovereign and other risks, in addition to the credit and market risks normally associated with domestic securities. These additional risks include the possibility of adverse political and economic developments (including political instability) and the potentially adverse effects of unavailability of public information regarding issuers, less governmental supervision and regulation of financial markets, reduced liquidity of certain financial markets, and the lack of uniform accounting, auditing, and financial standards or the application of standards that are different or less stringent than those applied in the United States.

              Foreign Currency Denominated Foreign Securities (Neuberger & Berman Limited Maturity Bond Portfolio). The Portfolio may invest in debt or other income-producing securities (of issuers in countries whose governments are considered stable by N&B Management) that are denominated in or indexed to foreign currencies, including (1) CDs, commercial paper, fixed time deposits, and bankers' acceptances issued by foreign banks,
     (2) obligations of other corporations, and (3) obligations of foreign governments or their subdivisions, agencies, and instrumentalities, international agencies, and supranational entities. Investing in foreign currency denominated securities includes the special risks associated with investing in non-U.S. issuers described in the preceding section and the additional risks of (1) adverse changes in foreign exchange rates, (2) nationalization, expropriation, or confiscatory taxation, (3) adverse changes in investment or exchange control regulations (which could prevent cash from being brought back to the United States), and (4) expropriation or nationalization of foreign portfolio companies. Additionally, dividends and interest payable on foreign securities may be subject to foreign taxes, including taxes withheld from those payments.

              Foreign securities often trade with less frequency and in less volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities  may include  higher  custodial  fees  than  apply  to  domestic
     custody   arrangements,  and   transaction   costs  of   foreign   currency
     conversions.

              Interest rates prevailing in other countries may affect the prices of foreign securities and exchange rates for foreign currencies. Local factors, including the strength of the local economy, the demand for borrowing, the government's fiscal and monetary policies, and the international balance of payments often affect the interest rates in other countries. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position.

              Foreign markets also have different clearance and settlement procedures, and, in certain markets, there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Such delays in settlement could result in temporary periods when a portion of the assets of a Portfolio are uninvested and no return is earned thereon. The inability of a Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to a Portfolio due to subsequent declines in value of the portfolio securities, or, if the Portfolio has entered into a contract to sell the securities, could result in possible liability to the purchaser.

              In order to limit the risk inherent in investing in foreign currency denominated securities, the Portfolio may not purchase any such security if, after such purchase, more than 25% of its net assets (taken at market value) would be invested in foreign currency denominated securities. Within that limitation, however, the Portfolio is not restricted in the amount it may invest in securities denominated in any one foreign currency.

              Dollar Rolls (Neuberger & Berman Ultra Short Bond Portfolio and Neuberger & Berman Limited Maturity Bond Portfolio). In a "dollar roll," a Portfolio sells securities for delivery in the current month and simul-taneously agrees to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. A "covered roll" is a specific type of dollar roll in which the Portfolio holds an offsetting cash position or a cash equivalent security position that matures on or before the forward settlement date of the dollar roll transaction. Dollar rolls are considered borrowings for purposes of the Portfolios' investment policies and limitations concerning borrowings.

     There is a risk that the contra-party will be unable or unwilling to complete the transactions as scheduled, which may result in losses to the Portfolio.

              Futures Contracts and Options Thereon (Neuberger & Berman Ultra Short Bond Portfolio, Neuberger & Berman Limited Maturity Bond Portfolio, and Neuberger & Berman New York Insured Intermediate Portfolio). The Portfolios may purchase and sell interest-rate and bond index futures contracts and options thereon, and Neuberger & Berman Limited Maturity Bond Portfolio may purchase and sell foreign currency futures contracts (with interest-rate and bond index futures contracts, "Futures" or "Futures Contracts") and options thereon. The Portfolios engage in inter-est-rate Futures and options transactions in an attempt to hedge against changes in securities prices resulting from expected changes in prevailing interest rates; Neuberger & Berman Limited Maturity Bond Portfolio engages in foreign currency Futures and options transactions in an attempt to hedge against expected changes in prevailing currency exchange rates. Because the futures markets may be more liquid than the cash markets, the use of Futures permits a Portfolio to enhance portfolio liquidity and maintain a defensive position without having to sell portfolio securities. The Portfolios do not engage in transactions in Futures or options thereon for speculation. The Portfolios view investment in (1) interest-rate Futures and options thereon as a maturity or duration management device and/or a device to reduce risk and preserve total return in an adverse interest rate environment and (2) foreign currency Futures and options thereon as a means of establishing more definitely the effective return on securities denominated in foreign currencies held or intended to be acquired by them.

              A "sale"  of a Futures  Contract (or a  "short" Futures  position)
     entails the assumption of a contractual obligation to deliver the securities or currency underlying the contract at a specified price at a specified future time. A "purchase" of a Futures Contract (or a "long" Futures position) entails the assumption of a contractual obligation to acquire the securities or currency underlying the contract at a specified price at a specified future time. Certain Futures, including bond index Futures, are settled on a net cash payment basis rather than by the sale and delivery of the securities underlying the Futures.

              "Margin"  with respect  to Futures  is the  amount of  assets that must be deposited by a Portfolio with, or for the benefit of, a futures commission merchant in order to initiate and maintain the Portfolio's Futures positions. The margin deposit made by a Portfolio when it enters into a Futures Contract ("initial margin") is intended to assure its per-formance of the contract. If the price of the Futures Contract changes -- increases in the case of a short (sale) position or decreases in the case of a long (purchase) position -- so that the unrealized loss on the contract causes the margin deposit not to satisfy margin requirements, the Portfolio will be required to make an additional margin deposit ("vari-
     ation margin"). However, if favorable price changes in the Futures Contract cause the margin on deposit to exceed the required margin, the excess will be paid to the Portfolio. In computing its daily net asset value ("NAV"), each Portfolio marks to market the current value of its open Futures positions. A Portfolio also must make margin deposits with respect to options on Futures that it has written. If the futures commission merchant holding the margin deposit goes bankrupt, the Portfolio could suffer a delay in recovering its funds and could ultimately suffer a loss.

              U.S.  Futures  (except certain  currency  futures)  are  traded on exchanges that have been designated as "contract markets" by the Commodity Futures Trading Commission ("CFTC"), an agency of the U.S. Government; Futures transactions must be executed through a futures commission merchant that is a member of the relevant contract market. The exchange's affiliated clearing organization guarantees performance of the contracts between the clearing members of the exchange.

              Although Futures Contracts by their terms may require the actual delivery or acquisition of the underlying securities or currency, in most cases the contractual obligation is extinguished by being offset before the expiration of the contract, without the parties having to make or take delivery of the assets. A Futures position is offset by buying (to offset an earlier sale) or selling (to offset an earlier purchase) an identical Futures Contract calling for delivery in the same month.

              Although each Portfolio believes that the use of Futures Con-tracts will benefit it, if N&B Management's judgment about the general direction of the markets is incorrect, a Portfolio's overall return would be lower than if it had not entered into any such contracts. Moreover, the spread between values in the cash and futures markets, is subject to distortions, due to differences in the character of those markets. Because of the possibility of distortion, even a correct forecast of general market trends by N&B Management may not result in a successful transaction.

              An option on a Futures Contract gives the purchaser the right, in return for the premium paid, to assume a position in the contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer of the option is required upon exercise to assume a short Futures position (if the option is a call) or a long Futures position (if the option is a put). Upon exercise of the option, the assumption of offsetting Futures positions by the writer and holder of the option is accompanied by delivery of the accumulated cash balance in the writer's Futures margin account. That balance represents the amount by which the market price of the Futures Contract at exercise exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option.

              The prices of Futures are volatile and are influenced by, among other things, actual and anticipated changes in interest or currency exchange rates, which in turn are affected by fiscal and monetary policies and by national and international political and economic events. At best, the correlation between changes in prices of Futures and of the securities and currencies being hedged can be only approximate. Decisions regarding whether, when, and how to hedge involve skill and judgment. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or interest rate or currency exchange rate trends, or lack of correlation between the futures markets and the securities markets. Because of the low margin deposits required, Futures trading involves an extremely high degree of leverage; as a result, a relatively small price movement in a Futures Contract may result in an immediate and substantial loss, or gain, to the investor. Losses that arise from certain Futures transactions are potentially unlimited.

              Most U.S. futures exchanges limit the amount of fluctuation in the price of a Futures Contract or option thereon during a single trading day; once the daily limit has been reached, no trades thereof may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day, however; it thus does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Prices can move to the daily limit for several consecutive trading days with little or no trading, thereby preventing liquidation of Futures and options positions and subjecting investors to substantial losses. If this were to happen with respect to a position held by a Portfolio, it could (depending on the size of the position) have an adverse impact on the NAV of the Portfolio.

              Covered Call and Put Options (Neuberger & Berman Limited Maturity Bond Portfolio and Neuberger & Berman New York Insured Intermediate Portfolio). The Portfolios may write or purchase put and call options on securities. Generally, the purpose of writing and purchasing these options is to reduce the effect of price fluctuations of securities held by the Portfolio on the Portfolio's and its corresponding Fund's NAVs. Each Portfolio may also write covered call options to earn premium income.


              The obligation under any options terminates upon expiration of the option or, at an earlier time, when the writer offsets the option by entering into a "closing purchase transaction" to purchase an option of the same series. If an option is purchased by a Portfolio and is never exercised, the Portfolio will lose the entire amount of the premium paid.

              A Portfolio will receive a premium for writing a put option, which obligates the Portfolio to acquire a certain security at a certain price at any time until a certain date if the purchaser of the option decides to sell such security. The Portfolio may be obligated to purchase the underlying security at more than its current value.

              When a Portfolio purchases a put option, it pays a premium to the writer for the right to sell a security to the writer for a specified amount at any time until a certain date. A Portfolio would purchase a put option in order to protect itself against a decline in the market value of a security it owns.

              When a Portfolio writes a call option, it is obligated to sell a security to a purchaser at a specified price at any time the purchaser requests until a certain date, and receives a premium for writing the option. Each Portfolio writes only "covered" call options on securities it owns. So long as the obligation of the call option continues, the Portfolio may be assigned an exercise notice, requiring it to deliver the underlying security against payment of the exercise price. The Portfolio may be obligated to deliver securities underlying an option at less than the market price, thereby giving up any additional gain on the security.

              When a Portfolio purchases a call option, it pays a premium for the right to purchase a security from the writer at a specified price until a specified date. A Portfolio would purchase a call option in order to protect against an increase in the price of securities it intends to purchase or to offset a previously written call option.

              Portfolio securities on which call and put options may be written and purchased by the Portfolio are purchased solely on the basis of investment considerations consistent with the Portfolio's investment objective. The writing of covered call options is a conservative investment technique that is believed to involve relatively little risk (in contrast to the writing of "naked" or uncovered call options, which the Portfolios will not do), but is capable of enhancing a Portfolio's total return. When writing a covered call option, a Portfolio, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security above the exercise price, but conversely retains the risk of loss should the price of the security decline. When writing a put option, a Portfolio, in return for the premium, takes the risk that it must purchase the underlying security at the exercise price, which may be higher than the current market price of the security. If a call or put option that a Portfolio has written expires unexercised, the Portfolio will realize a gain in the amount of the premium; however, in the case of a call option, that gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security.

              Options are traded both on national securities exchanges and in the over-the-counter ("OTC") market. Exchange-traded options in the U.S. are issued by a clearing organization affiliated with the exchange on which the option is listed; the clearing organization in effect guarantees completion of every exchange-traded option. In contrast, OTC options are contracts between a Portfolio and its counter-party with no clearing organization guarantee. Thus, when a Portfolio sells (or purchases) an OTC option, it generally will be able to "close out" the option prior to its expiration only by entering into a "closing transaction" with the dealer to whom (or from whom) the Portfolio originally sold (or purchased) the option. There can be no assurance that a Portfolio would be able to liquidate an OTC option at any time prior to expiration. Unless a Port-folio is able to effect a closing purchase transaction in a covered OTC call option it has written, it will not be able to liquidate securities used as cover until the option expires or is exercised or until different cover is substituted. In the event of the counter-party's insolvency, a Portfolio may be unable to liquidate its options position and the associated cover. N&B Management monitors the creditworthiness of dealers with which the Portfolios may engage in OTC options transactions, and limits the Portfolio's counter-parties in such transactions to dealers with a net worth of at least $20 million as reported in their latest financial statements.

              The assets used as cover for OTC options written by the Portfolio will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the Portfolio may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC call option written subject to this procedure will be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

              The premium received (or paid) by a Portfolio when it writes (or purchases) a call or put option is the amount at which the option is currently traded on the applicable exchange, less (or plus) a commission. The premium may reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to the market price, the historical price volatility of the underlying security, the length of the option period, the general supply of and demand for credit, and the general interest rate environment. The premium received by a Portfolio for writing a covered call and put option is recorded as a liability on the Portfolio's statement of assets and liabilities. This liability is adjusted daily to the option's current market value, which is the sales price on the option's last reported trade on that day before the time the Portfolio's NAV is computed or, in the absence of any trades thereof on that day, the mean between the bid and ask prices as of that time.

              Closing transactions are effected in order to realize a profit on an outstanding option, to prevent an underlying security from being called, or to permit the sale or the put of the underlying security. Furthermore, effecting a closing transaction permits a Portfolio to write another call option on the underlying security with either a different exercise price or expiration date or both. If a Portfolio desires to sell a security on which it has written a call option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security. There is, of course, no assurance that a Portfolio will be able to effect closing transactions at favorable prices. If a Portfolio cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold (or purchase a security that it would not have otherwise bought), in which case it would continue to be at market risk on the security.

              A Portfolio will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from writing the call or put option. However, because increases in the market price of a call option generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by a Portfolio.

              Each Portfolio pays the brokerage commissions in connection with purchasing or writing options, including those used to close out existing positions. These brokerage commissions normally are higher than those applicable to purchases and sales of portfolio securities.

              Options normally have expiration dates between three and nine months from the date written. The exercise price of an option may be below, equal to, or above the market value of the underlying security at the time the option is written. From time to time, a Portfolio may purchase an underlying security for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering the security from its portfolio. In those cases, additional brokerage commissions are incurred.

              Options on Foreign Currencies (Neuberger & Berman Limited Maturity Bond Portfolio). The Portfolio may write and purchase covered call and put options on foreign currencies. The Portfolio would engage in such transaction to protect against declines in the U.S. dollar value of portfolio securities or increases in the U.S. dollar cost of securities to be acquired, or to protect the dollar equivalent of dividends, interest, or other payments on those securities. As with other types of options, however, writing an option on foreign currency constitutes only a partial hedge, up to the amount of the premium received, and the Portfolio could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The risks of currency options are similar to the risks of other options, discussed herein. Certain options on foreign currencies are traded on the OTC market and involve liquidity and credit risks that may not be present in the case of exchange-traded currency options.

              Forward  Foreign Currency  Contracts  (Neuberger &  Berman Limited
     Maturity Bond Portfolio). The Portfolio may enter into contracts for the purchase or sale of a specific foreign currency at a future date at a fixed price ("Forward Contracts"). The Portfolio enters into Forward Contracts in an attempt to hedge against expected changes in prevailing currency exchange rates. The Portfolio does not engage in transactions in Forward Contracts for speculation; it views investments in Forward Contracts as a means of establishing more definitely the effective return on securities denominated in foreign currencies that are held or intended to be acquired by it. Forward Contract transactions include forward sales or purchases of foreign currencies for the purpose of protecting the U.S. dollar value of securities held or to be acquired by the Portfolio that are denominated in a foreign currency or protecting the U.S. dollar equivalent of dividends, interest, or other payments on those securities.

              N&B Management believes that the use of foreign currency hedging techniques, including "cross-hedges," can help protect against declines in the U.S. dollar value of income available for distribution and declines in the Portfolio's NAV resulting from adverse changes in currency exchange rates. For example, the return available from securities denominated in a particular foreign currency would diminish if the value of the U.S. dollar increased against that currency. Such a decline could be partially or completely offset by an increase in value of a hedge involving a Forward Contract to sell that foreign currency or a cross-hedge involving a Forward Contract to sell a different foreign currency whose behavior is expected to resemble the currency in which the securities being hedged are denominated and which is available on more advantageous terms. N&B Management believes that hedges and cross-hedges can, therefore, provide significant protection of NAV in the event of a general rise in the U.S. dollar against foreign currencies. However, a hedge or cross-hedge cannot protect against exchange rate risks perfectly, and, if N&B Management is incorrect in its judgment of future exchange rate relationships, the Portfolio could be in a less advantageous position than if such a hedge or cross-hedge had not been established. If the actual behavior of the currency used in a cross hedge does not sufficiently correlate to the behavior of hedged currency, the Portfolio may suffer losses on both currencies. In addition, because forward contracts are not traded on an exchange, the assets used to cover such contracts may be illiquid.

            General Considerations Involving Futures, Options on Futures,
                  Options on Securities and Foreign Currencies, and
               Forward Contracts (collectively, "Hedging Instruments")

              Futures Contracts and Options on Futures Contracts and Foreign Currencies. To the extent a Portfolio sells or purchases Futures Contracts and/or writes options thereon, or options on foreign currencies that are traded on an exchange regulated by the CFTC other than for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums on these positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the Portfolio's net assets.

              In addition, pursuant to state securities laws, (1) the aggregate premiums paid by a Portfolio on all options (both exchange-traded and OTC) held by it at any time may not exceed 20% of its net assets and (2) the aggregate margin deposits required on all exchange-traded Futures
     Contracts and related options held at any time by a Portfolio may not exceed 5% of its total assets. Pursuant to an undertaking to a state securities law administrator, Neuberger & Berman Limited Maturity Bond Portfolio may not purchase a put option if, as a result, more than 5% of its total assets would be invested in put options.

              Risks Involved in Using Hedging Instruments. The primary risks in using Hedging Instruments are (1) imperfect correlation or no correlation between changes in market value of the securities held or to be acquired by a Portfolio and changes in market value of Hedging
     Instruments; (2) possible lack of a liquid secondary market for Hedging Instruments and the resulting inability to close out Hedging Instruments when desired; (3) the fact that the skills needed to use Hedging

     Instruments are different from those needed to select a Portfolio's securities; (4) the fact that, although use of these instruments for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments; and (5) the possible inability of a Portfolio to purchase or sell a portfolio security at a time that would otherwise be favorable for it to do so, or the possible need for a Portfolio to sell a portfolio security at a disadvantageous time, due to its need to maintain "cover" or to segregate securities in connection with its use of Hedging Instruments. N&B Management intends to reduce the risk of imperfect correlation by investing only in Hedging Instruments whose behavior is expected to resemble or offset that of a Portfolio's underlying securities. N&B Management intends to reduce the risk that a Portfolio will be unable to close out Hedging Instruments by entering into such transactions only if N&B Management believes there will be an active and liquid secondary market. Hedging Instruments used by the Portfolios are generally considered "derivatives." There can be no assurance that a Portfolio's use of Hedging Instruments will be successful.

              The Portfolios' use of Hedging Instruments may be limited by the provisions of the Internal Revenue Code of 1986, as amended ("Code"), with which certain investors must comply to continue to qualify as a regulated investment company ("RIC"). See "Tax Status" below.

              Cover for Hedging Instruments. Each Portfolio will comply with SEC guidelines regarding cover for Hedging Instruments and, if the guide-lines so require, set aside in a segregated account with its custodian cash, U.S. Government or Agency Securities, or other liquid, high-grade debt securities in the prescribed amount. Securities held in a segregated account cannot be sold while the Futures, option, or forward strategy covered by those securities is outstanding, unless they are replaced with other suitable assets. As a result, segregation of a large percentage of a Portfolio's assets could impede portfolio management or the Portfolio's ability to meet current obligations. A Portfolio may be unable promptly to dispose of assets which cover, or are segregated with respect to, an illiquid Futures, option, or forward position; this inability may result in a loss to the Portfolio.

              Indexed Securities (Neuberger & Berman Limited Maturity Bond Portfolio). The Portfolio may invest in securities linked to foreign currencies, interest rates, commodities, indices, or other financial indicators ("indexed securities"). Most indexed securities are short- to intermediate-term fixed income securities whose value at maturity or interest rate rises or falls according to the change in one or more specified underlying instruments. An indexed security may be positively or negatively indexed (i.e., their value may increase or decrease if the underlying instrument appreciates) and may have return characteristics similar to direct investments in the underlying instrument or to one or more options thereon. Indexed securities may be more volatile than the underlying instrument itself.

              Zero Coupon Securities (All Portfolios). Each Portfolio may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or that specify a future date when the securities begin to pay current interest. Zero coupon securities are issued and traded at a discount from their face amount or par value. This discount varies depending on prevailing interest rates, the time remaining until cash payments begin, the liquidity of the security, and the perceived credit quality of the issuer.

              The  discount   on   zero  coupon   securities  ("original   issue
     discount") is taken into account ratably by each Portfolio prior to the receipt of any actual payments. Because certain investors in the Portfolios must distribute substantially all of their net income (includ-ing their pro rata share of their corresponding Portfolios' original issue discount) to their shareholders each year for income and excise tax purposes (See "Tax Status" below), each Portfolio may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its investors' distribution requirements.

              The market prices of zero coupon securities generally are more volatile than the prices of securities that pay interest periodically. Zero coupon securities are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

              Municipal  Obligations (Neuberger &  Berman Limited  Maturity Bond
     Portfolio). This Portfolio may invest up to 5% of its net assets in municipal obligations which are issued by or on behalf of states (as used herein, including the District of Columbia), territories, and possessions of the United States and their political subdivisions, agencies, and instrumentalities, and which pay interest that is exempt from federal income tax. Municipal obligations include "general obligation" securities, which are backed by the full taxing power of a municipality, and "revenue" securities, which are backed only by the income from a specific project, facility, or tax. Municipal obligations also include industrial development and private activity bonds which are issued by or on behalf of public authorities, but are not backed by the credit of any governmental or public authority. "Anticipation notes" are issued by municipalities in expectation of future proceeds from the issuance of bonds or from taxes or other revenues, and are payable from those bond proceeds, taxes, or revenues. Municipal obligations also include tax-exempt commercial paper, which is issued by municipalities to help finance short-term capital or operating requirements.

              The value of municipal obligations is dependent on the continuing payment of interest and principal when due by the issuers of the municipal obligations (or, in the case of industrial development bonds, the revenues generated by the facility financed by the bonds or, in certain other instances, the provider of the credit facility backing the bonds). As with other fixed income securities, an increase in interest rates generally will reduce the value of the Portfolio's investments in municipal obligations, whereas a decline in interest rates generally will increase that value. Current efforts to restructure the federal budget and the relationship between the federal government and state and local governments may impact the financing of some issuers of municipal securities. Some states and localities are experiencing substantial deficits and may find it difficult for political or economic reasons to increase taxes. Efforts are under way that may result in a "flat tax" or other restructuring of the federal income tax system. Any of these factors could affect the value of municipal securities.

              Interest Rate Protection Transactions (Neuberger & Berman New York Insured Intermediate Portfolio). The Portfolio may enter into interest rate swaps, caps, floors, and collars. An interest rate swap involves an agreement between two parties to exchange payments that are based, for example, on variable and fixed rates of interest and that are calculated on the basis of a specified amount (the "notional principal amount"). In an interest rate cap or floor transaction, one party agrees to make payments to the other party when a specified market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. An interest rate collar transaction involves both a cap and a floor (that is, one party agrees to make payments to the other party when a specified market interest rate goes outside a specified range).

              The Portfolio enters into these transactions only with banks and recognized securities dealers believed by N&B Management to present minimal credit risks, for the purpose of (1) preserving a return or spread on a particular investment or portion of its portfolio, (2) protecting against an increase in the price of securities it anticipates purchasing at a later date, or (3) effectively fixing the rate of interest it pays on borrowings. The Portfolio uses interest rate protection transactions as hedges and not as speculative investments; these transactions are subject to risks comparable to those described herein with respect to other hedging strategies. If the Portfolio enters into such a transaction and N&B Management incorrectly forecasts interest rates, market values, or other economic factors, the Portfolio would have been in a better position had it not hedged at all. The Portfolio does not treat these transactions as being subject to its borrowing restrictions.

              The Portfolio will maintain appropriate liquid assets in a segregated custodial account to cover its current obligations under swap agreements. If the Portfolio enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of its accrued obligations under the swap agreement over the accrued amount it is entitled to receive under the agreement. If the Portfolio enters into a swap agreement on other than a net basis, it will segregate assets with a value equal to the full amount of its accrued obligations under the agreement.

              The swap market has grown substantially in recent years, with a large number of the participants utilizing standardized swap documentation. Swap agreements are treated as liquid if they can be expected, in N&B Management's judgment, to be able to be sold within seven days at approximately the price at which they are valued. Caps, floors, and collars are more recent innovations for which documentation is less standardized, and accordingly they are less liquid than swaps.

              Additional  Investment  Information   (Municipal  Portfolios   and
     Neuberger & Berman New York Insured Intermediate Portfolio)

              Types of Municipal Obligations. The tax-exempt status of any issue of municipal obligations is determined on the basis of an opinion of the issuer's bond counsel at the time the obligations are issued. Except as otherwise provided in Part A and this Part B, Municipal Portfolios' and Neuberger & Berman New York Insured Intermediate Portfolio's investment portfolios may consist of any combination of the types of municipal obligations described below, and others set forth in Part A or in this Part B. The proportions in which each Portfolio invests in various types of municipal obligations will vary from time to time.

              General Obligation Bonds.  A general obligation bond is backed  by the governmental issuer's pledge of its full faith and credit and power to raise taxes for payment of principal and interest under the bond. The taxes or special assessments that can be levied for the payment of debt service may be limited or unlimited as to rate or amount. Many jurisdictions face political and economic constraints on their ability to raise taxes. These limitations and constraints may adversely affect the ability of the governmental issuer to meet its obligations under the bonds in a timely manner.

              Revenue  Bonds.    Revenue  bonds are  issued  to  finance a  wide
     variety of public projects, including (1) housing, (2) electric, gas, water, and sewer systems, (3) highways, bridges, and tunnels, (4) port and airport facilities, (5) colleges and universities, and (6) hospitals. In some cases, the repayment of these bonds depends upon annual legislative appropriations; in other cases, if the issuer is unable to meet its legal obligation to repay the bond, repayment becomes an unenforceable "moral commitment" of a related governmental unit (subject, however, to appropriations). Revenue bonds issued by housing finance authorities are backed by a wider range of security, including partially or fully insured mortgages, rent subsidized and/or collateralized mortgages, and net revenues from housing projects.

              Most industrial development bonds are revenue bonds, in that principal and interest are payable only from the net revenues of the facility financed by the bonds. These bonds generally do not constitute a pledge of the general credit of the public or private operator or user of the facility. In some cases, however, payment may be secured by a pledge of real and personal property constituting the facility.

              Municipal Lease Obligations (Neuberger & Berman Municipal Securities Portfolio and Neuberger & Berman New York Insured Intermediate Portfolio). These obligations, which may take the form of a lease, an installment purchase, or a conditional sale contract, are issued by a state or local government or authority to acquire land and a wide variety of equipment and facilities. A Portfolio will usually invest in municipal lease obligations through certificates of participation ("COPs"), which give the Portfolio a specified, undivided interest in the obligation. For example, a COP may be created when long-term revenue bonds are issued by a governmental corporation to pay for the acquisition of property. The payments made by the municipality under the lease are used to repay interest and principal on the bonds. Once these lease payments are completed, the municipality gains ownership of the property. These obligations are distinguished from general obligation or revenue bonds in that they typically are not backed fully by the municipality's credit, and their interest may become taxable if the lease is assigned. The lease subject to the transaction usually contains a "non-appropriation" clause. A non-appropriation clause states that, while the municipality will use its best efforts to make lease payments, the municipality may terminate the lease without penalty if the municipality's appropriating body does not allocate necessary funds. Such termination would result in a significant loss to a Portfolio.

              Municipal Notes.  Municipal notes include the following:
              ---------------
              1. Project notes are issued by local issuing agencies created under the laws of a state, territory, or possession of the United States to finance low-income housing, urban redevelopment, and similar projects. These notes are backed by an agreement between the local issuing agency and the Department of Housing and Urban Development ("HUD"). Although the notes are the primary obligations of the local issuing agency, the HUD agreement provides the full faith and credit of the U.S. as additional security.

              2. Tax anticipation notes are issued to finance working capital needs of municipalities. Generally, they are issued in anticipa-tion of future seasonal tax revenues, such as from income, sales, use, and business taxes, and are payable from these future revenues.

              3. Revenue anticipation notes are issued in expectation of receipt of other types of revenue, such as that available under federal revenue-sharing programs. Because of proposed measures to reform the federal budget and alter the relative obligations of federal, state, and local governments, many revenue-sharing programs are in a state of uncertainty.

              4.      Bond anticipation  notes  are  issued to  provide  interim
     financing until long-term bond  financing can be arranged.   In most cases,
     the long-term bonds provide the funds for the repayment of the notes.

              5.      Construction loan notes are  sold to provide  construction
     financing.    After  completion  of  construction,  many  projects  receive permanent financing from FNMA or GNMA.

              6. Tax-exempt commercial paper is a short-term obligation issued by state or local governments or their agencies to finance seasonal working capital needs or as short-term financing in anticipation of longer-term financing.

              7. Pre-refunded and "escrowed" municipal bonds are bonds with respect to which the issuer has deposited, in an escrow account, an amount of securities and cash, if any, that will be sufficient to pay the periodic interest on and principal amount of the bonds, either at their stated maturity date or on the date the issuer may call the bonds for payment. This arrangement gives the investment a quality equal to the securities in the account, usually U.S. Government securities. The
     Portfolios can also purchase bonds issued to refund earlier issues. The proceeds of these refunding bonds are often used for escrow to support refunding.

              Zero Coupon Securities. See the discussion of these investments under "Additional Investment Information (Fixed Income Portfolios and Neuberger & Berman New York Insured Intermediate Portfolio)."

              Tender Option Bonds (Neuberger & Berman Municipal Securities Portfolio and Neuberger & Berman New York Insured Intermediate Portfolio). Tender option bonds are created by coupling an intermediate or long-term fixed rate tax-exempt bond (generally held pursuant to a custodial arrangement) with a tender agreement that gives the holder the option to tender the bond at its face value. As consideration for providing the tender option, the sponsor (usually a bank, broker-dealer, or other financial institution) receives periodic fees equal to the difference between the bond's fixed coupon rate and the rate (determined by a remarketing or similar agent) that would cause the bond, coupled with the tender option, to trade at par on the date of such determination. After payment of the tender option fee, the Portfolio effectively holds a demand obligation that bears interest at the prevailing short-term tax-exempt rate. N&B Management considers the creditworthiness of the issuer of the underlying bond, the custodian, and the third party provider of the tender option. In certain instances, a sponsor may terminate a tender option if, for example, the issuer of the underlying bond defaults on interest payments.

     Yield and Price Characteristics of Municipal Obligations
     --------------------------------------------------------
              Municipal obligations generally have the same yield and price characteristics as other debt securities. Yields depend on a variety of factors, including general conditions in the money and bond markets and, in the case of any particular securities issue, its amount, maturity, and rating. Market prices of fixed income securities usually vary upward or downward in inverse relationship to market interest rates.

              Municipal obligations with longer maturities or durations tend to produce higher yields. They are generally subject to potentially greater price fluctuations, and thus greater appreciation or depreciation in value, than obligations with shorter maturities or duration and lower yields. An increase in interest rates generally will reduce the value of a Portfolio's investments, whereas a decline in interest rates generally will increase that value. The ability of each Portfolio to achieve its investment objective also is dependent on the continuing ability of the issuers of the municipal obligations in which the Portfolios invest (or, in the case of industrial development bonds, the revenues generated by the facility financed by the bonds or, in certain other instances, the provider of the credit facility backing the bonds) to pay interest and principal when due.

     Additional Techniques for Purchasing and Selling Municipal Obligations and Taxable Securities
     -------------------------------------------------------------------------
              The Portfolios' investments in municipal obligations and taxable securities may take the form of the following types of investments:

     Variable or Floating Rate Securities; Demand and Put Features
     -------------------------------------------------------------
              The Portfolios may invest in Variable Rate Securities (described under "Additional Investment Information (Fixed Income Portfolios"), the interest rate on which ordinarily is determined by reference to the measures described there or an index of short-term tax-exempt rates. The Variable Rate Securities in which the Portfolios invest are municipal obligations which frequently permit the holder to demand payment of the obligations' principal and accrued interest at any time or at specified intervals not exceeding one year. The demand feature usually is backed by a credit instrument (e.g., a bank letter of credit) from a creditworthy issuer and sometimes by municipal bond insurance from a creditworthy insurer. Without these credit enhancements, the Variable Rate Securities might not meet the Portfolios' quality standards. Accordingly, in purchasing these securities, each Portfolio relies primarily on the creditworthiness of the credit instrument issuer or the insurer. Neither Neuberger & Berman Municipal Money Portfolio nor Neuberger & Berman Municipal Securities Portfolio may invest more than 5% of its total assets in securities backed by credit instruments from any one issuer or by insurance from any one insurer (excluding securities that do not rely on the credit instrument or insurance for their rating, i.e., stand on their own credit).

              A Portfolio can also buy fixed rate securities accompanied by a demand feature or by a put option, which permits the Portfolio to sell the security to the issuer or third party at a specified price. A Portfolio may rely on the creditworthiness of issuers of puts in purchasing these securities.

              In calculating its maturity or duration, each Portfolio is permitted to treat certain Variable Rate Securities as maturing on a date prior to the date on which principal is due to be paid. In applying such maturity shortening devices, N&B Management considers whether the interest rate reset is expected to cause the security to trade at approximately its par value.

     Purchases with a Standby Commitment to Repurchase
     -------------------------------------------------
              When a Portfolio purchases municipal obligations, it also may acquire a standby commitment obligating the seller to repurchase the obligations at an agreed price on a specified date or within a specified period. A standby commitment is the equivalent of a nontransferable "put" option held by a Portfolio that terminates if the Portfolio sells the obligations to a third party.

              The Portfolios may enter into standby commitments only with banks and (if permitted under the 1940 Act) securities dealers determined to be creditworthy. A Portfolio's ability to exercise a standby commitment depends on the ability of the bank or securities dealer to pay for the obligations on exercise of the commitment. If a bank or securities dealer defaults on its commitment to repurchase such obligations, a Portfolio may be unable to recover all or even part of any loss it may sustain from having to sell the obligations elsewhere.

              Although none of the Portfolios currently intends to invest in standby commitments, each reserves the right to do so. No Portfolio will invest in standby commitments unless it receives an opinion of its counsel or a ruling of the Internal Revenue Service ("Service") satisfactory to the Trustees that interest earned by the Portfolio on municipal obligations subject to standby commitments is exempt from federal income tax. No Portfolio will acquire standby commitments with a view to exercising them when the exercise price exceeds the current value of the underlying obligations; a Portfolio will do so only to facilitate portfolio liquidity. By enabling a Portfolio to dispose of municipal obligations at a predetermined price prior to maturity, this investment technique allows the Portfolio to be fully invested while preserving flexibility to make commitments for when-issued securities, take advantage of other buying opportunities, and meet redemptions.

              Standby commitments are valued at zero in determining NAV. The maturity or duration of municipal obligations purchased by a Portfolio is not shortened by a standby commitment. Therefore, standby commitments do not affect the average maturity of the Portfolio's investment portfolio.

     Participation Interests
     -----------------------
              The Portfolios may purchase from banks participation interests in all or part of specific holdings of short-term municipal obligations. Each participation interest is backed by an irrevocable letter of credit issued by a selling bank determined to be creditworthy. A Portfolio has the right to sell the participation interest back to the bank, usually after seven days' notice, for the full principal amount of its participation, plus accrued interest, but only (1) to provide portfolio liquidity, (2) to maintain portfolio quality, or (3) to avoid loss when the underlying municipal obligations are in default. Although no Portfolio currently intends to acquire participation interests, each reserves the right to do so in the future. No Portfolio will purchase participation interests unless it receives an opinion of its counsel or a ruling of the Service satisfactory to the Trustees that interest earned by the Portfolio on municipal obligations in which it holds participation interests is exempt from federal income tax.

     Restricted Securities and Rule 144A Securities
     ----------------------------------------------
              See  the  discussion  of   these  investments  under   "Additional
     Investment Information (Fixed Income Portfolios and Neuberger & Berman New York Insured Intermediate Portfolio)."

     When-Issued Transactions
     ------------------------
              See  the  discussion   of  these  investments  under   "Additional
     Investment Information (Fixed Income Portfolios and Neuberger & Berman New York Insured Intermediate Portfolio)."

     Futures Contracts and Options Thereon (Neuberger & Berman Municipal Securities Portfolio and Neuberger & Berman New York Insured Intermediate Portfolio).
     ------------------------------------------------------------------------
              A Portfolio  may purchase and  sell Futures  Contracts and options thereon in an attempt to hedge against changes in the prices of municipal obligations resulting from expected changes in prevailing interest rates. Because the futures markets may be more liquid than the cash markets, the use of Futures permits a Portfolio to enhance portfolio liquidity and maintain a defensive position without having to sell portfolio securities. The Portfolios do not engage in transactions in Futures or options thereon for speculation. The Portfolios view investment in Futures and options thereon as a maturity management device and/or a device to reduce risk and preserve total return in an adverse interest rate environment. For further information regarding these investments, see the discussion thereof under "Additional Investment Information (Fixed Income Portfolios and Neuberger & Berman New York Insured Intermediate Portfolio)."

     Reverse Repurchase Agreements
     -----------------------------
              For further information regarding these investments, see the discussion thereof under "Additional Investment Information (Fixed Income Portfolios and Neuberger & Berman New York Insured Intermediate Portfolio)."

     Investment in Taxable Securities
     --------------------------------
              The  types   of  taxable   securities  in  which   each  Portfolio
     temporarily may invest are limited to the following short-term (maturing in one year or less from the time of purchase) fixed income securities:

              U.S. Government and Agency Securities (Neuberger & Berman Municipal Securities Portfolio and Neuberger & Berman New York Insured Intermediate Portfolio). U.S. Government and Agency Securities are direct obligations of the U.S. Government, its agencies and instrumentalities, and obligations issued or guaranteed by U.S. Government-sponsored enterprises and federal agencies. Many agency securities are not backed by the full faith and credit of the United States.

              Bank  Obligations.     Bank  obligations  include   CDs,  bankers'
     acceptances, and other short-term debt obligations issued by U.S. banks with total assets of $1 billion or more.

              Repurchase Agreements. See the discussion of these investments under "Additional Investment Information (Fixed Income Portfolios and Neuberger & Berman New York Insured Intermediate Portfolio)." Neuberger & Berman Municipal Money Portfolio may invest only in repurchase agreements with respect to securities rated in the highest rating category by S&P, Moody's, or any other NRSRO.

              Securities Loans.   See the discussion of  these investments under
     "Additional Investment Information (Fixed Income Portfolios)."

              Commercial Paper. Each Portfolio may invest only in paper receiving the highest rating from S&P (A-1) or Moody's (P-1) or deemed by N&B Management to be of equivalent quality. See the discussion of these investments under "Additional Investment Information (Fixed Income Portfolios and Neuberger & Berman New York Insured Intermediate Portfolio)."

                      Swap Agreements (Neuberger & Berman Municipal Securities Trust and New York Insured Intermediate Portfolio). To help enhance the value of its portfolio or manage its exposure to different types of investments, the Portfolio may enter into interest rate and mortgage swap agreements and may purchase and sell interest rate "caps," "floors," and "collars." In accordance with SEC staff requirements, the Portfolio will segregate cash or liquid high-grade debt securities in an amount equal to its obligations under swap agreements; when an agreement provides for netting of the payments by the two parties, the Portfolio will segregate only the amount of its net obligation, if any.


                             Certain Risk Considerations

     All Portfolios
     --------------
              Although each Portfolio seeks to reduce risk by investing in a diversified portfolio, diversification does not eliminate all risk. There can, of course, be no assurance any Portfolio will achieve its investment objective, and an investment in a Portfolio involves certain risks that are described in the sections entitled "Investment Programs" and "Description of Investments" in Item 4 in Part A and in the "Risks of Fixed Income Securities" and applicable "Additional Investment Information" sections above. The ratings of S&P and Moody's represent their opinions as to the quality of securities (including municipal obligations) and companies they undertake to rate. Ratings are not absolute standards of quality; consequently, securities with the same maturity, duration, coupon, and rating may have different yields. See

     "Rating  Agencies; Ratings  of  Corporate  Debt Securities  and  Commercial
     Paper  (All  Fixed   Income  Portfolios)"  above  for  corporate  bond  and
     commercial paper ratings of S&P and Moody's.

               Each Portfolio's ability to achieve its investment objective is dependent on the continuing ability of the issuers of municipal obligations in which the Portfolio invests and, in certain circumstances, of banks issuing letters of credit or insurers issuing insurance backing those obligations) to pay interest and principal when due.

               The ratings of New York Municipal Securities and other municipal securities by S&P, Moody's, and other NRSROs, as well as their ratings of municipal bond insurers, represent their opinions as to the quality of municipal obligations and companies they undertake to rate. Ratings are not absolute standards of quality; consequently, municipal obligations with the same maturity, duration, coupon, and rating may have different yields. There are variations in municipal obligations and bond insurers, both within a particular classification and between classifications. These variations result from numerous factors, each of which could affect the obligation's or insurer's ratings. See "Ratings of Municipal Obliga-tions (Municipal Portfolios)" above for municipal obligations and claims paying ability or financial strength of municipal bond insurers.

              Unlike other types of investments, municipal obligations have traditionally not been subject to the registration requirements of the federal securities laws, although there have been proposals to provide for such registration in the future. This lack of SEC regulation has adversely affected the quantity and quality of information available to the bond markets about issuers and their financial condition. The SEC has responded to the need for such information by recently amending Rule 15c2-12 of the Securities Exchange Act of 1934, as amended (the "Rule"). The Rule requires that underwriters must reasonably determine that an issuer of municipal securities undertakes in a written agreement for the benefit of the holders of such securities to file with a nationally recognized municipal securities information repository certain information regarding the financial condition of the issuer and material events relating to such securities. The SEC's intent in adopting the Rule was to provide holders and potential holders of municipal securities with more adequate financial information concerning issuers of municipal securities. The Rule provides exemptions for issuances with a principal amount of less than $1,000,000 and certain privately placed issuances.

              The federal bankruptcy statutes provide that, in certain circumstances, political subdivisions and authorities of states may initi-ate bankruptcy proceedings without prior notice to or consent of their creditors, which proceedings could result in material and adverse changes in the rights of holders of their obligations. In addition, there have been lawsuits challenging the issuance of pollution control revenue bonds and certain general obligation bonds of New York City and the validity of their issuance under state or federal law that could ultimately affect the validity of such bonds or the tax-free nature of the interest thereon.

              The Tax Reform Act of 1986 eliminated the federal income tax exemption for interest on certain municipal obligations and, as a result, has affected the availability of municipal obligations for investment by each Portfolio. There can be no assurance that similar legislation affecting the tax-exempt status of other municipal obligations will not be enacted in the future. In the event such legislation is enacted, each Fund and its corresponding Portfolio will reevaluate its investment objective, policies and limitations.

              The following information as to certain New York City ("City"), New York State ("State"), and Puerto Rico risk factors is given to investors in view of the policy of Neuberger & Berman New York Insured Intermediate Portfolio of concentrating its investments in New York Municipal Securities. Such information constitutes only a brief discussion, does not purport to be a complete description, and is based on information from sources believed to be reliable, including official statements relating to securities offerings of the State and municipal issuers, and periodic publications by national ratings organizations. Such information, however, has not been independently verified by Neuberger & Berman New York Insured Intermediate Fund or Portfolio.

     New York City
     -------------
              The City faces potential economic problems which could seriously affect its ability to meet its financial obligations.

              The national economic downturn which began in July 1990 adversely affected the City's economy, which had been declining since late 1989. The City's current four-year financial plan assumes that, after noticeable improvements in the City's economy during calendar year 1994, economic growth will slow in calendar years 1995 and 1996 with local employment increasing modestly.

              For each of the 1981 through 1995 fiscal years, the City achieved balanced operating results as reported in accordance with then-applicable generally accepted accounting principles ("GAAP"). The City was required to close substantial budget gaps in recent years in order to maintain balanced operating results. The City is currently trying to close a substantial budget gap in fiscal year 1996 and projects substantial budget gaps for each of the 1997 through 1999 fiscal years. There can be no assurance that the City will continue to maintain a balanced budget, as required by New York State law, without additional tax or other revenue increases or reductions in City services or entitlement programs, which could adversely affect the City's economic base.

              Pursuant to the laws of the State, the City prepares a four-year annual financial plan, which is reviewed and revised on a quarterly basis and which includes the City's capital, revenue and expense projections and outlines proposed gap-closing programs for years with projected budget gaps. The City submitted to the New York State Financial Control Board ("Control Board") on July 11, 1995 a financial plan for the 1996 through 1999 fiscal years (the "Financial Plan") which was subsequently reissued on November 29, 1995 to reflect actual receipts and expenditures since the release of the Financial Plan. A modification to the Financial Plan for the City's 1996 through 1999 fiscal years and a preliminary budget for the City's 1997 fiscal year are expected to be published in the beginning of 1996. The City's projections set forth in the Financial Plan are based on various assumptions and contingencies which are uncertain and which may not materialize. Changes in major assumptions could significantly affect the City's ability to balance its budget as required by State law and meet its annual cash flow and financing requirements.

              From 1975 to 1986, the City's financial condition was subject to oversight and review by the Control Board. As of 1986, the Control Board's supervisory power was suspended due to the City's satisfaction of certain statutory conditions required under the Financial Emergency Act ("Financial Emergency Act"). The City is still required to submit its four-year financial plan to the Control Board for the Control Board's limited review until the expiration of the Financial Emergency Act on July 1, 2008.

              In  1975,  S&P  suspended  its  A  rating  of City  bonds.    This
     suspension remained in effect until March 1981, at which time the City received an investment grade rating of BBB from S&P. On July 2, 1985, S&P revised its rating of City bonds upward to BBB+ and on November 19, 1987, to A-. On January 17, 1995, S&P placed the City's general obligation bonds on CreditWatch with negative implications. On July 10, 1995, S&P revised downward its rating in City general obligation bonds from A- to BBB+ and removed City bonds from CreditWatch. Moody's ratings of City bonds were revised in November 1981 from B (in effect since 1977) to Ba1, in November 1983 to Baa, in December 1985 to Baa1, in May 1988 to A and again in February 1991, to Baa1. Since July 15, 1993, Fitch has rated City bonds A-. On July 12, 1995, Fitch stated that the City's credit trend remains "declining."

     New York State
     --------------
              As of  December  15,  1995, the  State's  general  operating  fund
     ("General Fund"), the major operating fund of the State, projects a positive margin of $172 million. In addition, the State's economy, as measured by employment, started to recover near the start of the 1993 calendar year, and the State completed its 1994 fiscal year with a cash-basis balanced budget in the General Fund.

              The State's 1995-1996 Financial Plan projects a balanced General Fund. The State's second quarterly update which was released on October 27, 1995, projects continued balance in the State's 1995-1996 Financial Plan. The State Division of the Budget, however, cautioned that these projections were subject to various risks, including current tax regulation under consideration by Congress and the President. It also has been reported that the State could face a revenue shortfall for its 1995-1996 fiscal year, and for fiscal year 1996-1997. The Governor has proposed closing the 1996-1997 fiscal year imbalance primarily through General Fund expenditure reductions. The State Division of Budget also predicts budget gaps for fiscal years 1997-1998 and 1998-1999 of $1.4 billion and $2.5 billion, respectively. As a result of such budget gaps, the State would be required to take actions to increase receipts and/or reduce disbursements from current projected levels. The Governor submitted a proposed budget for the State's 1996-1997 fiscal year on December 15, 1995. There can be no assurances that the Budget will be enacted before April 1, 1996.

              There can be no assurance that the State's economy will not experience worse-than-predicted results in the 1995-1996 fiscal year, or that the State will not face substantial budget gaps in the future. Such incidents could cause material and adverse effects on the State's projections of receipts and disbursements.

              New York State's economy is expected to expand modestly during 1996, but slower than during 1995. On an average annual basis, the State's employment growth will be about half the rate estimated for 1995. State personal income and wages are expected to record moderate gains in 1996.

              Certain State agencies and local governments require State assistance to meet their financial obligations. The ability of the State to meet its own obligations or to obtain additional financing could be adversely affected if there is an increased need for assistance by State agencies and local governments.

              On June 6, 1990, Moody's changed its ratings on all of the State's outstanding general obligation bonds from A1 to A. On March 26, 1990 and January 13, 1992, S&P changed its ratings on all of the State's outstanding general obligation bonds from AA- to A and from A to A-, respectively.

     Puerto Rico
     -----------
              The economy of Puerto Rico is closely linked with that of the U.S. and will depend on several factors, including the condition of the U.S. economy, the exchange rate for the U.S. dollar, the price stability of oil imports, and interest rates. Businesses may enjoy a federal tax advantage from locating certain of their operations in Puerto Rico. However, this program may be phased out over the next several years, with uncertain effect on the Puerto Rican economy.

              Item 14.  Management of the Trust.
              ---------------------------------

                                Trustees and Officers

              The  following  table   sets  forth  information  concerning   the
     Trustees and officers of the Trust, including their addresses and principal business experience during the past five years. Some persons named as Trustees and officers also serve in similar capacities for other funds, and (where applicable) their corresponding portfolios, administered or managed by N&B Management and Neuberger & Berman.

       Name, Address                           Positions Held
       and Age(1)                              With the Trust                 Principal Occupation(s)(2)
       -----------                             --------------                 --------------------------


       John Cannon (66)                        Trustee                        President,  AMA  Investment  Advisers,  Inc.
       CDC Associates, Inc.                                                   (registered  investment   adviser)  (1976  -
       620 Sentry Parkway                                                     1991); Senior Vice President  AMA Investment
       Suite 220                                                              Advisers, Inc.  (1991 - 1993);  President of
       Blue Bell, PA  19422                                                   AMA  Family   Funds  (investment  companies)
                                                                              (1976  -  1991); Chairman  and  Treasurer of
                                                                              CDC Associates,  Inc. (registered investment
                                                                              adviser) (1993 - present)

       Charles DeCarlo (74)                    Trustee                        President   Emeritus   of   Sarah   Lawrence
       33 West 67th Street                                                    College; Chief  Executive Officer  of  Xicon
       New York, NY 10023                                                     Systems (animation company).

       Stanley Egener* (61)                    Chairman of the  Board, Chief  Partner  of  Neuberger  &  Berman; President
                                               Executive    Officer,     and  and  Director of N&B Management; Chairman of
                                               Trustee                        the  Board,  Chief  Executive   Officer  and
                                                                              Trustee  of  eight  other  mutual  funds for
                                                                              which  N&B  Management  acts  as  investment
                                                                              manager or administrator.



       Theresa A. Havell* (49)                 President and Trustee          Partner   of   Neuberger   &   Berman;  Vice
                                                                              President and  Director of  N&B  Management;
                                                                              President  and Trustee  of one  other mutual
                                                                              fund  for  which  N&B  Management   acts  as
                                                                              administrator.

       Barry Hirsch (62)                       Trustee                        Senior   Vice   President,  Secretary,   and
       Loews Corporation                                                      General   Counsel   of   Loews   Corporation
       667 Madison Avenue                                                     (diversified financial corporation).
       7th Floor
       New York, NY 10021



       Robert A. Kavesh (68)                   Trustee                        Professor of Finance  and Economics at Stern
       110 Bleeker Street                                                     School  of  Business,  New  York University;
       Apt. 24B                                                               Director  of  Del  Laboratories,   Inc.  and
       New York, NY 10012                                                     Greater New York Mutual Insurance Co.


                                        B-50






       Name, Address                           Positions Held
       and Age(1)                              With the Trust                 Principal Occupation(s)(2)
       -----------                             --------------                 --------------------------

       Harold R. Logan (74)                    Trustee                        Chairman   of   Comstock   Resources,   Inc.
       19 Norfield Road                                                       (natural resources  company); Vice Chairman,
       Weston, CT 06883                                                       Retired, of  W.R.  Grace &  Co.  (chemicals,
                                                                              natural  resources,  and  selected  consumer
                                                                              services).

       William E. Rulon (63)                   Trustee                        Senior  Vice  President  and   Secretary  of
       Foodmaker, Inc.                                                        Foodmaker, Inc. (operator and  franchisor of
       9330 Balboa Avenue                                                     restaurants).
       San Diego, CA 92123



       Candace L. Straight (48)                Trustee                        Managing  Director of  Head  & Company,  LLC
       Head & Company, LLC                                                    (limited  liability  company  providing  in-
       1330 Avenue of the Americas                                            vestment banking and consulting  services to
       12th Floor                                                             the   insurance   industry);  President   of
       New York, NY 10019                                                     Integon   Corporation,  (marketer   of  life
                                                                              insurance,   annuities,  and   property  and
                                                                              casualty insurance),  1990-1992; Director of
                                                                              Drake Holdings (U.K. motor insurer).

       Daniel J. Sullivan (56)                 Vice President                 Senior  Vice  President  of  N&B  Management
                                                                              since 1992;  prior thereto,  Vice  President
                                                                              of N&B Management;  Vice President of  eight
                                                                              other mutual funds  for which N&B Management
                                                                              acts     as     investment    manager     or
                                                                              administrator.

       Michael J. Weiner (49)                  Vice President  and Principal  Senior  Vice  President  of  N&B  Management
                                               Financial Officer              since  1992;  Treasurer  of  N&B  Management
                                                                              from  1992  to  1996;  prior  thereto,  Vice
                                                                              President and  Treasurer of  N&B  Management
                                                                              and  Treasurer of  certain mutual  funds for
                                                                              which  N&B  Management  acted  as investment
                                                                              adviser;   Vice   President  and   Principal
                                                                              Financial  Officer  of  eight  other  mutual
                                                                              funds  for  which  N&B  Management  acts  as
                                                                              investment manager or administrator.

       Claudia A. Brandon (39)                 Secretary                      Vice President of N&B  Management; Secretary
                                                                              of eight  other mutual  funds for  which N&B
                                                                              Management  acts  as  investment  manager or
                                                                              administrator.





                                        B-51






       Name, Address                           Positions Held
       and Age(1)                              With the Trust                 Principal Occupation(s)(2)
       -----------                             --------------                 --------------------------

       Richard Russell (49)                    Treasurer  and  Principal Ac-  Vice  President  of  N&B   Management  since
                                               counting Officer               1993;   prior    thereto,   Assistant   Vice
                                                                              President of N&B  Management; Treasurer  and
                                                                              Principal Accounting Officer of  eight other
                                                                              mutual funds  for which N&B  Management acts
                                                                              as investment manager or administrator.

       Stacy Cooper-Shugrue (33)               Assistant Secretary            Assistant Vice President  of N&B  Management
                                                                              since  1993; prior thereto,  employee of N&B
                                                                              Management;  Assistant  Secretary  of  eight
                                                                              other mutual funds  for which N&B Management
                                                                              acts     as     investment    manager     or
                                                                              administrator.

       C. Carl Randolph (58)                   Assistant Secretary            Partner  of Neuberger  & Berman  since 1992;
                                                                              prior  thereto,  employee  of   Neuberger  &
                                                                              Berman; Assistant Secretary  of eight  other
                                                                              mutual  funds for which  N&B Management acts
                                                                              as investment manager or administrator.



     ____________________
     (1) Unless otherwise indicated, the business address of each listed person is 605 Third Avenue, 2nd Floor, New York, NY 10158-0180.

     (2) Except as otherwise indicated, each individual has held the positions shown for at least the last five years.

     * Indicates a Trustee who is an "interested person" of the Trust within the meaning of the 1940 Act. Mr. Egener and Ms. Havell are interested persons by virtue of the fact that they are officers and directors of N&B Management and partners of Neuberger & Berman.

              The Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses reasonably incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless it is adjudicated that they engaged in bad faith, willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of their offices. In the case of settlement, such indemnification will not be provided unless it has been determined (by a court or other body approving the settlement or other disposition, or by a majority of disinterested Trustees based upon a review of readily available facts, or in a written opinion of independent counsel) that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties.

              The  following   table  sets  forth   information  concerning  the
     compensation of the Trustees and officers of the Trust. None of the Neuberger & Berman Funds(SERVICEMARK) has any retirement plan for its trustees or officers.

                                                  TABLE OF COMPENSATION
                                             FOR FISCAL YEAR ENDED 10/31/95
                                             ------------------------------

                                                                         Total Compensation from
                                                   Aggregate             Trusts in the Neuberger
       Name and Position                         Compensation            & Berman Fund Complex
       with the Trust                            from the Trust          Paid to Trustees
       ------------------                        --------------          ------------------------


       John Cannon                               $10,500                 $20,500
       Trustee                                                           (2 other investment companies)

       Charles DeCarlo                           $16,750                 $33,500
       Trustee                                                           (2 other investment companies)

       Stanley Egener                                $ 0                 $ 0
       Chairman of the Board, Chief Executive                            (9 other investment companies)
       Officer, and Trustee


       Theresa Havell                                 $0                 $ 0
       President and Trustee                                             (2 other investment companies)

       Barry Hirsch                              $16,750                 $33,500
       Trustee                                                           (2 other investment companies)



       Robert A. Kavesh                          $15,500                 $30,500
       Trustee                                                           (2 other investment companies)

       Harold R. Logan                           $14,000                 $28,000
       Trustee                                                           (2 other investment companies)

       William E. Rulon                          $15,250                 $30,500
       Trustee                                                           (2 other investment companies)

       Candace L. Straight                       $16,250                 $32,000
       Trustee                                                           (2 other investment companies)

     Item 15.  Control Persons and Principal Holders of Securities.
     --------------------------------------------------------------

              As of February 28, 1996, each Portfolio could be deemed to be under the control of a corresponding series of Neuberger & Berman Income Funds ("Income Funds"). Specifically, as of that date, (1) Neuberger & Berman Ultra Short Bond Fund owned 93.77% of the value of the outstanding interests in Neuberger & Berman Ultra Short Bond Portfolio, (2) Neuberger & Berman Limited Maturity Bond Fund owned 95.63% of the value of the outstanding interests in Neuberger & Berman Limited Maturity Bond Portfolio, (3) Neuberger & Berman Cash Reserves owned 100% of the value of the outstanding interests in Neuberger & Berman Cash Reserves Portfolio,
     (4) Neuberger & Berman Government Money Fund owned 100% of the value of the outstanding interests in Neuberger & Berman Government Money Portfolio, (5) Neuberger & Berman New York Insured Intermediate Fund owned 100% of the value of the outstanding interests in Neuberger & Berman New York Insured Intermediate Portfolio, (6) Neuberger & Berman Municipal
     Money Fund owned 100% of the value of the outstanding interests in Neuberger & Berman Municipal Money Portfolio, and (7) Neuberger & Berman Municipal Securities Trust owned 100% of the value of the outstanding interests in Neuberger & Berman Municipal Securities Portfolio. For Neuberger & Berman Ultra Short Bond Portfolio and Neuberger & Berman Limited Maturity Bond Portfolio, the remaining interests are owned by a series of Neuberger & Berman Income Trust ("Income Trust"). So long as a series of Income Funds or Income Trust or any other investor owns more than 50% of the value of the outstanding interests in a Portfolio, such series or investor may take actions without the approval of any other registered investment company that invests in the Portfolio.

              Income Funds and Income Trust have informed the Trust that whenever a series of either such investment company is requested to vote on matters pertaining to its corresponding Portfolio, the series affected will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the series' shareholders. It is anticipated that other registered investment companies investing in any Portfolio will follow the same or a similar practice.

              The address of each of the above-described control persons is 605 Third Avenue, 2nd Floor, New York, New York 10158-0180.

     Item 16.  Investment Advisory and Other Services.
     ------------------------------------------------
              Investment Manager. N&B Management serves as the Portfolios' investment manager pursuant to a management agreement with the Trust dated as of July 2, 1993 ("Management Agreement"). The Management Agreement was approved by the holders of the interests in each such Portfolio (except Neuberger & Berman New York Insured Intermediate Portfolio) on July 2, 1993 and by the holders of the interests in Neuberger & Berman New York Insured Intermediate Portfolio on February 1, 1994. That Portfolio was authorized to become subject to the Management Agreement by vote of the Trustees on September 30, 1993 and became subject to it on February 1, 1994.

              The Management Agreement provides, in substance, that N&B Man-agement will make and implement investment decisions for the Portfolios in its discretion and will continuously develop an investment program for the Portfolios' assets. The Management Agreement permits N&B Management to effect securities transactions on behalf of each Portfolio through associated persons of N&B Management. The Management Agreement also specifically permits N&B Management to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to the Portfolios, although N&B Management has no current plans to do so.

              N&B Management provides to each Portfolio, without separate cost, office space, equipment, and facilities and the personnel necessary to perform executive, administrative, and clerical functions. N&B Management pays all salaries, expenses, and fees of the officers, Trustees, and employees of the Trust who are officers, directors, or employees of N&B Management. Two officers and directors of N&B Management (who also are partners of Neuberger & Berman) presently serve as Trustees and officers of the Trust. See "Trustees and Officers" above. Each Portfolio pays N&B Management a management fee based on the Portfolio's average daily net assets as described in Part A.

              The Management Agreement continues with respect to each Portfolio for a period of two years after the date the Portfolio became subject thereto. The Management Agreement is renewable thereafter from year to year with respect to each Portfolio, so long as its continuance is approved at least annually (1) by the vote of a majority of the Trustees who are not "interested persons" of N&B Management or the Trust ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (2) by the vote of a majority of the Trustees or by a 1940 Act majority vote of the outstanding interests in the Portfolio. The Management Agreement is terminable with respect to a Portfolio without penalty on 60 days' written notice either by the Trust or by N&B Management. The Management Agreement terminates automatically if it is assigned.

              The total management fees paid by each operating Portfolio (except Neuberger & Berman New York Insured Intermediate Portfolio) to N&B Management under the Management Agreement during the fiscal years ended October 31, 1995 and 1994 were:

                           PORTFOLIO                               1995              1994            1993*
                           ---------                               ----              ----            -----


       Neuberger & Berman Government Money Portfolio             $745,052          $ 553,360       $ 237,155
       Neuberger & Berman Cash Reserves Portfolio                $852,207          $ 724,879       $ 215,671

       Neuberger & Berman Ultra Short Bond Portfolio             $229,072         $  268,424       $  85,012


                                        B-55






                           PORTFOLIO                               1995              1994            1993*
                           ---------                               ----              ----            -----

       Neuberger & Berman Limited Maturity Bond Portfolio        $769,332          $ 835,161       $ 280,096

       Neuberger & Berman Municipal Money Portfolio              $379,000          $ 412,000       $ 149,367
       Neuberger & Berman Municipal Securities Portfolio         $110,000         $  204,000       $  69,232

       *  For the period July 2, 1993 (commencement of operations) through
       October 31, 1993.


              Total management fees paid by Neuberger & Berman New York Insured Intermediate Portfolio for the fiscal year ended October 31, 1995 and the fiscal period February 1, 1994 (commencement of operations) to October 31, 1994 were $29,000 and $28,000, respectively.

              Sub-Adviser. N&B Management retains Neuberger & Berman, 605 Third Avenue, New York, NY 10158-3698, as sub-adviser with respect to each Portfolio pursuant to a sub-advisory agreement dated July 2, 1993 ("Sub-Advisory Agreement"). The Sub-Advisory Agreement was approved by the holders of interests of each such Portfolio (except Neuberger & Berman New York Insured Intermediate Portfolio) on July 2, 1993 and by the holders of the interests in Neuberger & Berman New York Insured Intermediate Portfolio on February 1, 1994. That Portfolio was authorized to become subject to the Sub-Advisory Agreement by vote of the Trustees on September 30, 1993 and became subject to it on February 1, 1994.

              The Sub-Advisory Agreement provides in substance that Neuberger & Berman will furnish to N&B Management, upon reasonable request, investment recommendations and research that Neuberger & Berman, from time to time, provides to its partners and employees for use in managing client accounts. In this manner, N&B Management expects to have available to it, in addition to research from other professional sources, the capability of the research staff of Neuberger & Berman. This staff consists of approximately fourteen investment analysts, each of whom specializes in studying one or more industries, under the supervision of the Director of Research, who is also available for consultation with N&B Management. The Sub-Advisory Agreement provides that N&B Management will pay for the services rendered by Neuberger & Berman based on the direct and indirect costs to Neuberger & Berman in connection with those services. Neuberger & Berman also serves as a sub-adviser for all of the other mutual funds managed by N&B Management.

              The Sub-Advisory Agreement continues with respect to each Portfolio for a period of two years after the date the Portfolio became subject thereto, and is renewable thereafter from year to year, subject to approval of its continuance in the same manner as the Management Agreement. The Sub-Advisory Agreement is subject to termination, without penalty, with respect to each Portfolio by the Trustees, by a 1940 Act majority vote of the outstanding interests in the Portfolio, by N&B Management, or by Neuberger & Berman on not less than 30 nor more than 60 days' written notice. The Sub-Advisory Agreement also terminates automatically with respect to each Portfolio if it is assigned or if the Management Agreement terminates with respect to that Portfolio.

              Most money managers that come to the Neuberger & Berman organization have at least fifteen years experience. Neuberger & Berman and N&B Management employ experienced professionals that work in a competitive environment.

     Investment Companies Managed
     ----------------------------
              N&B Management currently serves as investment manager of the following investment companies. As of December 31, 1995, these companies, along with three investment companies advised by Neuberger & Berman, had aggregate net assets of approximately $11.9 billion, as shown in the following list:

                                                                     Approximate
                                                                   Net Assets at
          Name                                                 December 31, 1995
          ----                                                 -----------------

     Neuberger & Berman Cash Reserves Portfolio  . . . . . . . .  $ 433,504,363
          (investment portfolio for Neuberger & Berman Cash Reserves)

     Neuberger & Berman Government Money Portfolio . . . . . . .  $ 275,569,350
          (investment portfolio for Neuberger & Berman Government Money Fund)

     Neuberger & Berman Limited Maturity Bond Portfolio  . . . .  $ 318,037,698
          (investment portfolio for Neuberger & Berman Limited Maturity Bond Fund and Neuberger & Berman Limited Maturity Bond Trust)

     Neuberger & Berman Ultra Short Bond Portfolio . . . . . . .   $102,724,936
          (investment portfolio for Neuberger & Berman Ultra Short Bond Fund and Neuberger & Berman Ultra Short Bond Trust)

     Neuberger & Berman Municipal Money Portfolio  . . . . . . .  $ 152,876,653
          (investment portfolio for Neuberger & Berman Municipal Money Fund)

     Neuberger & Berman Municipal Securities Portfolio . . . . .   $ 43,859,557
          (investment  portfolio  for Neuberger  &  Berman Municipal  Securities
          Trust)

     Neuberger & Berman New York Insured Intermediate
          Portfolio    . . . . . . . . . . . . . . . . . . .   $     11,742,945
          (investment  portfolio  for  Neuberger  &  Berman   New  York  Insured
          Intermediate Fund)

     Neuberger & Berman Focus Portfolio  . . . . . . . . . . .  $ 1,057,224,027
          (investment portfolio for Neuberger & Berman Focus Fund, Neuberger & Berman Focus Trust, and Neuberger & Berman Focus Assets)

     Neuberger & Berman Genesis Portfolio  . . . . . . . . . . .  $ 152,439,092

          (investment  portfolio  for  Neuberger  &  Berman   Genesis  Fund  and
          Neuberger & Berman Genesis Trust)

     Neuberger & Berman Guardian Portfolio . . . . . . . . .    $ 5,321,221,497
          (investment portfolio for Neuberger & Berman Guardian Fund, Neuberger & Berman Guardian Trust, and Neuberger & Berman Guardian Assets)

     Neuberger & Berman International Portfolio  . . . . . . .   $   33,320,099
          (investment portfolio for Neuberger & Berman International Fund)

     Neuberger & Berman Manhattan Portfolio  . . . . . . . . .  $   638,295,408
          (investment   portfolio  for   Neuberger  &   Berman  Manhattan  Fund,
          Neuberger & Berman Manhattan Trust, and Neuberger & Berman Manhattan Assets)

     Neuberger & Berman Partners Portfolio . . . . . . . . . .  $ 1,741,742,815
          (investment portfolio for Neuberger & Berman Partners Fund, Neuberger & Berman Partners Trust, and Neuberger & Berman Partners Assets)

     Neuberger & Berman Socially Responsive
          Portfolio    . . . . . . . . . . . . . . . . . . . .  $    115,240,931
          (investment portfolio for Neuberger & Berman Socially Responsive Fund, Neuberger & Berman Socially Responsive Trust, and Neuberger & Berman NYCDC Socially Responsive Trust)

     Advisers Managers Trust (six series)  . . . . . . . . . .  $ 1,306,566,805

              In addition, Neuberger & Berman serves as investment adviser to three investment companies, Plan Investment Fund, Inc., AHA Investment Fund, Inc., and AHA Full Maturity, with assets of $64,302,128, $99,396,468 and $26,077,793, respectively, at December 31, 1995.

              The investment decisions concerning the Portfolios and the other funds and portfolios managed by N&B Management (collectively, "Other N&B Funds") have been and will continue to be made independently of one another. In terms of their investment objectives, most of the Other N&B Funds differ from the Portfolios. Even where the investment objectives are similar, however, the methods used by the Other N&B Funds and the Portfolios to achieve their objectives may differ.

              There may be occasions when a Portfolio and one or more of the Other N&B Funds or other accounts managed by Neuberger & Berman are contemporaneously engaged in purchasing or selling the same securities from or to third parties. When this occurs, the transactions are averaged as to price and allocated as to amounts in accordance with a formula considered to be equitable to the funds involved. Although in some cases this arrangement may have a detrimental effect on the price or volume of the securities as to a Portfolio, in other cases it is believed that a Portfolio's ability to participate in volume transactions may produce better executions for it. In any case, it is the judgment of the Trustees that the desirability of the Portfolios' having their advisory arrangements with N&B Management outweighs any disadvantages that may result from contemporaneous transactions. The investment results achieved by all of the funds managed by N&B Management have varied from one another in the past and are likely to vary in the future.

     Management and Control of N&B Management
     ----------------------------------------
              The directors and officers of N&B Management, all of whom have offices at the same address as N&B Management, are Richard A. Cantor, Chairman of the Board and director; Stanley Egener, President and director; Theresa A. Havell, Vice President and director; Irwin Lainoff, director; Marvin C. Schwartz, director; Lawrence Zicklin, director; Daniel J. Sullivan, Senior Vice President; Peter E. Sundman, Senior Vice President; Michael J. Weiner, Senior Vice President; Claudia A. Brandon, Vice President; Robert Conti, Treasurer; William Cunningham, Vice
     President; Clara Del Villar, Vice President; Mark R. Goldstein, Vice President; Farha-Joyce Haboucha, Vice President; Michael M. Kassen, Vice President; Michael Lamberti, Vice President; Josephine P. Mahaney, Vice President; Lawrence Marx III, Vice President; Ellen Metzger, Vice President and Secretary; Janet W. Prindle, Vice President; Felix Rovelli, Vice President; Richard Russell, Vice President; Kent C. Simons, Vice President; Frederick B. Soule, Vice President; Judith M. Vale, Vice
     President; Thomas Wolfe, Vice President; Andrea Trachtenberg, Vice President of Marketing; Patrick T. Byrne, Assistant Vice President; Stacy Cooper-Shugrue, Assistant Vice President; Robert Cresci, Assistant Vice President; Barbara DiGiorgio, Assistant Vice President; Roberta D'Orio, Assistant Vice President; Robert I. Gendelman, Assistant Vice President; Joseph G. Galli, Assistant Vice President; Leslie Holliday-Soto, Assistant Vice President; Jody L. Irwin, Assistant Vice President; Carmen G. Martinez, Assistant Vice President; Paul Metzger, Assistant Vice President; Susan Switzer, Assistant Vice President; Susan Walsh, Assistant Vice President; and Celeste Wischerth, Assistant Vice President. Messrs. Cantor, Egener, Lainoff, Schwartz, Zicklin, Goldstein, Kassen, Marx, and Simons and Mmes. Havell and Prindle are general partners of Neuberger & Berman.

              Ms. Havell and Mr. Egener are Trustees and officers, and Messrs. Sullivan, Weiner, and Russell and Mmes. Brandon and Cooper-Shugrue are officers, of the Trust. C. Carl Randolph, a general partner of Neuberger & Berman, also is an officer of the Trust.

              All of the outstanding voting stock in N&B Management is owned by persons who are also general partners of Neuberger & Berman.

              Custodian.   Each  Portfolio has  selected  State Street  Bank and
     Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, as custodian for its securities and cash.

              Independent Auditors. Each Portfolio has selected Ernst & Young LLP as the independent auditors who will audit its financial statements. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, Massachusetts 02116.

              Legal  Counsel.     Each  Portfolio   has  selected  Kirkpatrick &
     Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036, as its legal counsel.

     Item 17.  Brokerage Allocation and Other Practices.
     --------------------------------------------------
              Purchases and sales of portfolio securities generally are transacted with issuers, underwriters, or dealers that serve as primary market-makers, who act as principals for the securities on a net basis. The Portfolios usually do not pay brokerage commissions for such purchases and sales. Instead, the price paid for newly issued securities typically includes a concession or discount paid by the issuer to the underwriter, and the prices quoted by market-makers reflect a spread between the bid and the asked prices from which the dealer derives a profit.

              In purchasing and selling portfolio securities other than as described above (for example, in the secondary market), each Portfolio seeks to obtain best execution at the most favorable prices through responsible broker-dealers and, in the case of agency transactions, at competitive commission rates. In selecting broker-dealers to execute transactions, N&B Management considers such factors as the price of the security, the rate of commission, the size and difficulty of the order, and the reliability, integrity, financial condition, and general execution and operational capabilities of competing broker-dealers. N&B Management also may consider the brokerage and research services that broker-dealers provide to the Portfolio or N&B Management. Under certain conditions, a Portfolio may pay higher brokerage commissions in return for brokerage and research services, although no Portfolio has a current arrangement to do so. In any case, each Portfolio may effect principal transactions with a dealer who furnishes research services, designate any dealer to receive selling concessions, discounts, or other allowances, or otherwise deal with any dealer in connection with the acquisition of securities in underwritings.

              During the fiscal year ended October 31, 1995, Neuberger & Berman Ultra Short Bond Portfolio acquired securities of the following "regular brokers or dealers" (as defined in the 1940 Act): Canadian Imperial Bank of Commerce, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Inc., and Morgan Stanley & Co. Inc. At October 31, 1995, that Portfolio held none of the securities of its "regular brokers or dealers."

              During the fiscal year ended October 31, 1995, Neuberger & Berman Limited Maturity Bond Portfolio acquired securities of the following "regular brokers or dealers": Canadian Imperial Bank of Commerce. At October 31, 1995, that Portfolio held none of the securities of its "regular brokers or dealers."

              During the fiscal year ended October 31, 1995, Neuberger & Berman Cash Reserves Portfolio acquired securities of the following "regular brokers or dealers": Canadian Imperial Bank of Commerce, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Inc.; at October 31, 1995, that Portfolio held the securities of its "regular brokers or dealers" with an aggregate value as follows: Goldman Sachs & Co.: $5,862,022 and Morgan Stanley & Co. Inc.:
     $5,931,360.

              During the fiscal year ended October 31, 1995, Neuberger & Berman Government Money, Neuberger & Berman Municipal Money, Neuberger & Berman Municipal Securities, and Neuberger & Berman New York Insured Intermediate Portfolios acquired none of the securities of their "regular brokers or dealers." At October 31, 1995, these Portfolios held none of the securities of their "regular brokers or dealers."

              No affiliate of any Portfolio receives give-ups or reciprocal business in connection with its portfolio transactions. No Portfolio effects transactions with or through broker-dealers in accordance with any formula or for selling shares of any investment company that invests in the Portfolio. However, broker-dealers who effect or execute portfolio transactions may from time to time effect purchases of shares of investment companies that invest in a Portfolio for their customers. The 1940 Act generally prohibits Neuberger & Berman from acting as principal in the purchase or sale of securities for a Portfolio's account unless an appropriate exemption is available.


     Item 18.  Capital Stock and Other Securities.
     --------------------------------------------
              Each investor in  a Portfolio is entitled to  a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of the selection of auditors, as provided by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio).

              The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a 1940 Act majority vote. A Portfolio may be terminated
     (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors, or (2) by the Trustees on written notice to the Portfolio's investors.

              The  Trust is organized as a trust  under the laws of the State of
     New York. Investors in a Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

              The Declaration of Trust further provides that obligations of a Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act; however, nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

              Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

     Item 19.  Purchase, Redemption and Pricing of Securities.
     --------------------------------------------------------
              Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Items 4, 7, and 8 in Part A.

              Each of Neuberger & Berman Government Money Portfolio, Neuberger & Berman Cash Reserves Portfolio, and Neuberger & Berman Municipal Money Portfolio relies on Rule 2a-7 under the 1940 Act to use the amortized cost method of valuation to stabilize the purchase and withdrawal price of investors' interests. This method involves valuing portfolio securities at their cost at the time of purchase and thereafter assuming a constant amortization (or accretion) to maturity of any premium (or discount), regardless of the impact of interest rate fluctuations on the market value of the securities. Although reliance on Rule 2a-7 should enable investment companies that invest in these Portfolios to maintain a stable $1.00 share price, there can be no assurance they will be able to do so. An investment in such investment companies, as in any mutual fund, is neither insured nor guaranteed by the U.S. Government.

              Futures Contracts are marked to market daily, and options thereon are valued at their latest sale price on the applicable exchange prior to pricing. If, for any such option, there is no sale on that day prior to pricing, it is valued at its bid price at that time; except that, if N&B Management believes that bid price does not accurately reflect the option's value at the time of pricing, it is valued at fair value, as determined in accordance with procedures approved by the Trustees. All other securities and assets, including illiquid securities, are valued in good faith in a manner designed to reflect their fair value, in accordance with procedures approved by the Trustees.

     Item 20.  Tax Status.
     --------------------
              The Portfolios (except Neuberger & Berman New York Insured Intermediate Portfolio) have received a ruling from the Internal Revenue Service ("Service") to the effect that, among other things, each Portfolio will be treated as a separate partnership for federal income tax purposes and will not be a "publicly traded partnership." Although this ruling may not be relied on as precedent by Neuberger & Berman New York Insured Intermediate Portfolio, N&B Management believes the reasoning thereof and, hence, this conclusion apply to that Portfolio as well. As a result, no Portfolio is subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also is not subject to Delaware or New York income or franchise tax.

              Because each investor in a Portfolio that intends to qualify as a RIC for federal income tax purposes ("RIC investor") is deemed to own a proportionate share of the Portfolio's assets and income for purposes of determining whether the investor satisfies the requirements to so qualify, each Portfolio intends to continue to conduct its operations so that its RIC investors will continue to be able to satisfy such requirements.

              Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to a Portfolio. An investor's basis for its interest in a Portfolio generally equals the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by
     (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Port-folio's losses.

              Dividends and interest received by a Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on its securities. Tax treaties between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

              The  use of  hedging  strategies, such  as writing  (selling)  and
     purchasing  Futures  Contracts  and  options  and   entering  into  Forward

     Contracts, by Neuberger & Berman Ultra Short Bond Portfolio, Neuberger & Berman Limited Maturity Bond Portfolio, Neuberger & Berman Municipal Securities Portfolio and Neuberger & Berman New York Insured Intermediate Portfolio ("Hedging Portfolios") involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Hedging Portfolios realize in connection therewith. For Neuberger & Berman Limited Maturity Bond Portfolio, income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and, for each Hedging Portfolio, income from transactions in Hedging Instruments derived by the Portfolio with respect to its business of investing in securities or (except for Neuberger & Berman Municipal Securities and Neuberger & Berman New York Insured Intermediate Portfolios) foreign currencies, will qualify as permissible income for the Portfolio's RIC investors under a requirement applicable to RICs regarding permissible sources of income. However, for certain of the Portfolio's RIC investors, income from the disposition by a Hedging Portfolio of Hedging Instruments (other than those on foreign currencies) will be subject to a limit on income that may be derived by a RIC from certain short-term investments ("Short-Short Limitation") if they are held for less than three months. Income from the disposition of foreign currencies, and Hedging Instruments on foreign currencies, that are not directly related to a Portfolio's principal business of investing in securities (or options and Futures with respect thereto) also will be subject to the Short-Short Limitation if they are held for less than three months.

              If a Hedging Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether the Portfolio's RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. Each Hedging Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent a Portfolio does not so qualify, it may be forced to defer the closing out of certain Hedging Instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

              Exchange-traded Futures Contracts and listed options thereon constitute "Section 1256 contracts." Section 1256 contracts are required to be marked to market (that is, treated as having been sold at market value) at the end of a Portfolio's taxable year. Sixty percent of any gain or loss recognized as a result of these "deemed sales," and 60% of any net realized gain or loss from any actual sales, of Section 1256 contracts are treated as long-term capital gain or loss, and the remainder is treated as short-term capital gain or loss.

              Neuberger & Berman Limited Maturity Bond Portfolio, Neuberger & Berman Municipal Securities Portfolio, Neuberger & Berman Municipal Money Portfolio, and Neuberger & Berman New York Insured Intermediate Portfolio each may invest in municipal bonds that are purchased with market discount (that is, at a price less than the bond's principal amount or, in the case of a bond that was issued with original issue discount ("OID"), a price less than the amount of the issue price plus accrued OID) ("municipal market discount bonds"). If a bond's market discount is less than the product of (1) 0.25% of the redemption price at maturity times (2) the number of complete years to maturity after the taxpayer acquired the bond, then no market discount is considered to exist. Gain on the disposition of a municipal market discount bond purchased by the Portfolio (other than a bond with a fixed maturity date within one year from its issuance), gen-erally is treated as ordinary (taxable) income, rather than capital gain, to the extent of the bond's accrued market discount at the time of disposition. Market discount on such a bond generally is accrued ratably, on a daily basis, over the period from the acquisition date to the date of maturity. In lieu of treating the disposition gain as above, each of these Portfolios may elect to include market discount in its gross income currently, for each taxable year to which it is attributable.

              Each Portfolio may acquire zero coupon or other securities issued with OID. As a holder of those securities, each Portfolio (and, through it, its investors) must take into account the OID that accrues on the securities during the taxable year, even if it receives no corresponding payment on the securities during the year. Because each RIC investor in a Portfolio annually must distribute substantially all of its income
     (including its share of the Portfolio's accrued OID) to satisfy the Distribution Requirement and to avoid imposition of the excise tax, a RIC investor may be required in a particular year to distribute as a dividend an amount that is greater than its proportionate share of the total amount of cash the Portfolio actually receives. Those distributions will be made from the RIC investor's (or its proportionate share of the Portfolio's) cash assets or, if necessary, from the proceeds of sales of that Portfolio's securities. A Portfolio may realize capital gains or losses from those sales, which would increase or decrease a RIC investor's investment company taxable income and/or net capital gain (the excess of net long-term capital gain over net short-term capital loss). In addition, any such gains may be realized on the disposition of securities held for less than three months. Because of the Short-Short Limitation, any such gains would reduce a Portfolio's ability to sell other securities, or certain Hedging Instruments, held for less than three months that it might wish to sell in the ordinary course of its portfolio management.

     Item 21. Underwriters.
     ---------------------
              N&B Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Portfolios' investment manager, serves as the Trust's placement agent. N&B Management receives no compensation for such placement agent services.

     Item 22.  Calculations of Performance Data.
     ------------------------------------------
              Not applicable.

     Item 23.  Financial Statements.
     ------------------------------
              Audited financial statements for the Portfolios for the fiscal year ended October 31, 1995, and the reports of Ernst & Young LLP, independent auditors, with respect to such financial statements are incorporated by reference to the Annual Reports to Shareholders of Neuberger & Berman Income Funds for the period ended October 31, 1995.

                                INCOME MANAGERS TRUST

                                       PART C

                                  OTHER INFORMATION

     Item 24.  Financial Statements and Exhibits
     -------------------------------------------
     (a)      Financial Statements

              Audited financial statements of the following seven series of Income Managers Trust, Neuberger & Berman Government Money Portfolio, Neuberger & Berman Cash Reserves Portfolio, Neuberger & Berman Ultra Short Bond Portfolio, Neuberger & Berman Limited Maturity Bond Portfolio, Neuberger & Berman Municipal Money Portfolio, Neuberger & Berman Municipal Securities Portfolio, and Neuberger & Berman New York Insured Intermediate
              Portfolio, are incorporated into Part B by reference to the Annual Reports to Shareholders of Neuberger & Berman Income Funds, File Nos. 2-85229 and 811-3802, Edgar Accession Nos. 0000898432-95-000451 and 0000898432-95-000452.

     (b)      Exhibits:

                      Exhibit
                      Number               Description
                      -------              -----------

                      (1)              (a)      Declaration  of Trust  of Income
                                                Managers Trust.  Filed herewith.

                                       (b)      Schedule A -  Current Series  of
                                                Income  Managers  Trust.   Filed
                                                herewith.

                      (2)              By-Laws of Income Managers Trust.   Filed
                                       herewith.

                      (3)              Voting Trust Agreement.  None.

                      (4)              Specimen Share Certificate.  None.

                      (5)              (a)(i)   Management   Agreement   Between
                                                Income   Managers    Trust   and
                                                Neuberger &   Berman  Management
                                                Incorporated.   Incorporated  by
                                                Reference    to   Post-Effective
                                                Amendment No. 21 to Registration
                                                Statement of  Neuberger & Berman
                                                Income Funds,  File Nos. 2-85229
                                                and  811-3802,  Edgar  Accession
                                                No. 0000898432-96-000117.

                                          (ii)  Schedule A  - Series  of  Income
                                                Managers Trust Currently Subject
                                                to  the   Management  Agreement.
                                                Incorporated  by  Reference   to
                                                Post-Effective Amendment  No. 21
                                                to  Registration   Statement  of
                                                Neuberger & Berman Income Funds,
                                                File Nos.  2-85229 and 811-3802,
                                                Edgar Accession  No. 0000898432-
                                                96-000117.

                                          (iii)         Schedule  B  -  Schedule
                                                        of  Compensation   Under
                                                        the           Management
                                                        A g r e e m e n t .
                                                        Incorporated          by
                                                        Reference    to    Post-
                                                        Effective Amendment  No.
                                                        21    to    Registration
                                                        Statement  of  Neuberger
                                                        &  Berman Income  Funds,
                                                        File  Nos.  2-85229  and
                                                        811-3802,          Edgar
                                                        Accession            No.
                                                        0000898432-96-000117.

                                       (b)(i)   Sub-Advisory  Agreement  Between
                                                Neuberger  &  Berman  Management
                                                Incorporated   and   Neuberger &
                                                Berman,  L.P.  with  Respect  to
                                                Income      Managers      Trust.
                                                Incorporated  by   Reference  to
                                                Post-Effective Amendment  No. 21
                                                to  Registration  Statement   of
                                                Neuberger & Berman Income Funds,
                                                File Nos.  2-85229 and 811-3802,
                                                Edgar Accession No.  0000898432-
                                                96-000117.

                                          (ii)  Schedule A  - Series  of  Income
                                                Managers Trust Currently Subject
                                                to  the  Sub-Advisory Agreement.
                                                Incorporated  by  Reference   to
                                                Post-Effective Amendment  No. 21
                                                to  Registration   Statement  of
                                                Neuberger & Berman Income Funds,
                                                File Nos.  2-85229 and 811-3802,
                                                Edgar Accession  No. 0000898432-
                                                96-000117.

                      (6)              Distribution Agreement.  None.

                      (7)              Bonus,  Profit Sharing  or Pension Plans.
                                       None.

                      (8)              (a)      Custodian    Contract    Between
                                                Income Managers  Trust and State
                                                Street  Bank and  Trust Company.
                                                Filed herewith.

                                       (b)      Schedule  A  - Approved  Foreign
                                                Banking     Institutions     and
                                                Securities   Depositories  Under
                                                the      Custodian     Contract.
                                                Incorporated  by  Reference   to
                                                Post-Effective Amendment  No. 21
                                                to  Registration   Statement  of
                                                Neuberger & Berman Income Funds,
                                                File Nos.  2-85229 and 811-3802,
                                                Edgar Accession  No. 0000898432-
                                                96-000117.

                      (9) Form of Transfer Agency Agreement Between Income Managers Trust and State Street Bank and Trust Company. To be Filed by Amendment.

                      (10) Opinion and Consent of Kirkpatrick & Lockhart on Securities Matters. None.

                      (11)     Opinions,   Appraisals,  Rulings   and  Consents:
                               Consent of Independent Auditors.  None.

                      (12)     Financial  Statements  Omitted  from  Prospectus.
                               None.

                      (13)     Letter of Investment Intent.  None.

                      (14)     Prototype Retirement Plan.  None.

                      (15)     Plan pursuant to Rule 12b-1.  None.

                      (16)     Schedule    of    Computation   of    Performance
                               Quotations.  None.

                      (17)     Financial Data Schedule.  Filed herewith.

                      (18)     Plan pursuant to Rule 18f-3.  None.

     Item 25.  Persons Controlled By or Under Common Control with Registrant
     -----------------------------------------------------------------------
              No person is controlled by or under common control with the Registrant.

     Item 26.  Number of Holders of Securities
     -----------------------------------------
              The following information is given as of February 28, 1996.


                                                                         Number
     of
              Title of Class                                             Record
     Holders
              --------------                                             ------
     --------
              Neuberger & Berman Government Money Portfolio              3
              Neuberger & Berman Cash Reserves Portfolio                 3
              Neuberger & Berman Ultra Short Bond Portfolio              4
              Neuberger & Berman Limited Maturity Bond Portfolio         4
              Neuberger & Berman Municipal Money Portfolio               3
              Neuberger & Berman Municipal Securities Portfolio          3
              Neuberger & Berman New York Insured Intermediate Portfolio 3

     Item 27.  Indemnification
     -------------------------
              A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such

     Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the Trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or
     (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

              Pursuant to Article V Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution inter se in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

              Section 9 of the Management Agreement between the Registrant and Neuberger & Berman Management Incorporated ("N&B Management") provides that neither N&B Management nor any director, officer or employee of N&B Management performing services for the series of the Registrant at the direction or request of N&B Management in connection with N&B Management's discharge of its obligations under the agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the agreement relates; provided, that nothing in the agreement shall be construed (i) to protect N&B Management against any liability to the Registrant or any series thereof or its holders to which N&B Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of N&B Management's duties, or by reason of N&B Management's reckless disregard of its obligations and duties under the agreement, or
     (ii) to protect any director, officer or employee of N&B Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

              Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger & Berman, L.P. ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any series of the Registrant or its security holders in connection with the matters to which the agreement relates.

              Insofar  as  indemnification  for  liabilities  arising under  the
     Securities Act of 1933, as amended (the "1933 Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     Item 28.         Business and  Other Connections of Investment  Manager and
                      Sub-Adviser

              There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of N&B Management and each partner of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.

       NAME                                      BUSINESS AND OTHER CONNECTIONS
       ----                                      ------------------------------

       Claudia A. Brandon                        Secretary, Neuberger & Berman Advisers Management Trust
       Vice President, N&B                       (Delaware business trust); Secretary, Advisers Managers
       Management                                Trust; Secretary, Neuberger & Berman Advisers Management
                                                 Trust (Massachusetts business trust) (1); Secretary,
                                                 Neuberger & Berman Income Funds; Secretary, Neuberger &
                                                 Berman Income Trust; Secretary, Neuberger & Berman
                                                 Equity Funds; Secretary, Neuberger & Berman Equity
                                                 Trust; Secretary, Income Managers Trust; Secretary,
                                                 Equity Managers Trust; Secretary, Global Managers Trust;
                                                 Secretary, Neuberger & Berman Equity Assets.
       Stacy Cooper-Shugrue                      Assistant Secretary, Neuberger & Berman Advisers
       Assistant Vice President,                 Management Trust (Delaware business trust); Assistant
       N&B Management                            Secretary, Advisers Managers Trust; Assistant Secretary,
                                                 Neuberger & Berman Advisers Management Trust
                                                 (Massachusetts business trust) (1); Assistant Secretary,
                                                 Neuberger & Berman Income Funds; Assistant Secretary,
                                                 Neuberger & Berman Income Trust; Assistant Secretary,
                                                 Neuberger & Berman Equity Funds; Assistant Secretary,
                                                 Neuberger & Berman Equity Trust; Assistant Secretary,
                                                 Income Managers Trust; Assistant Secretary, Equity
                                                 Managers Trust; Assistant Secretary, Global Managers
                                                 Trust; Assistant Secretary, Neuberger & Berman Equity
                                                 Assets.

       Robert Cresci                             Assistant Portfolio Manager, BNP-N&B Global Asset
       Assistant Vice President,                 Management L.P. (joint venture of Neuberger & Berman and
       N&B Management                            Banque Nationale de Paris) (2); Assistant Portfolio
                                                 Manager, Vontobel (Swiss bank) (3).









                                         C-7






       NAME                                      BUSINESS AND OTHER CONNECTIONS
       ----                                      ------------------------------

       Stanley Egener                            Chairman of the Board and Trustee, Neuberger & Berman
       President and Director,                   Advisers Management Trust (Delaware business trust);
       N&B Management; General Partner,          Chairman of the Board and Trustee, Advisers Managers
       Neuberger & Berman                        Trust; Chairman of the Board and Trustee, Neuberger &
                                                 Berman Advisers Management Trust (Massachusetts business
                                                 trust) (1); Chairman of the Board and Trustee,
                                                 Neuberger & Berman Income Funds; Chairman of the Board
                                                 and Trustee, Neuberger & Berman Income Trust; Chairman
                                                 of the Board and Trustee, Neuberger & Berman Equity
                                                 Funds; Chairman of the Board and Trustee, Neuberger &
                                                 Berman Equity Trust; Chairman of the Board and Trustee,
                                                 Income Managers Trust; Chairman of the Board and
                                                 Trustee, Equity Managers Trust; Chairman of the Board
                                                 and Trustee, Global Managers Trust; Chairman of the
                                                 Board and Trustee, Neuberger & Berman Equity Assets.
       Theodore P. Giuliano                      Executive Vice President and Trustee, Neuberger & Berman
       Vice President, N&B Management (4);       Income Funds (5); Executive Vice President and Trustee,
       General Partner, Neuberger & Berman       Neuberger & Berman Income Trust (5); Executive Vice
                                                 President and Trustee, Income Managers Trust (5).

       Theresa A. Havell                         President and Trustee, Neuberger & Berman Income Funds;
       Vice President and                        President and Trustee, Neuberger & Berman Income Trust;
       Director, N&B Management;                 President and Trustee, Income Managers Trust.
       General Partner, Neuberger & Berman

       C. Carl Randolph                          Assistant Secretary, Neuberger & Berman Advisers
       General Partner, Neuberger & Berman       Management Trust (Delaware business trust); Assistant
                                                 Secretary, Advisers Managers Trust; Assistant Secretary,
                                                 Neuberger & Berman Advisers Management Trust
                                                 (Massachusetts business trust) (1); Assistant Secretary,
                                                 Neuberger & Berman Income Funds; Assistant Secretary,
                                                 Neuberger & Berman Income Trust; Assistant Secretary,
                                                 Neuberger & Berman Equity Funds; Assistant Secretary,
                                                 Neuberger & Berman Equity Trust; Assistant Secretary,
                                                 Income Managers Trust; Assistant Secretary, Equity
                                                 Managers Trust; Assistant Secretary, Global Managers
                                                 Trust; Assistant Secretary, Neuberger & Berman Equity
                                                 Assets.
       Felix Rovelli                             Senior Vice President-Senior Equity Portfolio Manager,
       Vice President,                           BNP-N&B Global Asset Management L.P. (joint venture of
       N&B Management                            Neuberger & Berman and Banque Nationale de Paris) (2);
                                                 Portfolio Manager, Vontobel (Swiss bank) (6).








                                         C-8






       NAME                                      BUSINESS AND OTHER CONNECTIONS
       ----                                      ------------------------------

       Richard Russell                           Treasurer, Neuberger & Berman Advisers Management Trust
       Vice President,                           (Delaware business trust); Treasurer, Advisers Managers
       N&B Management                            Trust; Treasurer, Neuberger & Berman Advisers Management
                                                 Trust (Massachusetts business trust) (1); Treasurer,
                                                 Neuberger & Berman Income Funds; Treasurer, Neuberger &
                                                 Berman Income Trust; Treasurer, Neuberger & Berman
                                                 Equity Funds; Treasurer, Neuberger & Berman Equity
                                                 Trust; Treasurer, Income Managers Trust; Treasurer,
                                                 Equity Managers Trust; Treasurer, Global Managers Trust;
                                                 Treasurer, Neuberger & Berman Equity Assets.
       Susan Switzer                             Portfolio Manager, Mitchell Hutchins Asset Management
       Assistant Vice President,                 Inc. (7).
       N&B Management

       Daniel J. Sullivan                        Vice President, Neuberger & Berman Advisers Management
       Senior Vice President, N&B Management     Trust (Delaware business trust); Vice President,
                                                 Advisers Managers Trust; Vice President, Neuberger &
                                                 Berman Advisers Management Trust (Massachusetts business
                                                 trust) (1); Vice President, Neuberger & Berman Income
                                                 Funds; Vice President, Neuberger & Berman Income Trust;
                                                 Vice President, Neuberger & Berman Equity Funds; Vice
                                                 President, Neuberger & Berman Equity Trust; Vice
                                                 President, Income Managers Trust; Vice President, Equity
                                                 Managers Trust; Vice President, Global Managers Trust;
                                                 Vice President, Neuberger & Berman Equity Assets.

       Michael J. Weiner                         Vice President, Neuberger & Berman Advisers Management
       Senior Vice President, N&B Management     Trust (Delaware business trust); Vice President,
                                                 Advisers Managers Trust; Vice President, Neuberger &
                                                 Berman Advisers Management Trust (Massachusetts business
                                                 trust) (1); Vice President, Neuberger & Berman Income
                                                 Funds; Vice President, Neuberger & Berman Income Trust;
                                                 Vice President, Neuberger & Berman Equity Funds; Vice
                                                 President, Neuberger & Berman Equity Trust; Vice
                                                 President, Income Managers Trust; Vice President, Equity
                                                 Managers Trust; Vice President, Global Managers Trust;
                                                 Vice President, Neuberger & Berman Equity Assets.
       Lawrence Zicklin                          President and Trustee, Neuberger & Berman Advisers
       Director, N&B Management;                 Management Trust (Delaware business trust); President
       General Partner, Neuberger & Berman       and Trustee, Advisers Managers Trust; President and
                                                 Trustee, Neuberger & Berman Advisers Management Trust
                                                 (Massachusetts business trust) (1); President and
                                                 Trustee, Neuberger & Berman Equity Funds; President and
                                                 Trustee, Neuberger & Berman Equity Trust; President and
                                                 Trustee, Equity Managers Trust; President, Global
                                                 Managers Trust; President and Trustee, Neuberger &
                                                 Berman Equity Assets.

              The principal address of N&B Management, Neuberger & Berman, BNP-N&B Global Asset Management L.P. and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158. Other addresses to be provided by amendment.
     __________________

     (1)      Until April 30, 1995.
     (2)      Until October 31, 1995.
     (3)      Until May 1994.
     (4)      Until November 4, 1994.
     (5)      Until June 22, 1994.
     (6)      Until April 1994.
     (7)      Until 1994.

     Item 29.  Principal Underwriters
     --------------------------------
              Not Applicable.

     Item 30.  Location of Accounts and Records
     ------------------------------------------
              All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Declaration of Trust and By-laws, minutes of meetings of the Registrant's Trustees and investors and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158.

     Item 31.  Management Services
     -----------------------------
              Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

     Item 32.  Undertakings
     ----------------------
              None.

                                     SIGNATURES


              Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 4 to its
     Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York on the 28th day of February, 1996.

                                           INCOME MANAGERS TRUST

                                           By /s/ Theresa  A. Havell
                                              -------------------------
                                                  Theresa A. Havell
                                                  President

                                                            INCOME MANAGERS TRUST
                                                     REGISTRATION STATEMENT ON FORM N-1A

                                                              INDEX TO EXHIBITS
       Exhibit                                                                               Sequentially
       Number                                      Description                               Numbered Pages
       -------                                     -----------                               --------------

            (1)         (a)     Declaration of Trust of Income Managers Trust.  Filed                 ____
                                herewith.

                        (b)     Schedule A - Current Series of Income Managers Trust.                 ____
                                Filed herewith.
            (2)         By-Laws of Income Managers Trust.  Filed herewith.                            ____

            (3)         Voting Trust Agreement.  None.                                                N.A.

            (4)         Specimen Share Certificate.  None.                                            N.A.
            (5)         (a)     (i)      Management Agreement Between Income Managers                 N.A.
                                         Trust and Neuberger & Berman Management
                                         Incorporated.  Incorporated by Reference to Post-
                                         Effective Amendment No. 21 to Registration
                                         Statement of Neuberger & Berman Income Funds,
                                         File Nos. 2-85229 and 811-3802, Edgar Accession
                                         No. 0000898432-96-000117.

                                (ii)     Schedule A - Series of Income Managers Trust                 N.A.
                                         Currently Subject to the Management Agreement.
                                         Incorporated by Reference to Post-Effective
                                         Amendment No. 21 to Registration Statement of
                                         Neuberger & Berman Income Funds, File Nos.
                                         2-85229 and 811-3802, Edgar Accession No.
                                         0000898432-96-000117.
                                (iii)    Schedule B - Schedule of Compensation Under the              N.A.
                                         Management Agreement.  Incorporated by Reference
                                         to Post-Effective Amendment No. 21 to
                                         Registration Statement of Neuberger & Berman
                                         Income Funds, File Nos. 2-85229 and 811-3802,
                                         Edgar Accession No. 0000898432-96-000117.

                        (b)     (i)      Sub-Advisory Agreement Between Neuberger & Berman            N.A.
                                         Management Incorporated and Neuberger & Berman,
                                         L.P. with Respect to Income Managers Trust.
                                         Incorporated by Reference to Post-Effective
                                         Amendment No. 21 to Registration Statement of
                                         Neuberger & Berman Income Funds, File Nos. 2-
                                         85229 and 811-3802, Edgar Accession No.
                                         0000898432-96-000117.


                                         C-12






       Exhibit                                                                               Sequentially
       Number                                      Description                               Numbered Pages
       -------                                     -----------                               --------------

                                (ii)     Schedule A - Series of Income Managers Trust                 N.A.
                                         Currently Subject to the Sub-Advisory Agreement.
                                         Incorporated by Reference to Post-Effective
                                         Amendment No. 21 to Registration Statement of
                                         Neuberger & Berman Income Funds, File Nos. 2-
                                         85229 and 811-3802, Edgar Accession No.
                                         0000898432-96-000117.
            (6)         Distribution Agreement.  None.                                                N.A.

            (7)         Bonus, Profit Sharing or Pension Plans.  None.                                N.A.

            (8)         (a)     Custodian Contract Between Income Managers Trust and                  ____
                                State Street Bank and Trust Company.  Filed herewith.

                        (b)     Schedule A - Approved Foreign Banking Institutions and
                                Securities Depositories Under the Custodian Contract.                 N.A.
                                Incorporated by Reference to Post-Effective Amendment No.
                                21 to Registration Statement of Neuberger & Berman Income
                                Funds, File Nos. 2-85229 and 811-3802, Edgar Accession
                                No. 0000898432-96-000117.
            (9)         Form of Transfer Agency Agreement Between Income Managers Trust               N.A.
                        and State Street Bank and Trust Company.  To be Filed by
                        Amendment.

            (10)        Opinion and Consent of Kirkpatrick & Lockhart on Securities                   N.A.
                        Matters.  None.
            (11)        Opinions, Appraisals, Rulings and Consents:  Consent of                       N.A.
                        Independent Auditors.  None.

            (12)        Financial Statements Omitted from Prospectus.  None.                          N.A.

            (13)        Letter of Investment Intent.  None.                                           N.A.
            (14)        Prototype Retirement Plan.  None.                                             N.A.

            (15)        Plan pursuant to Rule 12b-1.  None.                                           N.A.
            (16)        Schedule of Computation of Performance Quotations.  None.                     N.A.

            (17)        Financial Data Schedule.  Filed herewith.                                     ____

            (18)        Plan pursuant to Rule 18f-3.  None.                                           N.A.